UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Soliciting Material Pursuant to §240.14a-12

APOLLO MEDICAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

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1668 South Garfield Avenue, 2nd Floor
Alhambra, CA 91801
July 31, 2019
To the Stockholders of Apollo Medical Holdings, Inc.:
You are cordially invited to attend the Special Meeting of Stockholders of Apollo Medical Holdings, Inc., a Delaware corporation (“ApolloMed”), which will be held at 10:00 a.m., Pacific Daylight Time, on August 27, 2019, in the Ballroom on the third floor of our corporate headquarters, located at 1668 South Garfield Avenue, Alhambra, California, unless postponed or adjourned to a later date. This is an important meeting that affects your investment in ApolloMed.
On May 10, 2019, ApolloMed, Allied Physicians of California, a Professional Medical Corporation (“APC”) and a newly-created professional corporation, AP-AMH Medical Corporation (“AP-AMH”), entered into a series of interrelated transactions that we refer to as the “APC Transactions.” Pursuant to the APC Transactions, ApolloMed has agreed to loan $545,000,000 to AP-AMH (the “AP-AMH Loan”), which AP-AMH will use to purchase 1,000,000 shares of Series A Preferred Stock of APC. ApolloMed will acquire the AP-AMH Loan funds by (i) entering into a $250,000,000 senior secured credit facility from a commercial bank and immediately drawing down $245,000,000 in cash and (ii) by selling $300,000,000 shares of ApolloMed common stock to APC in a separate, but interrelated, purchase that will be offset against $300,000,000 of AP-AMH’s purchase price for its APC Preferred Stock. The $245,000,000 in cash from the credit facility that ApolloMed will pay to APC on behalf of AP-AMH is the only cash that will flow among the parties at the concurrent closings of the APC Transactions. Thereafter, the APC Preferred Stock will pay a quarterly mandatory cumulative preferred dividend based upon APC’s healthcare services business following the concurrent closings. AP-AMH will use the quarterly distributions from the APC Series A dividend to pay us interest on the loan, the quarterly license fee and the management fee.
Why is ApolloMed participating in the APC Transactions? As discussed in greater detail in the accompanying proxy statement, the APC Transactions have been structured primarily for ApolloMed’s benefit in an effort to enhance stockholder value. Since the merger of ApolloMed and Network Medical Management, Inc (“NMM”) in December 2017, top-line revenue and net income on our consolidated statements of income have included revenue and net income of APC because APC is our variable interest entity. However, because ApolloMed does not own any shares of APC, the operating results of APC are considered “noncontrolling interests” of ApolloMed; therefore, we back out APC’s net income before calculating earnings and earnings per share. This exclusion has had a material impact on our bottom-line results as it relates to net income attributable to ApolloMed. The APC Transactions will result in a fundamental change in the character of APC’s healthcare services net income and how it is ultimately reflected on ApolloMed’s consolidated statements of income. We believe that that this change will be in the best interests of our company and our stockholders over time.
ApolloMed is holding the Special Meeting in order to obtain the stockholder approvals necessary to complete the APC Transactions. At the Special Meeting, we will ask our stockholders to approve (i) making the loan to AP-AMH; (ii) the issuance of ApolloMed common stock to APC; and (iii) adjourning the Special Meeting, if necessary, to solicit additional votes in favor of either or both of the substantive proposals. There are many conditions that must be satisfied in order for the APC Transactions to close, but without your approval of the two substantive proposals coming before the Special Meeting, the APC Transactions will not close.
After considering the recommendations of a special committee of independent directors established by the ApolloMed Board of Directors for the purpose of negotiating and evaluating the APC Transactions, ApolloMed’s Board has approved the APC Transactions as a whole and the proposals referred to above and has determined that they are in the best interests of ApolloMed’s stockholders. Accordingly, ApolloMed’s Board of Directors recommends that our stockholders vote FOR each of the proposals.

Your vote is very important, regardless of the number of shares you own.   Whether or not you expect to attend the Special Meeting in person, please vote your shares, either on the Internet, by telephone or by dating, signing and promptly returning the accompanying physical proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Special Meeting. More specific instructions are included on the proxy card and described in the proxy statement.
More information about ApolloMed and the APC Transactions is contained in this proxy statement. ApolloMed urges you to read the accompanying proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 67.
ApolloMed thanks you for your consideration and continued support.
Very truly yours,

Mitchell W. Kitayama
Chairman of the Independent Committee of the Board of Directors

1668 South Garfield Avenue, 2nd Floor
Alhambra, CA 91801
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 27, 2019
To the Stockholders of Apollo Medical Holdings, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Apollo Medical Holdings, Inc. (“ApolloMed,” the “Company,” “we,” “our,” or “us”) will be held in the Ballroom at the Company’s corporate headquarters located at 1668 South Garfield Avenue, Third Floor, Alhambra, CA 91801, at 10:00 a.m., Pacific Daylight Time, on August 27, 2019. At the Special Meeting, we will ask you to consider the following proposals:
Proposal No. 1 — To consider and vote upon a proposal to approve the Company making a loan of $545,000,000 to AP-AMH Medical Corporation, a Professional Medical Corporation (“AP-AMH”), pursuant to that certain Loan Agreement dated May 10, 2019, the proceeds of which AP-AMH will use to purchase 1,000,000 shares of Series A Preferred Stock of APC. We refer to this proposal as the “AP-AMH Loan Proposal.”
Proposal No. 2 — To consider and vote upon a proposal to approve the issuance of 15,015,015 shares of the Company’s common stock to Allied Physicians of California, a California Professional Medical Corporation (“APC”), pursuant to that certain Stock Purchase Agreement dated May 10, 2019, for the purposes of complying with Nasdaq Marketplace Rule 5635(b) pertaining to a change in control. We refer to this proposal as the “APC Stock Issuance Proposal.”
Proposal No. 3 — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the APC Stock Issuance Proposal and the AP-AMH Loan Proposal. We refer to this proposal as the “Adjournment Proposal.”
The substance of these matters and related information are more fully described in the proxy statement accompanying this Notice.
No other business may be conducted at the Special Meeting except as required by law.
Any action on the business described above may be considered at the time and on the date specified above or at any other time and date to which the Special Meeting may be properly adjourned or postponed.
Holders of record of the Company’s common stock at the close of business on July 18, 2019 (the “Record Date”), other than APC, its officers, directors and other affiliates who own the Company’s common stock, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. In accordance with Delaware law, if necessary to obtain a quorum or to obtain additional votes needed to win approval for either the AP-AMH Loan Proposal or the APC Stock Issuance Proposal, the Company will adjourn the Special Meeting. At the adjourned meeting, the Company will be permitted to transact any business that might have been transacted at the original meeting. A new notice will not be required if the adjourned meeting is convened within 30 days of the initial meeting date. If the adjournment is for more than 30 days, the Company will give notice of the adjourned meeting to each stockholder of record entitled to vote at the reconvened meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

The Board of Directors recommends that all stockholders consent to Proposal Nos. 1 and 2 (and Proposal No. 3, if needed), and submit your proxy card by one of the methods set forth in the proxy card that accompanies the proxy statement. If you sign and send in the proxy card but do not indicate how you want to vote as to the proposals, your proxy will be treated as consent “FOR” the AP-AMH Loan Proposal, the APC Stock Issuance Proposal and the Adjournment Proposal.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE SUBMITTED IN ORDER FOR ALL OF YOUR VOTES TO BE CAST.
No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the Special Meeting. If your shares are held through an intermediary such as a broker, bank or other nominee, you will be required to present proof of your ownership as of the record date, such as a recent account statement reflecting your holdings as of the record date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.
A list of stockholders entitled to vote will be available at the Special Meeting and during ordinary business hours for 10 days prior to the Special Meeting at our corporate offices, 1668 South Garfield Avenue, Second Floor, Alhambra, California, for examination by any stockholder who is a stockholder as of the Record Date for any legally valid purpose related to the Special Meeting.
The Company encourages you to take an active role in the affairs of your Company by either attending the Special Meeting in person and/or by executing and returning the enclosed proxy card.
To ensure your representation at the Special Meeting, please fill in, sign, date and return the attached proxy using the enclosed addressed envelope. By returning the enclosed proxy, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Special Meeting.
By Order of the Board of Directors

Eric Chin
Corporate Secretary
July 31, 2019
Alhambra, California

PROXY STATEMENT
FOR THE 2019 SPECIAL MEETING
OF STOCKHOLDERS OF APOLLO MEDICAL HOLDINGS, INC.
At the Special Meeting, we are seeking stockholder approval for (i) our proposed loan of  $545,000,000 (the “AP-AMH Loan”) to AP-AMH Medical Corporation, a Professional Medical Corporation (“AP-AMH”), to enable AP-AMH to purchase 1,000,000 shares of Series A Preferred Stock of Allied Physicians of California, a Professional Medical Corporation dba Allied Pacific of California IPA (“APC”) (the “APC Preferred Stock”);(ii) the issuance of 15,015,015 shares of our common stock (the “ApolloMed Shares”) to APC pursuant to that certain Stock Purchase Agreement between us and APC dated May 10, 2019; (iii) adjournment of the Special Meeting, if deemed necessary. This proxy statement provides extensive information regarding a series of interrelated transactions among us, APC and AP-AMH, of which the loan to AP-AMH and the issuance of the ApolloMed Shares to APC are integral parts and must be understood in the context of the entire series of transactions (the “APC Transactions” or the “Transactions”). However, we are not seeking stockholder approval for any portion of the APC Transactions other than the AP-AMH Loan and the issuance of the ApolloMed Shares to APC. As more fully discussed in this proxy statement, our Board of Directors believes that the APC Transactions, when fully consummated, will benefit our Company and our stockholders by allowing ApolloMed to more fully integrate the financial results of APC into the consolidated financial results of ApolloMed, with the ultimate goal of enhancing the value of your Company. It is important to note that both Proposals No. 1 and No. 2 must be approved or we will not be able to consummate the APC Transactions. Therefore, if you vote against either proposal, you are, in effect, voting against both proposals and the APC Transactions as a whole.

i

INTRODUCTION
This proxy statement is furnished to the holders of common stock of Apollo Medical Holdings, Inc., a Delaware corporation, in connection with the solicitation of proxies by ApolloMed management to be voted at a special meeting of stockholders on Tuesday, August  27, 2019, at 10:00 a.m. Pacific Daylight Time, in the Ballroom on the third floor of our corporate headquarters located at 1668 South Garfield Avenue, Alhambra, California and any adjournments or postponements thereof  (the “Special Meeting”). We are providing you with this proxy statement and related materials in connection with the solicitation of proxies by the Board of Directors. This proxy statement and the accompanying proxy card are expected to be mailed to the stockholders of record as of July 18, 2019, commencing on or about August 1, 2019.
In this document, the words “ApolloMed, “Apollo,” the “Company,” “we,” “us,” “our” and “ours” refer only to Apollo Medical Holdings, Inc. and not to any other person or entity, unless the context otherwise provides.
Our stockholders will be asked at the Special Meeting to consider and vote upon two substantive resolutions (in the forms attached as Schedule I to this proxy statement) approving (i) the AP-AMH Loan to AP-AMH pursuant to the Loan Agreement (the “AP-AMH Loan Proposal” or “Proposal No. 1”); and (ii) the issuance of the ApolloMed Shares to APC pursuant to the ApolloMed Stock Purchase Agreement (the “APC Stock Issuance Proposal” or “Proposal No. 2”). Because each of the separate APC Transactions is contingent upon all of the APC Transactions closing simultaneously, if either the AP-AMH Loan Proposal or the APC Stock Issuance Proposal is not approved at the Special Meeting, none of the APC Transactions will be consummated. Moreover, a vote against either Proposal No. 1 or Proposal No. 2 is, in effect, a vote against both proposals and the APC Transactions as a whole.
We plan to make the AP-AMH Loan to enable AP-AMH to purchase the APC Preferred Stock. We intend to secure a $250,000,000 senior secured credit facility, the net proceeds of which will be used to fund approximately 45% of the loan to AP-AMH. Concurrently, we will obtain the remaining $300,000,000 of the AP-AMH Loan by selling 15,015,015 shares of our common stock to APC at $19.98 per share. We discuss the APC Transactions in greater detail later in this proxy statement to give full context to the AP-AMH Loan and the APC Stock Issuance. However, under applicable Nasdaq marketplace rules and state corporate laws and regulations, we are not required to obtain, and are not seeking, approval of any aspect of the APC Transactions other than the loan to AP-AMH and the issuance of the Shares to APC. We are seeking stockholder approval of both proposals because they are express conditions to closing the APC Transactions. In addition, we require stockholder approval of the APC Stock Issuance (i.e., the ApolloMed Private Placement) in order to comply with Nasdaq Marketplace Rule 5635(b) that requires stockholder approval when any issuance or potential issuance of securities will result or could result in a change of control.
We know of no specific matter to be brought before the Special Meeting that is not referred to in the Notice of Special Meeting of Stockholders dated July 31, 2019. If any such matter properly comes before the Special Meeting, the proxy holders will vote proxies in accordance with their judgment.
Only holders of common stock at the closing of business on July 18, 2019 are entitled to receive the Notice of Special Meeting and to vote their shares at the Special Meeting. As of that date, there were 35,899,684 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Special Meeting. As more fully explained below, APC, its directors, officers and other affiliates, who collectively hold approximately 45% of our outstanding common stock, are entitled to notice and to vote at the Special Meeting. However, pursuant to an agreement between ApolloMed and APC, APC and certain APC directors and officers who are also directors or officers of ApolloMed, who collectively hold approximately 18% of the outstanding common stock entitled to vote, will give their proxies to the proxy holders to vote their respective shares proportionately based on all other votes cast by the non-affiliate stockholders. This will allow the decision on these proposals to be made by our non-affiliate stockholders. We also have issued shares of our Series A and Series B preferred stock, all of which are held by NMM, our wholly-owned subsidiary. Those shares of preferred stock are not considered outstanding under Delaware law and therefore will not be voted at the Special Meeting.

If we are unable to obtain the stockholder approval we seek for either the AP-AMH Loan Proposal or the APC Stock Issuance Proposal, the APC Transactions will not close. This will mean that the status quo will prevail. As such, we will be unable to realize the benefit (or, possibly, in some periods, the detriment) of full consolidation of APC’s Healthcare Services Business on our consolidated results of operations.
An independent committee of the ApolloMed Board of Directors recommended to the full Board of Directors that we undertake the APC Transactions by committing to loan AP-AMH the funds it requires to purchase the APC Preferred Stock and by partially funding that loan by selling the ApolloMed Shares to APC. Our Board of Directors thereafter unanimously approved ApolloMed’s participation in the APC Transactions as contemplated and directed management to obtain the approval of our stockholders.
The ApolloMed Board unanimously recommends that you vote “FOR” the AP-AMH Loan Proposal, “FOR” the APC Stock Issuance Proposal and “FOR” the Adjournment Proposal, in the event it is needed.
All properly executed written proxies and all properly completed proxies submitted by mail, telephone or via the Internet, which are delivered pursuant to, and which appoint Hing Ang and Eric Chin as proxy holders in accordance with, this solicitation will be voted at the Special Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Special Meeting. If no direction is provided in otherwise properly dated and signed proxies that are timely delivered, the proxy holders will vote the applicable shares “FOR” the AP-AMH Loan Proposal, “FOR” the APC Stock Issuance Proposal and “FOR” the Adjournment Proposal, in the event it is needed.
Your vote is very important. Whether or not you plan to attend the Special Meeting, please take time to vote by voting online or by telephone, by completing and mailing your proxy card or by following the voting instructions provided to you if you own your shares through a broker, bank or other nominee or intermediary. If you do not receive instructions, you may request them from that broker, bank or other nominee or intermediary.
SOURCES OF ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about ApolloMed that is not included in or delivered with this document. Additional information about ApolloMed is available to you without charge upon your request. You can obtain any of the documents filed with or furnished to the Securities and Exchange Commission, or the “SEC,” by ApolloMed at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents at no cost by requesting them in writing or by telephone at the following address and telephone number:
Apollo Medical Holdings, Inc.
1668 South Garfield Avenue, Second Floor
Alhambra, CA 91801
Attn: Corporate Secretary
Telephone: (626) 282-0288
Email: Eric.Chin@nmm.cc
You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. This document is dated July 31, 2019, and you should assume that the information in this document is accurate only as of such date. Neither the mailing nor delivery of this document to ApolloMed stockholders nor the consummation of the APC Transactions described in this proxy statement will create any implication to the contrary.
If you have any questions about completing, signing, dating or delivering your proxy card or require assistance, please contact us at the address, telephone number or email address above. Please vote by telephone, over the Internet or complete, sign, date and return your proxy card today.

SUMMARY OF THE APC TRANSACTIONS
The following is a summary of information contained elsewhere in this proxy statement. The summary is provided for convenience only and should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing or referred to elsewhere in this proxy statement.
Overview
Although ApolloMed is not a party to every aspect of the APC Transactions, the parties have negotiated this series of transactions primarily for the benefit of ApolloMed. The various agreements that constitute the APC Transactions will be described in detail throughout this proxy statement.
ApolloMed will not own APC’s business nor any of its stock, and, in fact, is legally prohibited from doing so. However, the APC Transactions will have the effect of having a mandatory cumulative preferred stock dividend be payable to AP-AMH, the proceeds of which AP-AMH will be obligated to pay ApolloMed to the extent of its receipt of the dividends it receives, in the form of interest payments pursuant to the Loan Agreement, license fee payments pursuant to the Tradename License Agreement and management fees pursuant to the Administrative Services Agreement, each of which is described below. Those transactions will be eliminated upon consolidation; however, the noncontrolling interest portion will reflect only the operating results from APC’s “Excluded Assets” (see page 32) and not its operating results from its Healthcare Services Business from the closing date of the APC Transactions.
The following events will close concurrently upon satisfaction or waiver of all of the conditions in the various agreements: ApolloMed will secure a $250,000,000 senior secured credit facility, $245,000,000 of which will be used to partially fund the $545,000,000 loan to AP-AMH. We will obtain the remaining $300,000,000 for the AP-AMH Loan by selling 15,015,015 shares of our common stock to APC for $19.98 per share in a purchase that will be offset against $300,000,000 of AP-AMH’s purchase price for its APC Preferred Stock. The net effect of these concurrent Transactions is that the $245,000,000 in cash from the credit facility that ApolloMed will pay to APC on behalf of AP-AMH is the only cash that will flow among the parties at the concurrent closings of the APC Transactions. No cash will be exchanged in the purchase of the ApolloMed Shares or the APC Preferred Stock, and no cash will, in fact, flow to AP-AMH in connection with the AP-AMH Loan. As such, if any individual transaction does not close, none of the APC Transactions will close.
The concurrent closings of the APC Transactions are collectively referred to herein as the “Closing,” and the date on which the Closing occurs as the “Closing Date.”
The Parties (see page 61)
• ApolloMed:	Apollo Medical Holdings, Inc. is a Delaware corporation with its common stock traded on the Nasdaq Capital Market under the symbol “AMEH.” Our address is 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801, and our telephone number is (626) 282-0288. The Company, together with our affiliated physician groups and consolidated entities, is a physician-centric integrated population health management company working to provide coordinated, outcomes-based medical care in a cost-effective manner to California patients. There will be no change in the business or operations of ApolloMed as a result of the consummation of the APC Transactions.
• APC:	Allied Physicians of California, a Professional Medical Corporation, is a California professional corporation doing business as Allied Pacific of California IPA. APC’s address is 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801. APC, operating as an independent practice association (“IPA”), contracts with various health maintenance organizations or licensed healthcare service plans to arrange for delivery of healthcare services, which it provides by contracting with physicians or professional medical corporations for primary care and specialty care services. APC, which has a management services agreement with our wholly-owned subsidiary, Network Medical Management, Inc. (“NMM”), is considered a variable interest entity (“VIE”) of NMM because NMM is deemed to be the primary beneficiary resulting from the Management Services Agreement between the parties, and therefore, is a consolidating VIE of ApolloMed.
In May 2019, APC, through APC-LSMA Designated Shareholder Medical Corporation (“APC-LSMA”) acquired 100% of the outstanding capital stock of Alpha Care Medical Group, Inc. (“Alpha Care” or “ACMG”). Dr. Thomas Lam, our Chief Executive Officer, is the sole shareholder of APC-LSMA. Future results of Alpha Care will be reflected in our consolidated statements of income as part of APC’s consolidation.
• AP-AMH:	AP-AMH Medical Corporation is a California professional medical corporation. AP-AMH’s address is 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801. AP-AMH was incorporated in May 2019 primarily for the purpose of investing in APC. It is solely owned by Dr. Lam.
• NMM:	Network Medical Management, Inc. is a California corporation. NMM’s address is 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801. NMM is the principal wholly-owned subsidiary of ApolloMed, resulting from the December 2017 merger between ApolloMed and NMM. NMM is in the business of providing and performing non-medical management and administrative services. The ApolloMed Board of Directors is controlled by former NMM affiliates, and certain of ApolloMed’s current executive officers are NMM affiliates.
• Thomas Lam:	Thomas S. Lam, M.D. holds executive officer positions and is a member of the respective boards of directors in each of ApolloMed, APC, AP-AMH, APC-LSMA and NMM. He is the sole shareholder of AP-AMH; owns approximately 3.7% of the outstanding shares of APC and approximately 4.6% of ApolloMed prior to the consummation of the ApolloMed Private Placement.
• Relationships of the Parties	APC has entered into a 30-year management services agreement (expiring on June 30, 2029) with our wholly-owned subsidiary, NMM. APC is a VIE of NMM and as such, its results are consolidated with those of NMM but are reflected in our consolidated financial statements as a noncontrolling interest. Before the purchase of the ApolloMed shares in the pending ApolloMed Private Placement, APC owns approximately 5% of ApolloMed. ApolloMed owns no interest in APC nor AP-AMH. Prior to the APC Transactions, AP-AMH owns no interest in APC or ApolloMed. Certain of our executive officers and directors also hold affiliate positions at APC and AP-AMH.
• Certain Persons who have Overlapping ApolloMed and APC Interests in the Transactions:	Certain ApolloMed directors and officers are also directors and/or officers of APC: Dr. Lam, together with Kenneth Sim, M.D. and Albert W. Young, M.D. are executive officers and, as to Drs. Sim and Lam, also directors, of ApolloMed, APC and NMM. They all own shares of common stock in ApolloMed and APC. Dr. Lam is also the sole owner of AP-AMH. In addition, Linda Marsh, a director of ApolloMed, holds ceremonial officer positions in NMM and APC, although she has no ability to exercise control or influence over either entity nor the management thereof in her officer capacity. She is an indirect beneficial owner of ApolloMed but holds no ownership interest in APC. While none of these directors and officers has a direct interest in the APC Transactions, they could benefit as stockholders of ApolloMed and APC, if the purposes for which the APC Transactions were structured are realized, of which there can be no assurance.
ApolloMed Credit Facility with a Commercial Financial Institution (page 38)
• Reason for Securing a Credit Facility:	In order for the APC Transactions to be consummated, ApolloMed will be entering into a senior secured credit facility with a commercial financial institution in the principal amount of $250,000,000. ApolloMed will apply $245,000,000 from the credit facility to fund approximately 45% of the AP-AMH Loan. The balance of the AP-AMH Loan will be funded through the sale of the ApolloMed Shares to APC, as discussed immediately below. The funds from the credit facility will be the only cash that will flow from or to any of the parties, and APC will be the recipient of such funds as partial consideration for the sale of its Series A Preferred Stock to AP-AMH (the “APC Retained Proceeds”). We do not yet have a definitive agreement with any commercial bank for the needed credit facility. See page 39 for a discussion of terms, including restrictions, that we anticipate will be included in any definitive credit agreement.
Transactions between ApolloMed and APC (page 39)
• The Transactions:	On May 10, 2019, ApolloMed and APC entered into a Stock Purchase Agreement under the terms of which APC has agreed to purchase 15,015,015 ApolloMed Shares at $19.98 per share, for total consideration of $300,000,000, subject to customary representations and warranties, covenants and conditions to closing. This transaction is sometimes referred to as the “ApolloMed Private Placement.” Because this is one piece of a series of interrelated transactions that includes our loan to AP-AMH and AP-AMH’s purchase of APC Preferred Stock, no cash will change hands in the purchase of the ApolloMed Shares. However, the $300,000,000 consideration for the sale of our common stock to APC represents 55% of the proceeds of the AP-AMH Loan and that amount will be netted against the $545,000,000 AP-AMH will pay for the APC Preferred Stock. See “Transactions between ApolloMed and AP-AMH” and “Transactions between AP-AMH and APC” below.
On the Closing Date, we and APC will enter into a Voting and Registration Rights Agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, at any time after six months from the closing of the APC Transactions, the holders of at least 25% of the ApolloMed Shares may require us to prepare, file and use commercially reasonable efforts to cause the SEC to declare effective a registration statement covering the ApolloMed Shares for resale. In return, APC will agree that, to the extent it has voting power in excess of 9.99% of all voting securities of ApolloMed, any such excess shares above 9.99% will be cast by the proxy holders in proportion to all other votes cast on any particular proposal. APC has further agreed that it will grant a proxy to ApolloMed’s management to vote any excess shares, and ApolloMed has agreed that such proxy will vote the APC excess shares in the same percentages as the votes otherwise cast by ApolloMed stockholders on any particular matter voted upon after the APC Transactions close.

• Pricing the Apollo Private Placement:	The closing prices of ApolloMed’s common stock on the five preceding trading days before the Stock Purchase Agreement was executed were: $19.93 (May 3, 2019), $19.90 (May 6, 2019), $19.77 (May 7, 2019), $20.04 (May 8, 2019) and $20.25 (May 9, 2019). The average closing price for that five-day period was $19.98. On May 10, 2019, the parties agreed to a purchase price for the ApolloMed Shares of $19.98 per share.
• Conditions to Closing:	In addition to customary closing conditions, the closing of the ApolloMed Private Placement is conditioned upon receipt of the stockholder approval sought at the Special Meeting, as well as both parties having received satisfactory fairness opinions from their respective financial advisors, and as to ApolloMed, having also received a satisfactory tax analysis of the APC Transactions from its tax advisors and modified lock-up agreements from substantially all of the ApolloMed stockholders whose shares of common stock are currently subject to a lockup agreement. Certain of these key conditions have already been satisfied as of the date of this proxy statement. In addition, all interrelated APC Transactions must close concurrently, together with the senior secured credit facility ApolloMed will need in order to fulfill its obligation to loan AP-AMH the funds it requires to purchase the APC Preferred Stock. See discussion on page 58.
• Use of Proceeds:	APC will pay no cash to ApolloMed for the purchase of the ApolloMed Shares as a result of the set off of funds among ApolloMed, APC and AP-AMH throughout the APC Transactions as a whole. However, the $300,000,000 purchase price will account for approximately 55% of the funds that we contemplate loaning to AP-AMH as described below.
• The Closing:	The closing will take place concurrently with the closing of the transactions between ApolloMed and AP-AMH, the closing of the credit facility transaction between ApolloMed and a commercial financial institution, as well as the transactions between AP-AMH and APC and AP-AMH and NMM. The concurrent closings are anticipated to take place promptly upon receipt of stockholder approval by both the ApolloMed and APC stockholders, but in no event later than September 30, 2019, unless the parties agree to extend that deadline.
• Relationship of the Parties:	ApolloMed has no ownership interest in APC and, under California law, cannot own any interest in APC, which is a California professional corporation. Prior to the APC Transactions, APC is the largest single stockholder in ApolloMed, currently holding approximately 5% of the outstanding shares of common stock. APC has entered into a long-term management services agreement with our wholly-owned subsidiary, NMM, which provides the non-medical-related services needed or advisable to run APC’s Healthcare Services Business. APC is considered a VIE of NMM and therefore its financial results are consolidated with those of NMM. Certain of the executive officers and directors of ApolloMed are also executive officers and directors of APC.

Transactions between ApolloMed and AP-AMH (page 39)
• The Transactions:	On May 10, 2019, ApolloMed and AP-AMH entered into a Loan Agreement under the terms of which ApolloMed has agreed, subject to certain conditions, to loan AP-AMH $545,000,000 to enable AP-AMH to purchase shares of tracking preferred stock of APC (the “AP-AMH Loan”). The AP-AMH Loan, which will be secured by a first priority security interest in all of the assets of AP-AMH, will have a 10-year term and will bear simple interest at 10% per annum (10.75% under certain circumstances), payable quarterly in arrears. Principal, which is payable at maturity, is not prepayable without the prior written consent of ApolloMed. Interest will be payable solely out of the APC Series A Dividend (defined below). Funding for the AP-AMH Loan will come from two sources: (i) $245,000,000 from the senior secured credit facility; and (ii) the remaining $300,000,000 from the sale of ApolloMed Shares to APC in the ApolloMed Private Placement (see above). As a result of the interrelated nature of the APC Transactions, the only flow of cash funds pursuant to the AP-AMH Loan will be the payment of the $245,000,000 that ApolloMed will take down from its credit facility and pay to APC on behalf of AP-AMH in partial payment for its purchase of APC Preferred Stock.
On the Closing Date, ApolloMed and AP-AMH will enter into a Security Agreement to secure the payment and performance of AP-AMH’s obligations under the Loan Agreement. Under the terms of the Security Agreement, AP-AMH will grant to ApolloMed a security interest in and to AP-AMH’s assets, whether now owned or after acquired, including, without limitation, the APC Preferred Stock being purchased as part of the APC Transactions, which is expected to be the primary collateral. However, under California’s corporate practice of medicine doctrine discussed below (see page 30), ApolloMed is prohibited from owning the APC Preferred Stock, and accordingly, in the event of a foreclosure, ApolloMed will need to designate an eligible nominee to hold the APC Preferred Stock or take other action to derive benefit from the collateral.
On May 10, 2019, ApolloMed and AP-AMH also entered into a Tradename Licensing Agreement under which ApolloMed has granted AP-AMH a nonexclusive, non-sublicensable, non-transferable and royalty-bearing right to use the tradename “Apollo Medical Associates” for certain specified uses. The fee will be equal to a percentage multiplied by the aggregate gross revenues of AP-AMH on an accrual basis during each calendar quarter and will be payable solely out of the APC Series A Dividend. This agreement will remain in effect as long as AP-AMH owns shares of APC Preferred Stock.
On May 10, 2019, AP-AMH entered into an Administrative Services Agreement with NMM under the terms of which NMM has agreed to provide administrative and management services to AP-AMH for a fee equal to a percentage multiplied by the aggregate gross revenues of AP-AMH. The fee is payable solely out of the APC Series A Dividend. This agreement will remain in effect as long as AP-AMH owns shares of APC Preferred Stock.
On May 10, 2019, Dr. Lam, as the sole shareholder of AP-AMH, entered into a Physician Shareholder Agreement with NMM and ApolloMed for the benefit of AP-AMH. Pursuant to this agreement, Dr. Lam has agreed that he will (i) not assign, transfer, gift, pledge, hypothecate, encumber or otherwise dispose of any or all of his shares of AP-AMH, (ii) provide notice to ApolloMed and NMM of certain material business actions of AP-AMH; and

(c) upon request of ApolloMed, sell his shares of AP-AMH to a designee of ApolloMed or cause AP-AMH to issue such designee at least the number of newly-issued shares of AP-AMH that would represent 51% or more of the ownership of AP-AMH, in either instance, for $100.
• Conditions to Closing:	In addition to customary closing conditions, the Closing is conditioned upon APC being prepared to close on its purchase of the ApolloMed Shares and its sale to AP-AMH of APC Preferred Stock, that ApolloMed has secured the necessary funding to enable it to loan AP-AMH $545,000,000, that it has completed its business, legal and collateral due diligence of AP-AMH to its satisfaction and that ApolloMed has received a satisfactory fairness opinion from its financial advisors, among other conditions. Certain of the conditions have been satisfied as of the date of this proxy statement. See discussion on page 58.
• The Closing:	The Closing will take place concurrently with the Closing of the sale of ApolloMed Shares to APC, the Closing by ApolloMed of the $250,000,000 credit facility, the sale of APC Preferred Stock to AP-AMH and ancillary transactions associated with these transactions. The concurrent Closings are anticipated to take place promptly upon receipt of stockholder approval by both the ApolloMed and APC stockholders, but in no event later than September 30, 2019, unless the parties agree to extend that deadline.
• Relationship of the Parties:	Prior to the execution of the transaction documents referred to above, AP-AMH did not have a direct relationship with either ApolloMed or NMM. However, AP-AMH was established for the purpose of facilitating the APC Transactions. Dr. Lam, the Chief Executive Officer and sole shareholder of AP-AMH, is Chief Executive Officer and a member of the Board of Directors of both ApolloMed and NMM.
Transactions between APC and AP-AMH (page 39)
• The Transactions:	On May 10, 2019, APC and AP-AMH entered into a Series A Preferred Stock Purchase Agreement. Under the terms of this agreement, subject to the satisfaction or waiver of certain conditions, APC has agreed to sell to AP-AMH 1,000,000 shares of “tracking” Series A Preferred Stock at $545 per share for total consideration of $545,000,000. APC is a private professional medical corporation. As such, the purchase price was determined by the APC board of directors, based on a multiple of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization. AP-AMH will pay for the APC Preferred Stock with the proceeds of the AP-AMH Loan from ApolloMed, the net effect of which is that ApolloMed will pay APC $245,000,000 in cash on behalf of AP-AMH, with the $300,000,000 balance being an offset against APC’s purchase of ApolloMed Shares.
On May 10, 2019, APC and AP-AMH, as the sole holder of the APC Preferred Stock upon closing of the concurrent APC Transactions, entered into the Special Purpose Shareholder Agreement. Under the terms of this agreement, (i) AP-AMH agreed to fund any losses or deficits related to APC’s Healthcare Services assets; and (ii) AP-AMH was granted consent rights with respect to certain material corporate decisions of APC. This agreement will remain in effect as long as AP-AMH owns shares of APC Preferred Stock.
• Terms of the APC Preferred:	Following is a summary of certain significant terms of the APC Preferred Stock. See page 50 for a more detailed description of the terms of the APC Preferred Stock.

• Dividends:	The APC Preferred Stock will bear a preferential mandatory cumulative dividend that will accrue daily from the date of the purchase and will be paid quarterly in arrears, if, when and as declared by the APC board of directors. The amount of the APC Series A Dividend for any determination period will be equal to the sum of (A) APC’s Net Income from Healthcare Services (as defined in the Certificate of Determination for the APC Series A Preferred Stock, the “Certificate of Determination”), plus (B) any dividends received by APC in such period from certain affiliated entities, minus (C) any Retained Amounts (as defined in the Certificate of Determination). The Retained Amounts provision will allow APC to retain 50% of the Net Income from its Healthcare Services Business in excess of a baseline amount (initially, $54,000,000), with the remaining 50% paid to AP-AMH as part of the APC Series A Dividend. Accordingly, a substantial amount, but not necessarily all, of APC’s Net Income from its Healthcare Services Business will be distributed to AP-AMH, with those funds thereafter available to pay ApolloMed under its various APC Transactions Agreements.
• Voting Rights:	AP-AMH, as the holder of the APC Preferred Stock will be entitled to vote only on certain material events that could materially affect the value of the APC Preferred Stock, such as changes that modify the rights of the APC Preferred Stock, increases or decreases in the authorized number of shares of APC Preferred Stock, liquidation events and issuances of any stock that has preferential rights to the APC Preferred Stock. Other than as set forth in the Certificate of Determination, the holder of APC Preferred Stock is not entitled to vote.
• Liquidation:	Upon the sale of APC or certain other liquidation events specified in the Certificate of Determination, subject to the prior rights of APC creditors, AP-AMH will be entitled to payment of all accrued but unpaid Series A Dividends, plus $545,000,000 before any payment may be made to the holders of APC common stock (the “Series A Liquidation Preference”). After payment in full of the Series A Liquidation Preference, the remaining assets or surplus funds legally available for distribution, if any, in an amount equal to the positive difference between the then-current fair value of the Healthcare Services Assets (as defined in the Certificate of Determination) and the Series A Liquidation Preference shall be distributed ratably 90% to the holders of the APC Preferred Stock and the remaining 10% to the holders of APC common stock (the “Additional Series A Preference Distribution”). If assets or surplus funds available for distribution remain after the Series A Liquidation Preference and the Additional Series A Preference Distribution, such available assets or surplus funds shall be distributed ratably 90% to the holder of the APC Preferred Stock and 10% to the holders of the APC common stock until such point as the holder of the APC Preferred Stock has received an amount equal to its Additional Series A Preference Distribution (the “Common Preference Distribution”). If any assets or surplus funds remain after the above-mentioned distributions, such remaining amounts shall be distributed ratably to the holders of the APC common stock.
• Conditions to Closing:	In addition to customary closing conditions, the Closing of the APC Transactions is conditioned upon AP-AMH having secured the $545,000,000 loan from ApolloMed for the purchase of the APC Preferred Stock, APC shareholders shall have approved the sale of the APC Preferred Stock and our stockholders shall have approved sale of ApolloMed Shares to APC, AP-AMH shall have completed its due diligence investigation of APC to its satisfaction, ApolloMed and APC must be prepared to close on the sale of the ApolloMed Shares, ApolloMed stockholders who entered into lockup agreements in connection with the ApolloMed-NMM merger shall have extended the term of the initial lockup period to September 30, 2019, and APC shall have received a satisfactory fairness opinion from its financial advisors and tax opinion from tax counsel, among other conditions. Some of these conditions have been satisfied as of the date of this proxy statement. See page 58.
• The Closing:	The Closing will take place concurrently with the Closing of the sale of ApolloMed common stock to APC, the Closing of a $250,000,000 credit facility to be entered into by ApolloMed with a commercial financial institution and the sale of APC Preferred Stock to AP-AMH and ancillary transactions associated with these transactions. The concurrent Closings are anticipated to take place promptly upon receipt of stockholder approval by both the ApolloMed and APC stockholders, but in no event later than September 30, 2019, unless the parties agree to extend that deadline.
• Relationship of the Parties:	Prior to the execution of the transaction documents referred to above, AP-AMH did not have a direct relationship with either ApolloMed or NMM. However, AP-AMH was established for the purpose of facilitating the APC Transactions. Dr. Lam, the Chief Executive Officer and sole shareholder of AP-AMH, is Chief Executive Officer and a member of the Board of Directors of both ApolloMed and NMM.
Other Information Regarding the APC Transactions
• Reasons for the APC Transactions (page 38):	Since the consummation of the merger with NMM in 2017, the ApolloMed Board of Directors has been considering various means by which the Company can enhance stockholder value by being able to more fully realize the benefits (and detriments, when applicable) of APC’s relationship with ApolloMed. Because of the required U.S. generally accepted account principles (“GAAP”) regarding VIEs and noncontrolling interests, management believes that the market may not fully value ApolloMed on its own merits and in comparison to its peer group. Even were it desired, acquiring APC is not an option because the corporate practice of medicine doctrine prohibits ApolloMed from owning an interest in APC. The APC Transactions have been structured to retain the separate ownership of APC required under California law, but will enable ApolloMed to allocate APC’s operating results derived from its Excluded Assets as “attributable to noncontrolling interest,” rather than APC’s total operating results, net of eliminations, which is the current accounting treatment. In addition, the payments from AP-AMH, even after servicing the debt on our anticipated credit facility, could potentially enhance revenue and cash flows, although there can be no assurance that such outcomes will occur in every period, or at all. After consultation with advisors and diligent consideration, the Independent Committee of the ApolloMed Board determined that the APC Transactions could successfully achieve the recharacterization of APC’s net income (or loss, if applicable) so that it will be taken into account in calculating ApolloMed’s net income, earnings per share and the price/earnings ratio (“P/E Ratio”) derived therefrom. This, in turn, could inure to the benefit of our Company and our stockholders over time. However, the success of this structure will depend on the results of operations of APC’s Healthcare Services Business, which is not controlled, and cannot be controlled, by ApolloMed. Therefore, ApolloMed can give no assurance that the APC Transactions will result in increased earnings in every period or at all.

• Risk Factors:	In evaluating how to vote on the APC Stock Issuance Proposal and the AP-AMH Loan Proposal, which in effect, grants approval of the APC Transactions as a whole, you should carefully consider all of the information in this proxy statement. In particular, you are urged to read and consider all of the factors discussed in the section entitled “Risk Factors” beginning on page 67. The APC Transactions give rise to many serious risks to ApolloMed, a number of which will be completely out of our control.
• Expected Timing of the APC Transaction Closings:	ApolloMed, APC and AP-AMH currently expect to complete the APC Transactions promptly following this Special Meeting and the APC Special Meeting. The latest Closing Date contemplated by the various APC Transactions Agreements is September 30, 2019, but that date is subject to extension upon mutual agreement of the parties. Completion of all of the APC Transactions is subject to all conditions to closing applicable to each separate Transaction being satisfied or waived and that all of the Transactions close concurrently. It is possible that factors outside of any one party’s control could require the parties to complete the APC Transactions at a later time or not complete it at all.
• The Special Meeting (page 75):	The Special Meeting will be held on August 27, 2019 at 10:00 a.m. Pacific Daylight Time, in the Third Floor Ballroom of our corporate headquarters, which is located at 1668 South Garfield Avenue, Alhambra, California. ApolloMed stockholders will be asked to consider and vote on the following:

(1)
The AP-AMH Loan Proposal (Proposal No. 1) — to approve a loan by ApolloMed of  $545,000,000 to AP-AMH for the purpose of providing the funds needed by AP-AMH to purchase 1,000,000 shares of APC Series A Preferred Stock at $545 per share, for total consideration of  $545,000,000;

(2)
The APC Stock Issuance Proposal (Proposal No. 2) — to approve the issuance of 15,015,015 shares of ApolloMed common stock to APC at a purchase price of  $19.98 per share, for total consideration of $300,000,000; and

(3)
The Adjournment Proposal (Proposal No. 3) — to vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve either Proposal No. 1 or Proposal No. 2.

• Recommendations of the ApolloMed Board (page 65):
ApolloMed’s Board of Directors, based upon the consideration, evaluation, assessment and recommendation of its Independent Committee, unanimously determined that the APC Stock Issuance Proposal, the AP-AMH Loan Proposal and APC Transactions as a whole are in the best interests of ApolloMed and its stockholders. The ApolloMed Board of Directors unanimously recommends that our stockholders vote “FOR” each of the proposals. Note that a vote against either Proposal No. 1 or Proposal No. 2 will, in effect, be a vote against both proposals and the APC Transactions as a whole.

QUESTIONS AND ANSWERS
The following are answers to some questions that you, as an ApolloMed stockholder, may have regarding the APC Stock Issuance Proposal, the AP-AMH Loan Proposal and the entire series of transactions of which the transactions to which those proposals are integral parts. We urge you to carefully read this entire proxy statement, including the annexes, because the information in this section does not provide all the information that might be important to you.
Questions and Answers about the APC Transactions
Who are the parties to the APC Transactions and what is their relationship to one another?   ApolloMed, APC and AP-AMH are the principal parties to the APC Transactions. In addition, NMM, ApolloMed’s primary wholly-owned subsidiary, as well as Dr. Lam, who is an executive officer, director and stockholder of ApolloMed, NMM, APC and AP-AMH, have entered or will enter into certain agreements in connection with the APC Transactions. APC is a professional medical corporation operating as an independent practice association that provides healthcare services through its medical networks and ancillary healthcare operations held through various entities (the “Healthcare Services Business”). AP-AMH is a professional medical corporation, incorporated in May 2019 for the purpose of entering into the APC Transactions. NMM is a management services organization (“MSO”) that is in the business of providing management and administrative services to physician practices under long-term management and/or administrative services agreements (“MSAs”), pursuant to which it provides and/or manages non-medical services for physician practices and has exclusive authority over all non-medical decision making related to ongoing business operations. In July 1999, APC entered into a long-term MSA with NMM that expires in July 2029. In May 2019, AP-AMH entered into an MSA with NMM that will be effective on the Closing Date of the APC Transactions. In accordance with relevant accounting guidance, APC and AP-AMH are determined to be variable interest entities (“VIEs”) of NMM. This determination has a material impact on ApolloMed’s consolidated results of operations, as discussed in greater detail beginning on page 63, and it is this impact that is the primary driver underlying the APC Transactions. As of July 18, 2019, APC had an ownership interest of approximately 5% in ApolloMed. Upon completion of the APC Transactions, APC will own approximately 33% of the outstanding shares of ApolloMed but will contractually be permitted to vote only 9.99%. APC will grant a proxy to ApolloMed’s management to vote any excess shares in the identical proportion to all other votes cast on each matter. Upon completion of the APC Transactions, AP-AMH will own 100% of the Series A Preferred Stock of APC. Dr. Lam is the sole shareholder of AP-AMH and is a minority shareholder of ApolloMed and APC. He is the Chief Executive Officer and a director of ApolloMed, the Chief Executive Officer, Chief Financial Officer and a director of APC and the Chief Executive Officer and a director of NMM. See page 61 for a more detailed discussion of the relationship of the parties before and after the APC Transactions.
What are the component transactions that, together, constitute the APC Transactions?   The APC Transactions consist of the following transactions, each of which is conditioned upon the closing of each of the other transactions and other important conditions: (i) ApolloMed has agreed to loan AP-AMH $545,000,000, secured by all of AP-AMH’s assets, including the APC Preferred; (ii) APC has agreed to purchase $300,000,000 shares of ApolloMed common stock in a private placement; and (iii) AP-AMH has agreed to use the AP-AMH Loan to purchase $545,000,000 of APC Preferred Stock in a private placement, which Preferred Stock will bear a dividend that tracks APC’s Healthcare Services Business (the “Series A Dividend”). Funding for the AP-AMH Loan will come from two sources: (i) $245,000,000 from the senior secured credit facility; and (ii) the remaining $300,000,000 from the sale of ApolloMed Shares to APC, which will be offset against $300,000,000 of the purchase price of the APC Preferred Stock by AP-AMH. Because of the interrelated nature of these transactions, the various payments for the AP-AMH Loan, the sale of our common stock to APC and APC’s sale of its preferred stock to AP-AMH will be offset against one another, with the result that the only cash that will flow among the parties will be the payment by us of $245,000,000 to APC on behalf of AP-AMH, which we will take down from a credit facility. Following the concurrent Closings, the proceeds from the Series A Dividend, and only those dividend distributions, will be used by AP-AMH to pay ApolloMed interest on the AP-AMH Loan and a licensing fee under the Tradename Licensing Agreement, as well as a management fee to NMM for the provision of administrative and management services to AP-AMH’s Healthcare Services Business. There are various ancillary agreements associated with each of the above-transactions that are key components of the APC Transactions, which are more fully described elsewhere in this proxy statement beginning on page 41.

Why are ApolloMed, APC and AP-AMH undertaking the APC Transactions?   From ApolloMed’s perspective, the primary objective of the APC Transactions is to create a structure among the parties, consistent with applicable federal and state laws and regulations, that will enable ApolloMed to recognize and fully consolidate APC’s Healthcare Services Business net income in calculating net income attributable to ApolloMed on its consolidated statements of income. Under applicable current accounting treatment, as presented in accordance with U.S. GAAP, APC revenue is consolidated with NMM revenue because it is considered a VIE of NMM. However, its net income is excluded from ApolloMed’s net income for purposes of calculating ApolloMed’s earnings and earnings per share on its consolidated statements of income. This, in turn, results in a price/earnings ratio (“P/E Ratio”) that we believe does not reflect the full value of the consolidated net income reflected in our statements of income. Depending on the results in APC’s Healthcare Services Business, which we cannot predict for any future period, the effect of the APC Transactions could have a positive impact on ApolloMed’s revenue, earnings and P/E Ratio, as well as its cash flows, which could inure to the benefit of our stockholders. However, as occurred in the first quarter of 2019, APC could experience a net loss from its Healthcare Services Business, which would impact its ability to pay the Series A Dividend to AP-AMH, and that, in turn, could negatively impact the amount of our revenue and net income in any future period. As for APC, by increasing its ownership in ApolloMed from approximately 5% to approximately 33% of our outstanding shares of common stock following the APC Transactions, it could benefit from this new structure by enabling it to monetize the revenue from its Healthcare Services Business at a higher valuation and in the form of a more liquid security than is possible in its own private professional medical corporation. Its ApolloMed Shares will be granted registration rights that will enable APC to sell its shares in the public market, which could materially benefit APC in the future, depending on how our stock performs. AP-AMH was formed in May 2019 to facilitate the overall structure but neither AP-AMH nor Dr. Lam, its sole shareholder, will directly benefit from AP-AMH’s role in the APC Transactions.
Why has ApolloMed structured the APC Transactions instead of simply acquiring APC’s Healthcare Services Business if the ultimate goal is to be able to more fully consolidate APC’s financial results with those of ApolloMed?   Some states, including California where ApolloMed operates, have laws that prohibit business entities with non-physician owners, such as ApolloMed, from practicing medicine. These laws are generally referred to as the corporate practice of medicine doctrine. States that have corporate practice of medicine laws require that only licensed physicians may practice medicine, exercise control over medical decisions or engage in certain arrangements with other physicians, such as fee-splitting. As such, only licensed physicians may own a medical practice, including a professional medical corporation. Therefore, under the corporate practice of medicine doctrine, ApolloMed is prohibited from owning APC, which, as an IPA, arranges for delivery of healthcare services by contracting with doctors and professional medical corporations for primary and specialty care services. Consequently, ApolloMed cannot acquire APC’s business or its stock. The APC Transactions have been designed to recast certain APC revenue into revenue and other income sources that can be fully consolidated on ApolloMed’s statements of income. We believe that by recharacterizing the revenue from APC’s Healthcare Services Business, which will drive specific changes to our consolidated statements of income, we may be able to enhance ApolloMed’s revenue, earnings, earnings per share and cash flows, although these outcomes will vary from quarter to quarter, and positive results cannot be assured for any period.
Where is ApolloMed going to obtain $545,000,000 to loan to AP-AMH?   ApolloMed will acquire the $545,000,000 needed to loan to AP-AMH from two sources: (i) $245,000,000 from the senior secured credit facility; and (ii) the remaining $300,000,000 from the sale of ApolloMed Shares to APC in the ApolloMed Private Placement, although the purchase price for the ApolloMed Shares will be treated as an offset against other APC Transactions. This means that the only cash that will flow among the parties will be the $245,000,000 we will draw down from the credit facility and pay to APC on AP-AMH’s behalf for the purchase of the APC Preferred Stock. Accordingly, the closing of such a credit facility is a material condition to the closing of all of the APC Transactions. ApolloMed has been in negotiations with a commercial financial institution with respect to securing the requisite credit facility. However, there is no assurance that the negotiations will result in a definitive agreement and a successful completion of the credit facility transaction with that financial institution or any other bank. Failure to close on the credit facility with a commercial financial institution will mean that none of the APC Transactions will close.

Why are we asking you to approve the AP-AMH Loan Transaction?   We are seeking stockholder approval of the AP-AMH Loan because we are contractually required to do so as a condition to closing the AP-AMH Loan Transaction and therefore, the APC Transactions as a whole. Assuming stockholder approval were not a condition to closing, our Board of Directors could proceed to make the AP-AMH Loan without stockholder consent because it is neither required under Delaware law nor by Nasdaq’s Marketplace Rules. However, our Board of Directors believes it reflects good corporate governance to advise our stockholders of the details of the AP-AMH Loan, including its purpose, the role it plays within the entire series of APC Transactions and the very real risks inherent in this substantial transaction, and to seek the approval of the non-affiliated stockholders before we proceed to close this significant series of Transactions, including the AP-AMH Loan. Accordingly, if our stockholders do not approve the AP-AMH Loan Proposal, we will not close the APC Transactions.
Why are we asking you to approve the APC Stock Issuance Proposal?   Stockholder approval is required by Nasdaq Marketplace Rule 5635(b) if an issuance of securities will result in a change in control of the Company. This rule does not specifically define when a change in control of an issuer may be deemed to occur. However, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction, a person or entity would hold 20% or more of any issuer’s then outstanding capital stock. The issuance of 15,015,015 shares of our common stock to APC will increase the number of outstanding shares to approximately 50,914,699 shares, which is an increase of approximately 42%, all to a single stockholder (APC), who will own approximately 33% of the outstanding shares of common stock after the Closing. However, pursuant to the Voting and Registration Rights Agreement, APC will only be permitted to vote up to 9.99% of the outstanding shares of common stock at any time a vote is taken. APC will grant a proxy to ApolloMed’s management to vote any excess shares in the identical proportion to all other votes cast on each matter. Prior to the consummation of the sale of the ApolloMed Shares, APC owns approximately 5% of our outstanding voting securities and as a result of the contractual limitation on its voting power, it is increasing its voting percentage by less than 5%. Nevertheless, Nasdaq has taken the position that the issuance of the ApolloMed Shares to APC constitutes a change of control or the possibility of a change of control, and therefore, we are required to obtain stockholder approval. Moreover, receipt of stockholder approval is a condition to the closing of the ApolloMed Private Placement, pursuant to which the shares of common stock will be sold to APC.
Why will a vote against one proposal effectively be a vote against both proposals and the APC Transactions as a whole?   Pursuant to the various APC Transactions Agreements, all of the APC Transactions must close, and they must close concurrently. This means that if the parties are not prepared to close on even one segment of the overall APC Transactions on the Closing Date, no part of the APC Transactions will close. We are giving our stockholders the opportunity to vote on two separate proposals, but if one proposal is approved and the other is voted down, there will be no APC Transactions Closing.
Questions and Answers About the Special Meeting
What is this proxy statement?   The Board of Directors has provided you with these proxy materials in connection with its solicitation of proxies by the Company to be voted at the Special Meeting. Please note that throughout these proxy materials we may refer to Apollo Medical Holdings, Inc. as “ApolloMed,” “Apollo,” the “Company,” “we,” “us” or “our.” These proxy materials are first being mailed to stockholders entitled to vote at the Special Meeting on or about August 1, 2019.
What is the purpose of the Special Meeting?   At the Special Meeting, our stockholders will act upon the two substantive proposals described in these proxy materials: That is, you are being asked to consider a proposal to approve ApolloMed making a loan of  $545,000,000 to AP-AMH (Proposal No. 1) and to approve the sale and issuance to APC of 15,015,015 shares of the Company’s common stock at $19.98 per share for total consideration of  $300,000,000 in the ApolloMed Private Placement (Proposal No. 2). If we do not have sufficient votes present in person or by proxy to approve both Proposals No. 1 and No. 2, Proposal No. 3, the Adjournment Proposal, will allow us to adjourn the Special Meeting to a later date or dates to provide additional time to secure additional votes.

Who May Vote?   Only holders of record of our common stock on July 18, 2019 (the “Record Date”) will be entitled to attend and vote at the Special Meeting or any adjournment thereof. As of the Record Date, 35,899,684 shares of common stock issued and outstanding, according to the records maintained by our transfer agent. In addition, as of the Record Date, 1,111,111 shares of our Series A preferred stock and 555,555 shares of our Series B preferred stock are issued and held by NMM but are not considered outstanding. Following the reverse merger between the Company and NMM in December 2017, NMM became and remains a wholly-owned subsidiary of the Company. Pursuant to the Delaware General Corporation Law (the “DGCL”), the preferred shares held by NMM are neither entitled to vote, nor will they be counted for quorum purposes, at the Special Meeting. Therefore, only holders of our common stock as of the Record Date will be entitled to vote at the Special Meeting. Because certain officers and directors of APC are ApolloMed stockholders, as well as ApolloMed officers and directors, and APC itself is our largest stockholder and a party to the APC Transactions, we have made special arrangements regarding voting of the ApolloMed shares held by APC and those officers and directors: APC and the affiliated officers and directors collectively hold 6,522,305 of the ApolloMed common stock, which represents approximately 18% of the outstanding shares of common stock (the “Related Party Votes”). Those shares will be counted for purposes of determining the presence of a quorum. Further, in connection with the tabulation of votes on each of the proposals, the proxy holders will allocate the Related Party Votes in the same proportion as all other votes cast on each individual proposal brought before the Special Meeting. All other APC affiliates who own shares of ApolloMed common stock will be entitled to vote their shares at the Special Meeting in accordance with their best judgment. There are no agreements or understandings among any of these APC affiliates as to how they will vote on the proposals coming before the stockholders at the Special Meeting. Therefore, while the Related Party Votes will be treated as votes cast on each proposal, the ultimate outcome will be decided by our non-affiliated stockholders.
How May You Vote?   We have two kinds of stockholders — stockholders of record and beneficial stockholders. The ways in which you can vote will differ depending on whether you are a record holder or a beneficial holder.
For Stockholders of Record
If, on July 18, 2019, your shares of common stock were registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are a stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares of common stock by attending the Special Meeting and voting in person or you can vote by proxy:
By proxy:
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By Internet:   You may vote by submitting a proxy over the Internet. Please refer to the proxy card or voting instruction form provided for instructions of how to vote by Internet.

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By Telephone:   Stockholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form provided or made available to you and following the instructions.

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By Mail:   If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the accompanying proxy card.

In Person at the Special Meeting:   If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Special Meeting.
If you hold your shares of common stock directly in your own name, they will not be counted as shares present for the purposes of determining the presence of a quorum or be voted if you do not provide a proxy or attend the Special Meeting and vote the shares yourself. Whether or not you plan to attend the Special Meeting, you are encouraged to vote by telephone or Internet or complete, date, sign and return the proxy card provided or made available to you, to ensure that your vote is counted.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.
For Beneficial Owners (Street Name Holders)
If, on July 18, 2019, your shares were held in an account at a brokerage firm or at a bank or other nominee or intermediary holder (“intermediary”), you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee or intermediary holder. It is intermediary who is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your intermediary on how to vote your shares, and you may attend the Special Meeting. If your shares are held in street name, you will receive instructions from intermediary that must be followed in order for the intermediary to vote the shares per your instructions.
Under stock market rules currently in effect, brokerage firms and other nominees or intermediaries have the authority to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the Special Meeting. However, the APC Stock Issuance Proposal, the AP-AMH Loan Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are not considered “routine” matters, and hence brokerage firms and other nominees and intermediaries will not be able to vote the shares of customers from whom they have not received voting instructions. If your shares are held in street name, you must instruct your broker, bank or other nominee or intermediary how to vote your shares or your shares will not be voted.
Broker non-votes occur when shares held by an intermediary are not voted with respect to a proposal because (i) the intermediary has not received voting instructions from the beneficial owner of the shares and (ii) the intermediary lacks the authority to vote the shares at the intermediary’s discretion. If an executed proxy is returned, indicating that the broker or nominee holding shares in street name does not have discretionary authority as to the shares with respect to a proposal, such shares will be considered present at the Special Meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast. Similarly, abstentions by stockholders from voting and broker non-votes will be counted towards determining whether or not a quorum is present.
Proxies that are sent to us and not voted in person at the Special Meeting must be received by us no later than 11:59 p.m. Eastern Daylight Time on August 26, 2019, in order to ensure that the votes will be counted.
If you have voted prior to the Special Meeting but choose to attend the Special Meeting and change your vote, you must follow the instructions in the next question.
May you change or revoke your vote?   Subject to any rules your broker, bank or other nominee or intermediary may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.
For Stockholders of Record
If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or another duly executed proxy, in either case dated later than the prior proxy relating to the same shares, or (ii) by attending the Special Meeting, revoking your proxy and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or the Inspector of Elections at the Special Meeting or should be sent so as to be delivered to our principal executive offices located at 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801, directed to the attention of the Corporate Secretary. If mailing a notice of revocation, please provide sufficient time for the revocation to be received no later than August 26, 2019 to ensure that the revocation will be effective. You may also e-mail the notice of revocation to Eric.Chin@nmm.cc until 11:59 p.m. Eastern Daylight Time on August 26, 2019.

For Beneficial Owners (Street Name Holders)
If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee or intermediary, or (ii) if you have obtained a legal proxy from the broker, bank or other nominee or intermediary that holds your shares giving you the right to vote the shares, by attending the Special Meeting and voting in person. Note that the same timing restrictions explained in the paragraph above relating to stockholders of record apply to beneficial owners desiring to revoke or change your votes. Please make sure that you plan for sufficient time for your broker, bank or other nominee or intermediary to meet the time deadlines in the prior paragraph or your original votes will stand.
May you attend the Special Meeting and vote in person?   Whether or not you have previously submitted your voting instructions by returning a dated and signed proxy card, voting by telephone or over the Internet in accordance with your intermediary’s procedures, you are cordially invited to attend the Special Meeting. In order to enter the Special Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or a passport. Attendance at the Special Meeting does not revoke your previously submitted voting instructions. If you have previously voted but want to change your vote at the Special Meeting, you must follow the instructions provided in the prior question. Please be aware that that since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you follow your intermediary’s procedures for obtaining a legal proxy.
How will your shares be voted if you submit a proxy and do not make specific choices?   If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the AP-AMH Loan Proposal, the APC Stock Issuance Proposal and the Adjournment Proposal, if it is needed, and in accordance with the discretion of the proxy holders upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
What information is contained in this proxy statement?   The information in this proxy statement relates to the APC Stock Issuance Proposal and the AP-AMH Loan Proposal to be voted on at the Special Meeting, the voting process and other required information, including a detailed narrative of the APC Transactions of which the issuance of the Shares to APC and the AP-AMH Loan are integral parts.
What proposals will be voted on at the Special Meeting?   At the Special Meeting, stockholders will be asked to vote on two substantive proposals: (i) a proposal to approve a $545,000,000 10-year loan to AP-AMH (Proposal No. 1); and (ii) a proposal to approve the issuance of 15,015,015 shares of our common stock to be issued to APC in the ApolloMed Private Placement (Proposal No. 2). We are not required to obtain, and are not seeking, approval of any other portion of the APC Transactions or the APC Transactions as a whole. However, unless both proposals are approved, no portion of the APC Transactions will be consummated. Moreover, although we are not expressly seeking stockholder approval for the APC Transactions as a whole, the approval of Proposal No. 1 and Proposal No. 2 in effect serves as an implicit approval of the APC Transactions as a whole. We also ask you to vote on the “Adjournment Proposal,” which we will only bring to the floor if there are not sufficient votes cast in favor of the APC Stock Issuance Proposal and the AP-AMH Loan Proposal.
What is the voting requirement to approve the AP-AMH Loan Proposal and the APC Stock Issuance Proposal, and how does the Board of Directors recommend that you vote?   The affirmative vote of a majority of the votes cast is required to approve both the AP-AMH Loan Proposal and the APC Stock Issuance Proposal. Because broker non-votes and abstentions are not voted affirmatively or negatively, if you vote to abstain, or if you fail to vote or fail to instruct your broker, bank or other nominee or intermediary how to vote, it will have no effect on the voting outcome of these proposals. You may vote either “FOR,” “AGAINST” or “ABSTAIN.” The Board of Directors unanimously recommends that you vote your shares of common stock “FOR” the AP-AMH Loan Proposal, “FOR” the APC Stock Issuance Proposal and “FOR” the Adjournment Proposal, in the event it is needed. The Related Party Votes will be cast by the proxy holders in proportion to all other votes cast on each proposal. Note that a vote against either Proposal No. 1 or Proposal No. 2 will, in effect, be a vote against both proposals and the APC Transactions as a whole.

What constitutes a quorum?   A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote (as calculated on July 18, 2019). Our issued shares of Series A preferred stock and Series B preferred stock are not considered outstanding and are not entitled to vote at the Special Meeting, nor are they considered in determining the presence of a quorum. Therefore, only holders of our common stock will be eligible to vote. On the Record Date, there were 35,899,684 shares of common stock outstanding, and accordingly, at least 17,949,843 shares of common stock must be present at the Special Meeting in person or by proxy in order to constitute a quorum and enable us to conduct the Special Meeting. If you return valid proxy instructions or attend the Special Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Special Meeting.
How will we handle the shares of APC and our officers and directors who are also officers and/or directors of APC?   In order to ensure that the outcome of the voting on the proposals coming before the Special Meeting is decided by our stockholders who do not have interests in both ApolloMed and APC, we have designated the shares of common stock directly or indirectly held by the persons who serve as officers and directors of both entities, as well as the shares owned by APC itself, as “Related Party Votes.” The shares of APC and the overlapping affiliates will be counted as present for purposes of determining the presence of a quorum; however, these stockholders will instruct the proxy holders to cast their votes in the same percentages as all other votes cast on each proposal. As a result, the Related Party Votes will have no impact on the ultimate outcome of the voting on each proposal. All other officers or directors of either entity who are ApolloMed stockholders will be entitled to cast their votes in accordance with their own judgment.
Who will count the votes?   A representative from Broadridge Financial Solutions will act as inspector of elections and will tabulate the votes. The inspector will separately tabulate “FOR” and “AGAINST” votes, abstentions and broker non-votes for the APC Stock Issuance Proposal, the AP-AMH Loan Proposal, the Adjournment Proposal, if it is needed, and any other matter than may properly come before the Special Meeting.
What is an abstention and how is it treated?   An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstained shares are considered to be “present” and “entitled to vote” at the Special Meeting and therefore are included in determining whether or not a quorum is present at the Special Meeting. If you abstain, since no vote will have been cast, this will have no effect on the outcome of the AP-AMH Proposal, the Stock Issuance Proposal or the Adjournment Proposal.
What is a broker non-vote and how is it treated?   If your shares of common stock are held in “street name” in an account at your broker, bank or another nominee, you must instruct the broker, bank or such other nominee as to how to vote your shares by following the instructions they provide to you. If you do not provide these voting instructions, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” For this Special Meeting, brokers will not have discretionary authority to vote on any of the proposals being submitted to a vote of the stockholders. Because no vote will have been cast, this will have no effect on the outcome of the Stock Issuance Proposal, AP-AMH Proposal or the Adjournment Proposal.
Is your vote confidential?   Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
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as necessary to meet applicable legal requirements;

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to allow for the accurate and efficient tabulation and certification of votes; and

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to facilitate a successful proxy solicitation.

How can you learn the results of the vote?   We intend to announce preliminary voting results at the Special Meeting and will publish final results on a Current Report on Form 8-K within four business days following the Special Meeting.
Are any of our officers and directors interested in the matters to be acted upon?   None of our officers or directors are directly interested in the matters to be considered at the Special Meeting. However, Drs. Sim, Lam and Young, our Executive Chairman, our Chief Executive Officer and a director, and our Co-Chief

Medical Officer, respectively, each hold positions at APC. Dr. Sim is the Chairman of the Board, Dr. Lam is the Chief Executive Officer and Chief Financial Officer of APC, and Dr. Young is the Senior Executive Vice President of APC. All three officers are also shareholders of APC. Linda Marsh, a member of our Board of Directors, holds the ceremonial positions as Co-Chief Executive Officer of APC and NMM; however, she has no ability to exercise control or influence over either entity nor the management thereof in her capacity as an officer. She is a stockholder of ApolloMed but owns no APC shares. In these various capacities, none of our affiliated directors and officers has a direct interest in the stock purchase by APC, the loan to AP-AMH or any other aspect of the APC Transactions. In particular, although Dr. Lam is the Chief Executive Officer, director and sole shareholder of AP-AMH, he will derive no benefit from the APC Transactions in any of those capacities. However, along with all other ApolloMed stockholders, each of the ApolloMed officers and directors named above could potentially benefit from the APC Transactions from time to time if the purposes for which we are undertaking the APC Transactions are realized. There is no assurance that those benefits will accrue to them and other ApolloMed stockholders in any particular period or at all. In addition, Drs. Sim, Lam and Young, as shareholders of APC, could benefit indirectly from APC’s opportunity to monetize its revenue from its Healthcare Services Business at a higher valuation and in the form of a more liquid security than is possible within APC, a privately-held professional medical corporation. In addition, at any time after six months following the Closing Date, APC has the right to distribute all or a portion of the ApolloMed Shares to its shareholders, which would include Drs. Sim, Lam and Young. There currently is no agreement, plan or understanding with respect to any future distribution to APC shareholders.
Who is soliciting votes and who will bear the cost for this proxy solicitation?   The ApolloMed Board of Directors is soliciting proxies from our stockholders for the Special Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.
What is “householding”?   To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability (if we use this procedure, which we have not done in connection with the Special Meeting), Annual Report on Form 10-K in connection with annual stockholder meetings and proxy materials, as applicable, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. Householding reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. If your shares are held in street name, your broker, bank or other nominee similarly may deliver only one copy of a Notice of Internet Availability, Annual Report on Form 10-K and proxy materials, as applicable, to multiple stockholders who share an address.
If you received a “householded” mailing, and you would like to have additional copies of the proxy materials for this Special Meeting mailed to you, please submit your request to Apollo Medical Holdings, Inc., 1668 South Garfield Avenue, Second Floor, Alhambra, California 91801, Attention: Corporate Secretary, or call (626) 282-0288, and we will deliver these materials to you promptly. If you would like to opt out of  “householding” for future mailings, please notify us or your broker, bank or other nominee or intermediary. You may also call (866) 540-7095 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s).
What should you do if you receive more than one copy of proxy materials?   If you received more than one copy of proxy materials, your shares are registered in more than one name or brokerage account. This is not a duplication. Please follow the voting instructions on each voting instruction card that you receive to ensure that all of your shares are voted and counted.

May the Special Meeting be adjourned or postponed?   Under Delaware law, we are not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement of the date, time and place at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 30 days later than the date set for the original meeting, in which case a new notice is required. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting and new record date will be given to each stockholder of record entitled to vote at the adjourned meeting. Therefore, if we do not have sufficient votes for a quorum or to approve both the APC Stock Issuance Proposal and the AP-AMH Loan Proposal, it our intention to make an announcement at the Special Meeting of a new date and time for an adjourned or postponed meeting that is within the 30-day period permitted under Delaware law. Thereafter, if required, the ApolloMed Board will fix a new record date and a new meeting date and will deliver a notice of the new meeting date to stockholders entitled to vote at the rescheduled meeting.
What is the mailing address for ApolloMed’s principal executive offices?   Our principal executive offices and our mailing address is 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801. Any written requests for additional information or copies of these proxy materials or any other communications should be sent to this address.
Will ApolloMed’s auditors be at the Special Meeting?   Our auditors are BDO USA, LLP. Representatives of BDO are not expected to be present at the Special Meeting and accordingly, will not make any statement nor will there be an opportunity to ask questions of a representative of BDO.
How can you get assistance in connection with the Special Meeting?   If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the ApolloMed Special Meeting, please contact:
Apollo Medical Holdings, Inc.
1668 South Garfield Avenue, Second Floor
Alhambra, CA 91801
Attn: Corporate Secretary
Telephone: (626) 282-0288
Email: Eric.Chin@nmm.cc

NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any statements about our business, financial condition, operating results, plans, objectives, expectations and intentions, any projections of earnings, revenue or other financial items, such as our projected net income following the APC Transactions and our future liquidity; any statements of any plans, strategies and objectives of management for future operations such as the material opportunities that we believe exist for our company; any statements regarding management’s view of future expectations and prospects for us; any statements about prospective adoption of new accounting standards or effects of changes in accounting standards or regulations; any statements regarding future economic conditions or performance; any statements of belief; any statements of assumptions underlying any of the foregoing; and other statements that are not historical facts. Forward-looking statements may be identified by the use of forward-looking terms such as “anticipate,” “could,” “can,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “plan,” “envision,” “intend,” “continue,” “target,” “seek,” “contemplate,” “budgeted,” “will,” “would,” and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology. These forward-looking statements present our estimates and assumptions only as of the date of this proxy statement and are subject to change.
Forward-looking statements involve risks and uncertainties and are based on the current beliefs, expectations and certain assumptions of management. Some or all of such beliefs, expectations and assumptions may not materialize or may vary significantly from actual results. Such statements are qualified by important economic, competitive, governmental and technological factors that could cause our business, strategy, or actual results or events to differ materially from those in our forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and significant risks and uncertainties that could cause actual condition, outcomes and results to differ materially from those indicated by such statements. Some of the key factors impacting these risks and uncertainties include, but are not limited to:
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If any condition in any of the APC Transactions Agreements is not satisfied or waived, none of the APC Transactions will close because the Transactions are interrelated and must close concurrently;

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We may not achieve positive results in every reporting period or at all as a result of the consummation of the APC Transactions;

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AP-AMH may not have the ability to repay the principal and accrued interest on the AP-AMH Loan when it matures;

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AP-AMH is obligated to fund APC losses and deficits upon demand of APC, and if AP-AMH is unable to do so, our Board of Directors may deem it in the Company’s best interest to fulfill the obligation on AP-AMH’s behalf in order to preserve the economic benefits accruing to it from the APC Transactions, even though we have no contractual obligation to do so; there is no cap on this potential liability;

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We may not be able to secure a credit facility that we will need in order to honor our obligation to make the AP-AMH Loan or the terms offered may not be acceptable to us; in either event, such failure would mean that the APC Transactions will not close; and

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If APC does not pay the Series A Dividend to AP-AMH in any period, AP-AMH will not be obligated to pay the amounts it would otherwise owe to us under the various APC Transactions Agreements, which could materially impact our results and as to which we would have no recourse.

For a detailed description of the factors that could cause our actual results to differ materially from those expressed in any forward-looking statement, please see “Risk Factors” beginning on page 67 in this proxy statement and Item 1A entitled “Risk Factors,” of our 2018 10-K. Except as required by law, we do not intend, and undertake no obligation, to update any statement, whether as a result of the receipt of new information, the occurrence of future events, the change of circumstances or otherwise. We further do not accept any responsibility for any projections or reports published by analysts, investors or other third parties.

EXPLANATORY NOTE
We are seeking stockholder approval for two substantive proposals — a $545,000,000 loan to AP-AMH and the issuance of 15,015,015 shares of common stock to APC at a price of  $300,000,000. However, those two transactions must be understood in the context of all of the interrelated and interdependent components of the APC Transactions as a whole. The ultimate goal of the APC Transactions is to enhance stockholder value in ApolloMed by being able to more fully realize the benefit (and perhaps the detriment) of consolidating the revenue and net income (or net loss) of APC’s Healthcare Services Business on our consolidated statements of income. Although there is no guarantee that there will be a positive impact on our earnings in every future period, management believes that over time, the recharacterization of APC’s net income as it impacts our consolidated results will be in the best interests of our Company and our stockholders.
In this proxy statement we provide extensive details about the each of the individual transactions that, together, constitute the APC Transactions. This includes transactions to which ApolloMed is not a party, but which are critical to achieving the purposes for which the APC Transactions were devised.
No separate approval of the APC Transactions as a whole by our stockholders is necessary; our stockholders are not being asked to vote upon any portion of the APC Transactions other than the AP-AMH Loan and the ApolloMed Private Placement. If either Proposal No. 1 or Proposal No. 2 are voted down, the APC Transactions will not be completed. A vote in favor of the AP-AMH Loan and the APC Stock Issuance (i.e., the ApolloMed Private Placement) will be deemed an approval of by our stockholders of the APC Transactions as a whole.
THE BUSINESS OF APOLLO MEDICAL HOLDINGS, INC.
The following summary is not comprehensive. We have limited it to those aspects of our business that may, to some extent, be relevant to the APC Transactions. For a complete description of the business of ApolloMed, our subsidiaries and other affiliated entities, please refer to “Item 1 — Business” in our 2018 Form 10-K.
Overview
We, together with our affiliated physician groups and consolidated entities, are a physician-centric integrated population health management company providing coordinated, outcomes-based medical care in a cost-effective manner and serving patients in California, the majority of whom are covered by private or public insurance provided through Medicare, Medicaid and health maintenance organizations (“HMOs”), with a small portion of our revenue coming from non-insured patients. We provide care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans. Our physician network consists of primary care physicians, specialist physicians and hospitalists. We operate primarily through Apollo Medical Holdings, Inc. (“ApolloMed”) and the following subsidiaries: Network Medical Management (“NMM”), Apollo Medical Management, Inc. (“AMM”), APAACO and Apollo Care Connect, Inc. (“Apollo Care Connect”), and their consolidated entities, including consolidated VIEs.
Led by a management team with several decades of experience, we have built a company and culture that is focused on physicians providing high-quality medical care, population health management and care coordination for patients. We believe we are well-positioned to take advantage of the growing trends in the U.S. healthcare industry towards value-based and results-oriented healthcare focusing on the triple aim of patient satisfaction, high-quality care and cost efficiency.
Through our NGACO model and a network of independent practice associations (“IPAs”) with more than 6,000 contracted physicians, which physician groups have agreements with various health plans, hospitals and other HMOs, we are currently responsible for coordinating the care for over 970,000 patients in California. These covered patients are comprised of managed care members whose health coverage is provided through their employers or who have acquired health coverage directly from a health plan or as a result of their eligibility for Medicaid or Medicare benefits. Our managed patients benefit from an integrated approach that places physicians at the center of patient care and utilizes sophisticated risk management techniques and clinical protocols to provide high-quality, cost effective care. To implement a patient-centered, physician-centric experience, we also have other integrated and synergistic operations, including (i) management service organizations (“MSOs”) that provide management and other services to our affiliated IPAs, (ii) outpatient clinics and (iii) hospitalists that coordinate the care of patients in hospitals.
In December 2017, we completed a reverse merger with NMM, a California corporation formed in 1994 (the “Merger”). As a result of the Merger, NMM became a wholly owned subsidiary of ApolloMed and the former NMM shareholders owned more than 80% of the issued and outstanding shares of ApolloMed’s common stock post-merger. The combined company operates under the Apollo Medical Holdings name. NMM is the larger entity in terms of assets, revenues and earnings. In addition, as of the closing of the Merger, the majority of the board of directors of the combined company was comprised of former NMM directors and directors nominated for election by NMM. Accordingly, ApolloMed was considered to be the legal acquirer (and accounting acquiree), whereas NMM was considered to be the accounting acquirer (and legal acquiree).
Our affiliated medical groups provide hospitalist services at multiple acute-care hospitals, long-term acute care facilities and outpatient clinics. ApolloMed and its subsidiaries, including consolidated VIEs, generate revenue by providing administrative, medical management and clinical services to affiliated IPAs and medical groups. The administrative services cover primarily billing, collection, accounting, administrative, quality assurance, marketing, compliance and education. In addition, our NGACO, which served over 30,000 beneficiaries through 2018, is eligible to receive periodic advance payments from CMS for managing care for aligned beneficiaries.
We implement and operate different innovative healthcare models, primarily including the following integrated operations:
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IPAs, which contract with physicians and provide care to Medicare, Medicaid, commercial and dual-eligible patients on a risk- and value-based fee basis;

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MSOs, which provide management, administrative and other support services to our affiliated physician groups such as IPAs;

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APAACO, which started operations on January 1, 2017, and previously, several accountable care organizations (“ACOs”), which participated in the Medicare Shared Savings Program (the “MSSP”) sponsored by CMS and focused on providing high-quality and cost-efficient care to Medicare fee-for-service (“FFS”) patients;

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Outpatient clinics providing specialty care, including an ambulatory surgery center and a cardiac clinic care and diagnostic testing center;

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Hospitalists, which includes our employed and contracted physicians who focus on the delivery of comprehensive medical care to hospitalized patients; and

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A cloud-based population health management IT platform, which includes digital care plans, a case management module, connectivity with multiple healthcare tracking devices and integrated clinical data.

We operate under one reportable segment, the healthcare delivery segment. Our revenue streams are diversified among our various operations and contract types, and include:
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Capitation payments, including payments made by CMS from the NGACO model;

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Risk pool settlements and incentives;

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Management fees, including stipends from hospitals and percentages of collections; and

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FFS reimbursements.

There will be no change to our business structure or operations as a result of the successful completion of the APC Transactions.

Organization
Subsidiaries
We operate through our subsidiaries, primarily including:
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NMM;

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AMM;

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APAACO; and

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Apollo Care Connect.

Each of NMM and AMM operates as a MSO and is in the business of providing management services to physician practice corporations under long-term management and/or administrative services agreements (“MSAs”), pursuant to which NMM or AMM, as applicable, manages certain non-medical services for the physician group and has exclusive authority over all non-medical decision making related to ongoing business operations. The MSAs generally provide for management fees that are recognized as earned based on a percentage of revenue or cash collections generated by the physician practices.
APAACO, jointly owned by NMM and AMM, participates in the NGACO Model of CMS as of January 2017. The NGACO Model is a CMS program that allows provider groups to assume higher levels of financial risk and potentially achieve a higher reward from participating in this new attribution-based risk sharing model.
We operated three legacy ACOs that participated in the MSSP to serve the Medicare FFS population: ApolloMed Accountable Care Organization, Inc. (“Apollo-ACO”), majority owned by ApolloMed, as well as APCN-ACO, Inc. (“APCN-ACO”) and Allied Physicians ACO, LLC (“AP-ACO”), wholly owned by NMM. In 2017, we transitioned patients and physicians from the three legacy ACO’s into APAACO, which was established in May 2016 to operate under the NGACO Model.
Apollo Care Connect provides a cloud and mobile-based population health management platform, with an emphasis on chronic care management and high-risk patient management in addition to a comprehensive platform for total patient engagement. Features include a personal health assistant that allows patients to view their health data and interact with their physician and care managers, and evidence-based digital care plans that leverage our expertise in clinical care, care coordination and medical risk management to deliver value-based care.
Variable Interest Entities, Particularly APC
Our financial statements are consolidated and include the accounts of our majority-owned subsidiaries and various non-owned affiliated physician groups that are variable interest entities (“VIEs”), which consolidation is effectuated in accordance with applicable accounting rules promulgated by the Financial Accounting Standards Board (“FASB”). Such accounting rules require that, under some circumstances, the VIE consolidation model be applied when a reporting enterprise holds a variable interest (e.g., equity interests, debt obligations, certain management and service contracts) in a legal entity. Under this model, an enterprise must assess the entity in which it holds a variable interest to determine whether it meets the criteria to be consolidated as a VIE. If the entity is a VIE, the consolidation framework next identifies the party, if one exists, that possesses a controlling financial interest in the VIE, and then requires that party to consolidate as the primary beneficiary. An enterprise’s determination of whether it has a controlling financial interest in a VIE requires that a qualitative determination be made and is not solely based on voting rights.
The primary beneficiary analysis is a qualitative analysis based on power and benefits. We consolidate a VIE if we have both power and benefits — that is, (i) we have the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance (power), and (ii) we have the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE (benefits). As we discuss below, we have determined that APC is a VIE of NMM.

If we have a variable interest in a VIE but are not the primary beneficiary, we may account for our investment using the equity method of accounting.
As a consequence of California being a corporate practice of medicine state, as we discuss below, in addition to our subsidiaries, we mainly operate by maintaining long-term management services agreements with our affiliated IPAs, which are owned and operated by a network of independent primary care physicians and specialists, and which employ or contract with additional physicians to provide medical services. Under such agreements, we provide and perform non-medical management and administrative services, including financial management, information systems, marketing, risk management and administrative support.
NMM has entered into MSAs with several affiliated IPAs, including APC. APC contracts with various HMOs or licensed healthcare service plans, each of which pays a fixed capitation payment to APC. In return, APC arranges for the delivery of healthcare services by contracting with physicians or professional medical corporations for primary care and specialty care services. APC assumes the financial risk of the cost of delivering healthcare services in excess of the fixed amounts received. The risk is subject to stop-loss provisions in contracts with HMOs. Some risk is transferred to the contracted physicians or professional corporations. The physicians in the IPA are exclusively in control of, and responsible for, all aspects of the practice of medicine for enrolled patients. In accordance with relevant accounting guidance, APC is determined to be a VIE of NMM, as NMM is the primary beneficiary of APC with the ability, through majority representation on the APC Joint Planning Board, to direct the activities (excluding clinical decisions) that most significantly affect APC’s economic performance.
APC itself also consolidates the results of certain entities they have been determined to be VIEs of APC, and APC has been determined to be the primary beneficiary of these entities. We also have VIEs through AMM.
Investments
We invested in several entities in the healthcare industry through APC, our VIE. You can find more information about this aspect of our business in our 2018 10-K. We have omitted a detailed description in this proxy statement because we determined that it would not add to our stockholders’ understanding of the APC Transactions.
Our Business Operations
IPAs
Each of our affiliated IPAs is comprised of a network of independent primary care physicians and specialists who collectively care for patients and contracts with HMOs to provide physician services to their enrollees typically under capitated arrangements. Under the capitated model, a HMO pays the IPA a capitation payment and assigns it the responsibility for providing physician services required by patients. The IPA physicians are exclusively in control of, and responsible for, all aspects of the practice of medicine for enrolled patients. Most of the HMO agreements have an initial term of two years renewing automatically for successive one-year terms. The HMO agreements generally allow either party to terminate the HMO agreements without cause typically with a four to six-month advance notice and provide for a termination for cause by the HMO at any time.
MSOs
Our MSOs generally provide services to our affiliated IPAs or ACOs under long-term MSAs, pursuant to which they manage certain non-medical services for the physician groups and have exclusive authority over all non-medical decision making related to ongoing business operations. These services include but are not limited to:
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Physician recruiting;

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Physician and health plan contracting;

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Medical management, including utilization management and quality assurance;

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Provider relations;

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Member services, including annual wellness evaluations; and

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Pre-negotiating contracts with specialists, labs, imaging centers, nursing homes and other vendors.

NGACO
On January 18, 2017, CMS announced that APAACO had been approved to participate in the NGACO Model and began operations under this new model. We have devoted, and expect to continue to devote, significant effort and resources, financial and otherwise, to the NGACO Model. You can find a detailed explanation of the NGACO Model and our participation in this CMS program in our 2018 10-K. We have omitted a detailed description in this proxy statement because we determined that it would not add to our stockholders’ understanding of the APC Transactions.
Our Revenue Streams
Our revenue reflected in our consolidated financial statements includes revenue generated by our subsidiaries and consolidated entities. Revenue generated by consolidated entities, however, does not necessarily result in available or distributable cash for ApolloMed. Our revenue streams flow from various multi-year renewable contractual arrangements that vary by types of our business operations in the following manners:
Capitation Revenue
Our capitation revenue consists primarily of capitated fees for medical services provided by us under a capitated arrangement directly made with various managed care providers including HMOs. Capitation revenues are typically prepaid monthly to us based on the number of enrollees selecting us as their healthcare provider. Capitation is a fixed amount of money per patient per unit of time paid in advance for the delivery of healthcare services, whereby the service providers are generally liable for excess medical costs. The actual amount paid is determined by the ranges of services provided, the number of patients enrolled and the period of time during which the services are provided. Capitation rates are generally based on local costs and average utilization of services. Because Medicare pays capitation using a “risk adjustment model,” which compensates managed care providers based on the health status (acuity) of each individual enrollee, managed care providers with higher acuity enrollees receive more, and those with lower acuity enrollees receive less, capitation that can be allocated to service providers. Under the risk adjustment model, capitation is paid on an interim basis based on enrollee data submitted for the preceding year and is adjusted in subsequent periods after the final data is compiled.
Per member per month (“PMPM”) managed care contracts generally have a term of one year or longer. All managed care contracts have a single performance obligation that constitutes a series for the provision of managed healthcare services for a population of enrolled members for the duration of the contract. The transaction price for PMPM contracts is variable as it primarily includes PMPM fees associated with unspecified membership that fluctuates throughout the contract. In certain contracts, PMPM fees also include adjustments for items such as performance incentives, performance guarantees and risk shares. The majority of our net PMPM transaction price relates specifically to our efforts to transfer the service for a distinct increment of the series (e.g., day or month) and is recognized as revenue in the month in which members are entitled to service.
Risk Pool Settlements and Incentives
Capitation arrangements are supplemented by risk sharing arrangements. We have two different types of capitation risk sharing arrangements: full risk and shared risk arrangements. A detailed explanation of these risk sharing arrangements can be found in our 2018 Form 10-K. In addition to risk-sharing revenues, we also receive incentives under “pay-for-performance” programs for quality medical care, based on various criteria, which we explain in greater detail in our 2018 Form 10-K.

Management Fee Income
Management fee income encompasses fees paid for management, physician advisory, healthcare staffing, administrative and other non-medical services provided by us to IPAs, hospitals and other healthcare providers. Such fees may be in the form of billings at agreed-upon hourly rates, percentages of revenue or fee collections, or amounts fixed on a monthly, quarterly or annual basis. The revenue may include variable arrangements measuring factors such as hours staffed, patient visits or collections per visit against benchmarks, and, in certain cases, may be subject to achieving quality metrics or fee collections.
NGACO Revenue
Through APA ACO, we participate in the AIPBP track of the NGACO Model sponsored by CMS. Through the NGACO model, we receive monthly payments and annually, on an all or nothing basis, may receive a payment based on the shared savings APA ACO is able to generate in the prior performance year. A detailed explanation of how we earn NGACO revenue and the risks and rewards of our participation in this program are discussed in our 2018 Form 10-K.
Fee-For-Service Revenue
FFS revenue represents revenue earned under contracts in which we bill and collect the professional component of charges for medical services rendered by our contracted physicians and employed physicians. Under the FFS arrangements, we bill the hospitals and third-party payors for the physician staffing and further bill patients or their third-party payors for patient care services provided and receive payments.
Our Strengths and Advantages
The following are some of the material opportunities that we believe exist for our company.
Combination of Clinical, Administrative and Technology Capabilities
We believe our key strength lies in our combined clinical, administrative and technology capabilities. While many companies separately provide clinical, MSO or technology support services, to our knowledge there are currently very few organizations like us that provide all three types of services to over 970,000 patients.
Diversification
Through our subsidiaries, consolidated affiliates and invested entities, we have been able to reduce our business risk and increase revenue opportunities by diversifying our service offerings and expanding our ability to manage patient care across a horizontally integrated care network. Our revenue is spread across our operations. Additionally, with our ability to monitor and manage care within our wide network, we are an attractive business partner to health plans, hospitals, IPAs and other medical groups seeking to provide better care at lower costs.
Strong Management Team
Our management team has, collectively, several decades of experience managing physician practices, risk-based organizations, health plans, hospitals and health systems, a deep understanding of the healthcare marketplace and emerging trends, and a vision for the future of healthcare delivery led by physician-driven healthcare networks.
A Robust Physician Network
As of March 31, 2019, our physician network consisted of over 6,000 contracted physicians, including primary care physicians, specialist physicians and hospitalists, through our affiliated physician groups and ACOs.

Cultural Affinities with Patients
In addition to delivering premium healthcare, we believe in the importance of providing services that are sensitive to the needs of local communities, including their cultural affinities, which are shared by physicians within our affiliated IPAs and medical groups, and thus promoting patients’ comfort in communicating with care providers. Our network of providers is diverse and serves various diverse cultural communities, including Asian, Hispanic and others, with many of our providers speaking multiple languages.
Long-Standing Relationships with Partners
We have developed long-standing relationships with and have earned trust from multiple health plans, hospitals, IPAs and other medical groups that have helped to generate recurring contractual revenue for us.
Comprehensive and Effective Healthcare Management Programs
We offer comprehensive and effective healthcare management programs to patients. We have developed expertise in population health management and care coordination, in proper medical coding, which results in improved Risk Adjustment Factor (“RAF”) scores and higher payments from health plans, and in improving quality metrics in both inpatient and outpatient settings and thus patient satisfaction and CMS scores. Using our own proprietary risk assessment scoring tool, we have also developed our own protocol for identifying high-risk patients.
Competition
The healthcare industry is highly competitive and fragmented. We compete for customers across all of our services with other healthcare management companies including MSOs and healthcare providers such as local, regional and national networks of physicians, medical groups and hospitals, many of which are substantially larger than us and have significantly greater financial and other resources, including personnel, than what we have.
IPAs
Our affiliated IPAs compete with other IPAs, medical groups and hospitals, many of which have greater financial, personnel and other resources available to them. In the greater Los Angeles area, examples of such competitors include Regal Medical Group and Lakeside Medical group, which are part of Heritage Provider Network (“Heritage”), as well as HealthCare Partners, which is owned by DaVita Medical Group which was recently bought by UnitedHealth Group.
ACOs
Our NGACO competes with sophisticated provider groups in the creation, administration, and management of ACOs, including MSSP ACOs and NGACOs, many of which have greater financial, personnel and other resources available to them. For example, in the greater Los Angeles area, major competitors of APAACO include Heritage California ACO and DaVita Medical ACO California.
Outpatient Clinics
Our outpatient clinics compete with large ambulatory surgery centers and/or diagnostic centers such as Foothill Cardiology (California Heart Medical Group), RadNet and Envision Healthcare, many of which have greater financial, personnel and other resources available to them, as well as smaller clinics that have ties to local communities. HealthCare Partners also has its own urgent care centers, clinics and diagnostic centers.
Hospitalists
Because individual physicians may provide hospitalist services if they have necessary credentials and privileges and thus the markets for hospitalist services are highly fragmented, our affiliated hospitalist groups face competition primarily from numerous small inpatient practices in existing and expanding markets but also compete with large physician groups, many of which have greater financial, personnel and other resources available to them. Some of such competitors operate on a national level, including EmCare, Team Health and Sound Physicians.

Corporate Practice of Medicine
Our consolidated financial statements include our subsidiaries and VIEs. Some states have laws that prohibit business entities with non-physician owners, such as ApolloMed and its subsidiaries, from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians; which are generally referred to as corporate practice of medicine. States that have corporate practice of medicine laws require only physicians to practice medicine, exercise control over medical decisions or engage in certain arrangements such as fee-splitting, with physicians. In these states, a violation of the corporate practice of medicine prohibition constitutes the unlawful practice of medicine, which is a public offense punishable by fines and other criminal penalties. In addition, any physician who participates in a scheme that violates the state’s corporate practice of medicine prohibition may be punished for aiding and abetting a lay entity in the unlawful practice of medicine.
California is a corporate practice of medicine state. Therefore, we operate by maintaining long-term MSAs with our affiliated IPAs and medical groups, each of which is owned and operated by physicians only and employs or contracts with additional physicians to provide medical services. Under such MSAs, our wholly-owned MSOs are contracted to provide non-medical management and administrative services such as financial and risk management as well as information systems, marketing and administrative support to the IPAs and medical groups. The MSAs typically have an initial term of 3 – 30 years and are generally not terminable by our affiliated IPAs and medical groups except in the case of bankruptcy, gross negligence, fraud, or other illegal acts by the contracting MSO.
Through the MSAs and the relationship with the physician owners of our medical affiliates, we have exclusive authority over all non-medical decisions related to the ongoing business operations of those affiliates. Consequently, ApolloMed consolidates the revenue and expenses of such affiliates as their primary beneficiary from the date of execution of the applicable MSA. When necessary, Dr. Thomas Lam, our Chief Executive Officer, including through entities in which he is the sole shareholder, serves as a nominee shareholder, on ApolloMed’s behalf, of affiliated medical practices, in order to comply with corporate practice of medicine laws and certain accounting rules applicable to consolidated financial reporting by our affiliates as VIEs.
While under these arrangements our MSOs perform only non-medical functions, do not represent to offer medical services and do not exercise influence or control over the practice of medicine by physicians. The California Medical Board, as well as other state’s regulatory bodies, has taken the position that MSAs that confer too much control over a physician practice to MSOs may violate the prohibition against corporate practice of medicine. Some of the relevant laws, regulations and agency interpretations in California and other states that have corporate practice prohibitions have been subject to limited judicial and regulatory interpretation. Moreover, state laws are subject to change and regulatory authorities. Other parties, including our affiliated physicians, may assert that, despite these arrangements, ApolloMed and its subsidiaries are engaged in the prohibited corporate practice of medicine or that such arrangements constitute unlawful fee-splitting between physicians and non-physicians. If this occurred, we could be subject to civil or criminal penalties, our MSAs could be found legally invalid and unenforceable in whole or in part, and we could be required to restructure arrangements with our affiliated IPAs and medical groups. If we were required to change our operating structures due to determination that a corporate practice of medicine violation existed, such a restructuring might require revising our MSOs’ management fees.
Although we have relationships with many physician-related entities, including APC, we have always been careful to seek to ensure that our operations comply with California’s corporate practice of medicine doctrine. The corporate practice of medicine doctrine, as defined in California and applicable to our operations, is a principal reason that the APC Transactions are structured in the manner they are structured. Even if the parties were inclined, ApolloMed is prohibited from owning an interest in APC because APC is professional medical corporation that operates as an IPA, so an acquisition is not a feasible option. The corporate practice of medicine doctrine further prohibits ApolloMed from participating in any fee splitting arrangement with APC or any other IPA or medical group, which could make certain payments from APC to ApolloMed subject to close scrutiny. The APC Transactions have been structured with a view towards complying with California’s corporate practice of medicine doctrine, with AP-AMH, a professional medical corporation, which is wholly-owned by Dr. Lam, as a facilitating entity. ApolloMed will continue to own no equity or other interest in APC, nor will it own or be permitted to own an equity or other interest in AP-AMH.

Other Regulatory Matters
In addition to the corporate practice of medicine doctrine discussed above, as a healthcare company, our operations and relationships with healthcare providers such as hospitals, other healthcare facilities, and healthcare professionals are subject to extensive and increasing regulation by numerous federal, state, and local government agencies including the Office of Inspector General (“OIG”), the Department of Justice, CMS and various state authorities. These laws and regulations often are interpreted broadly and enforced aggressively. Imposition of liabilities associated with a violation of any of these healthcare laws and regulations could have a material adverse effect on our business, financial condition and results of operations. We cannot guarantee that our practices will not be subject to government scrutiny or be found to violate certain healthcare laws. Government investigations and prosecutions, even if we are ultimately found to be without fault, can be costly and disruptive to our business. Moreover, changes in healthcare legislation or government regulation may restrict our existing operations, limit our expansion or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition and results of operations.
Our 2018 Form 10-K includes a detailed summary of some of the most significant laws and regulations that affect our business operations.
Impact of the Pending APC Transactions
We do not anticipate that the consummation of the APC Transactions will materially change our business strategy, plans or operations.
APC AND THE IMPACT OF THE APC TRANSACTIONS
APC is a privately-held California professional corporation that is overseen by a board of directors consisting of 26 board members. The APC board has appointed officers of the corporation who are responsible for managing the day-to-day operations of the corporation. ApolloMed is not a shareholder and, under California’s corporate practice of medicine doctrine, it is prohibited from owning an interest in APC. Moreover, it has no right, by contract or otherwise, to suggest, nominate or appoint persons to serve on the APC board of directors.
APC was incorporated on August 17, 1992 for the purpose of arranging healthcare services as an independent physician association. APC has contracts with various health maintenance organizations (“HMOs”) and licensed healthcare service plans as defined in the Knox-Keene Healthcare Service Plan Act of 1975. Each HMO negotiates a fixed amount per member per month that is to be paid to APC. In return, APC arranges for the delivery of healthcare services by contracting with physicians or professional medical corporations for primary care and specialty care services. APC assumes the financial risk of the cost of delivering healthcare services in excess of the fixed amounts received. Some of the risk is transferred to the contracted physicians or professional corporations. The risk is also minimized by stop-loss provisions in contracts with HMOs. APC has a controlling financial interest in other entities, including entities that are consolidated VIEs, in which APC is the primary beneficiary, and other entities that are APC subsidiaries or in which the interests are held in one of APC’s VIEs. Not all of these entities are considered part of APC’s Healthcare Services Business. Following the closing of the APC Transactions, APC will continue to operate its business in the manner and to the extent it has historically operated.
As discussed more fully throughout this proxy statement, the primary purpose of the APC Transactions is to recharacterize certain APC-derived revenue that is currently consolidated on ApolloMed’s statements of income but is not taken into account in “net income attributable to Apollo Medical Holdings, Inc.” or earnings per share derived therefrom. The principal mechanism to achieve this purpose will be the Series A Dividend payable on the APC Preferred Stock and the use of the dividend proceeds as they are paid.
Following the closing of the APC Transactions, AP-AMH will own 1,000,000 shares of APC Preferred Stock that will carry a mandatory cumulative preferred dividend that is based on APC’s net income from its Healthcare Services Business, as set forth in APC’s Certificate of Determination of Preferences that will create its Series A Preferred Stock. Under the Certificate of Determination, AP-AMH will be entitled to receive Series A Dividends that are preferential, cumulative, accrue on a daily basis from the date of purchase of the APC Preferred Stock and are equal for any determination period to the sum of  (i) APC’s Net Income from Healthcare Services (as defined in the Certificate of Determination), plus (ii) any dividends received by APC in such period from certain affiliated entities, minus (iii) any Retained Amounts (as defined in the Certificate of Determination). The Retained Amounts allow APC to retain 50% of the Net Income from Healthcare Services in excess of a baseline amount (which baseline amount is subject to annual adjustments based on Consumer Price Index increases, but not decreases), with the other 50% paid to AP-AMH as a part of the Series A Dividends. As a result, APC will retain 50% of increases after the closing of the APC Transactions in the amounts of the Net Income from Healthcare Services, with the remainder paid to AP-AMH. The Retained Amounts will not apply to any APC affiliated entities, including any future-acquired APC affiliated entities. The Series A Dividends are intended to be paid quarterly and will be based on the financial results of APC as of the quarter prior to the quarter in which any payment is made. Although it is contemplated that the Series A Dividends will be paid quarterly, in fact, the APC board of directors will be required to declare the dividend before it can be paid. To the extent it is not declared and paid, the Series A Dividend will cumulate.
The net effect of the APC Transactions generally, and the Series A Dividend formula, in particular, is that the Series A Dividend will not be based on 100% of APC’s assets. The “Excluded Assets” that will remain solely for the benefit of APC and its shareholders currently include (i) a 48.9% ownership in Universal Care Inc., (ii) a 50% ownership of 531 W. College LLC, (iii) certain land owned by APC in El Monte and Monterey Park, California; (iv) (iv) its 5% ownership of ApolloMed shares of common stock; and (v) the proceeds derived from the APC Transactions. Certain of these Excluded Assets support, but do not directly provide, services that are encompassed under the term Healthcare Services Business.
Over time, the assets constituting Excluded Assets could change as APC exercises its independent judgment to purchase or sell assets that do not fall under the definition of Healthcare Services Assets. If and to the extent there is a gain on the sale of any such Excluded Assets, that gain will have no impact on the Series A Dividend and will remain in APC exclusively for the benefit of APC and its shareholders. As such, neither AP-AMH nor ApolloMed will derive any benefit from any upside realized in the APC Excluded Assets.
Historically, certain of APC’s Excluded Assets have suffered losses, but those losses have been offset by APC’s Healthcare Services Business and Healthcare Services Assets. After the closing of the APC Transactions, a substantial portion, if not all (depending on the period), of the Healthcare Services Assets will be unavailable to offset losses in APC’s Excluded Assets portion of its business. Although APC and ApolloMed are distinct corporations, with their own boards of directors elected by their own shareholders, the APC Transactions have the potential to create risk in ApolloMed that would be entirely due to the performance of APC’s Excluded Assets. Specifically, if APC’s Excluded Assets are incurring losses that cannot be offset by its profitable Healthcare Services Business, it could be deemed insolvent or might force APC into bankruptcy. In either scenario, ApolloMed’s financial condition could be materially negatively impacted.
California Corporations Code sections 500 et seq. govern when a California corporation such as APC is permitted to make cash and property distributions to its shareholders. Section 500 allows a corporation to make distributions (including dividends) if: (i) the amount of the corporation’s retained earnings prior to the distribution equals or exceeds the sum of the distribution and the amount of cumulative dividends in arrears on series of preferred stock that are senior in dividend preference to the class or series to which the applicable distribution is being made, or (ii) after giving effect to the distribution, the value of the corporation’s assets equals or exceeds the sum of its liabilities and the amount of preferential rights upon dissolution, including accrued but unpaid dividends, of shareholders with rights upon dissolution superior to those of the shareholders receiving the distributions. However, Corporations Code section 501 prohibits any distributions if the corporation is, or as a result of the distribution would be, likely to be unable to meet its liabilities as such liabilities mature. In essence, Sections 500 et seq. require a solvency threshold determination as to whether or not a corporation can make a distribution of any kind, and if that threshold is met, the corporation must pass either a retained earnings test or a balance sheet test.

Following the closing of the APC Transactions, APC’s Excluded Assets could suffer substantial losses that will not be offset by its Healthcare Services Business. These losses could cause APC to be deemed insolvent, and therefore APC would be prohibited from declaring and paying the Series A Dividend. If APC is prohibited or simply unwilling to pay the Series A Dividend to AP-AMH, AP-AMH will be unable to pay to ApolloMed and NMM the interest pursuant to the Loan Agreement, the licensing fees pursuant to the Tradename Licensing Agreement and the management fees pursuant to the Administrative Services Agreement. Without those expected payments from AP-AMH, ApolloMed’s financial condition, cash flows and results of operations could be severely impaired. Moreover, if APC were forced into bankruptcy as a result of continuing losses in the Excluded Assets portion of its business, the entire structure underlying the APC Transactions would fail.
Prior to the closing of the APC Transactions, the parties anticipate entering into various amendments to the APC Transactions Agreements. (see page 60) Among the amendments contemplated is a provision that would require APC to retain a sufficient amount of assets it receives in the APC Transactions to enable it to fund losses or deficits in that portion of its business that is not considered its Healthcare Services Business, and thereby not be prohibited from paying the Series A Dividends pursuant to California Corporations Code sections 500 et seq. on the basis of insolvency. That provision would provide some measure of protection to AP-AMH and ApolloMed. However, there is no assurance that future losses or deficits might not exceed that reserve.
In addition, as part of the APC Transactions Agreements executed on May 10, 2019, APC and AP-AMH entered into the Special Purpose Shareholder Agreement. Pursuant to that agreement, in the event of any losses or deficits incurred at any time or from time to time by APC pertaining to its Healthcare Services Assets, upon written request of APC, AP-AMH is obligated to make one or more capital contributions to APC in an amount sufficient to cover any such losses or deficits. In the event AP-AMH receives notice of a capital call, it is likely that it will not have sufficient resources to cover its obligation. While ApolloMed is not a party to this agreement and has no obligation thereunder, it is possible that the ApolloMed Board of Directors could determine that it is in the best interests of ApolloMed and our stockholders to fund AP-AMH’s obligation under the Special Purchase Shareholder Agreement in order to protect the economic interests of ApolloMed and our stockholders. There is no cap on the dollar amount of the potential liability. Losses or deficits arising from the Excluded Assets are expressly carved out. However, this agreement also poses risks for ApolloMed.

SELECTED UNAUDITED CONSOLIDATED
CONDENSED STATEMENT OF INCOME DATA
The selected unaudited historical consolidated condensed statement of income data presented below for the fiscal years ended December 31, 2018 and 2017 and for the three months ended March 31, 2019 has been derived from ApolloMed’s audited financial statements for the fiscal years ended December 31, 2018 and 2017, and from our unaudited financial statements for the three months ended March 31, 2019, respectively. These financial statements are not included in this proxy statement, but you may review them in their entirety, including the related notes thereto, in our 2018 Form 10-K, which we filed with SEC on March 18, 2019, and our Quarterly Report on Form 10-Q for the period ended March 31, 2019, which we filed with SEC on May 10, 2019. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results of operations for the full year or any other interim period, and our historical results generally are not necessarily indicative of results to be expected in any future period. ApolloMed’s management prepared the unaudited financial statements as of and for the three months ended March 31, 2019 on the same basis as it prepared our audited consolidated financial statements. In the opinion of ApolloMed management, this information reflects all adjustments consisting of only normal recurring adjustments necessary for a fair presentation of this data for that period.
The following consolidated condensed statement of income data of ApolloMed and its consolidated subsidiaries and VIEs for the periods presented illustrates the extent to which APC’s consolidated operating results has impacted our bottom-line results. See “Modified Selected Unaudited Consolidated Condensed Statement of Income Data” on page 36 for an illustration of the impact the APC Transactions would have had on our historical results.

	Year Ended December 31,		Three Months Ended March 31, 2019
	2018	2017
			(unaudited)
Revenue
Capitation, net	$344,207,058	$272,921,240	$71,516,778
Risk pool settlements and incentives	100,927,841	44,598,373	10,093,841
Management fee income	49,742,755	26,983,695	8,996,600
Fee-for-service, net	19,703,999	7,449,249	4,080,674
Other income	5,226,099	4,403,373	1,069,278
Total revenue	519,907,752	356,355,930	95,757,171
Total expenses	431,475,590	321,209,963	99,065,029
Income (loss) from operations	88,432,162	35,145,967	(3,307,858)
Other income (expense)
Loss from equity method investments	(8,125,285)	(1,112,541)	(849,657)
Interest expense	(560,515)	(79,689)	(210,979)
Interest income	1,258,638	1,015,204	323,008
Change in fair value of derivative instrument	—	(44,886)	—
Gain on settlement of preexisting receivable from ApolloMed	—	921,938	—
Gain from investments – fair value adjustments	—	13,697,018	—
Other income	1,622,131	168,102	187,116
Total other (expense) income, net	(5,805,031)	14,565,146	(550,512)
Income (loss) before provision for (benefit from) for income taxes	82,627,131	49,711,113	(3,858,370)
Provision for (benefit from) income taxes	22,359,640	3,886,785	(1,408,241)
Net (loss) income	60,267,491	43,824,328	(2,450,129)
Net income (loss) attributable to non-controlling interests	49,432,489	20,022,486	(2,589,793)
Net income attributable to Apollo Medical Holdings, Inc.	$10,835,002	$25,801,842	$139,664
Earnings per share – basic	$0.33	$1.01	$0.00
Earnings per share – diluted	$0.29	$0.90	$0.00
Weighted average shares of common stock outstanding – basic	32,893,940	25,525,786	34,496,622
Weighted average shares of common stock outstanding – diluted	37,914,886	28,661,735	38,074,174

MODIFIED SELECTED UNAUDITED
CONSOLIDATED CONDENSED STATEMENT OF INCOME DATA
REFLECTING THE EFFECT OF THE APC TRANSACTIONS
The following modified selected unaudited consolidated condensed statement of income data presented below is based on, and should be read in conjunction with, the historical consolidated financial statements of ApolloMed, including the footnotes thereto, which can be reviewed in our annual and quarterly filings with SEC. See the section entitled, “Where You Can Find More Information” on page 90 for additional information.
As we have discussed elsewhere in this proxy statement, the primary rationale underlying the APC Transactions taken as a whole, is to change the character of certain APC revenue that currently is consolidated on our statements of income because of APC’s status as a VIE of NMM, but which is reflected as “attributable to noncontrolling interests.” Upon successful completion of the APC Transactions, a significant portion of APC’s net income attributable to its Healthcare Services Business will be distributed to AP-AMH as mandatory quarterly cumulative preferred dividends, if and when APC’s board of directors declares such dividends. AP-AMH will then use the dividend proceeds to make payments to ApolloMed and NMM under the Loan Agreement, Tradename License Agreement and Administrative Services Agreement. We will thereafter be able to reflect these sources of revenue and other income from AP-AMH in consolidated net income attributed to Apollo Medical Holdings, Inc. in accordance with GAAP. This compares to our existing presentation that requires APC’s net income to be presented below the net income line item in our consolidated statements of income as “net income attributable to non-controlling interests,” as a separate line item from the “net income attributable to Apollo Medical Holdings, Inc.” line item in our consolidated statements of income, from which earnings per share is calculated, which, in turn, often determines the P/E Ratio used by market participants as one indicator in evaluating our Company.
The following modified selected unaudited consolidated condensed statement of income data for the year ended December 31, 2018 and three months ended March 31, 2019 shows the effect that the APC Transactions would have had on our consolidated statements of income if the APC Transactions had been consummated on January 1, 2018. We include two separate presentations: (i) the first shows the effect that the APC Transactions would have had on our historical consolidated statements of income for the year ended December 31, 2018 and the three months ended March 31, 2019; and (ii) the second sets forth a further modified presentation that gives effect to the APC Transactions, but also includes the impact of APC’s May 31, 2019 acquisition of ACMG as though it had been consummated on January 1, 2018. In each instance, the modified presentations are based upon ApolloMed’s consolidated statements of income prepared pursuant to GAAP for the applicable period, with the only modifications thereto being the recharacterization of amounts payable to ApolloMed and NMM as interest paid, management fees and licensing fees, and the effect of that recharacterization on “net income attributable to non-controlling interests,” “net income attributable to Apollo Medical Holdings, Inc.” and earnings per share, both basic and diluted. Based on management’s assessment, the APC Transactions and the ACMG acquisition did not meet the thresholds that would require historical audited financial statements under Regulation S-X Rule 3-05, as well as pro formas under Article 11 of Regulation S-X. The modified selected unaudited consolidated condensed financial data presented below is included to provide additional useful information to assist our stockholders in evaluating the impact of these transactions on our historical financial results for each of the periods presented.

	Year Ended December 31, 2018			Three Months Ended March 31, 2019
	Actual	Modified to Reflect APC Transactions	Modified Including ACMG	Actual	Modified to Reflect APC Transactions	Modified Including ACMG
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total revenue	$519,907,752	$519,907,752	$629,870,514	$95,757,171	$95,757,171	$130,686,352
Net income (loss)	60,267,491	56,688,817	55,666,610	(2,450,129)	(3,753,129)	(4,877,344)
Net income (loss) attributable to noncontrolling interests	49,432,489	(4,315,496)	(4,315,496)	(2,589,793)	1,613,449	1,613,449
Net income (loss) attributable to Apollo Medical Holdings, Inc.	10,835,002	61,004,314	59,982,107	139,664	(5,366,578)	(6,490,793)
Earnings per share – basic	$0.33	$1.85	$1.82	$0.00	$(0.16)	$(0.19)
Earnings per share – diluted	$0.29	$1.61	$1.58	$0.00	$(0.16)	$(0.19)
Weighted average shares of common stock outstanding – basic	32,893,940	32,893,940	32,893,940	34,496,622	34,496,622	34,496,622
Weighted average shares of common stock outstanding – diluted	37,914,886	37,914,886	37,914,886	38,074,174	38,074,174	38,074,174

INFORMATION ABOUT THE APC TRANSACTIONS
Background; Reason for Undertaking the APC Transactions
Our goal in consummating the APC Transactions is to enhance stockholder value. We, together with our affiliated physician groups and consolidated entities, are a physician-centric integrated population health management company. Because we are prohibited from engaging in the practice of medicine by California’s corporate practice of medicine doctrine, we do not provide any medical care, nor do we make any medical decisions. Through our wholly-owned subsidiary, NMM, we do enter into administrative services agreements with physician groups under the terms of which we manage all aspects of the physician groups’ business and operations other than the actual practice of medicine. As a result of the power and responsibilities granted to NMM and the benefits it derives under its long-term management services agreement with APC, APC has been deemed a “variable interest entity,” or “VIE” of NMM. We discuss variable interest entities on page 25. As a VIE of NMM, APC’s results are consolidated with NMM’s results, which in turn, are consolidated on our consolidated financial statements. However, neither ApolloMed nor NMM owns any interest in APC and, in fact, is prohibited from acquiring an ownership interest by California’s corporate practice of medicine doctrine. As a result of the characterization of APC as a VIE, its revenue is included in our consolidated revenue, and consolidated net income includes APC net income even though it is not an entity we own. While APC’s net income is included in consolidated net income, which includes the net income of ApolloMed and our consolidated subsidiaries and VIEs, APC’s net income is then separately presented below the net income line item in our consolidated statements of income as “net income attributable to non-controlling interests.” Only “net income attributable to Apollo Medical Holdings, Inc.,” which line item appears below the “net income” and the “net income attributable to non-controlling interests” line item in our consolidated statements of income, and which line item reverses out APC’s net income (loss) from our earnings, is used in calculating our earnings per share under GAAP, which, in turn, often determines the P/E Ratio used by market participants as one indicator in evaluating our Company.
Although the impact has varied from period to period, in most periods since the merger with NMM in 2017, we believe this GAAP-required accounting treatment has resulted in ApolloMed’s earnings and earnings per share potentially being under-valued by market participants because a significant portion of our consolidated net income — that which is attributable to APC — is not included in ApolloMed earnings per share reported under GAAP. Since the merger, ApolloMed’s management has endeavored to conceive of a structure in which APC’s Health Services Business net income is better reflected in ApolloMed’s consolidated net income attributable to ApolloMed’s stockholders and earnings per share. ApolloMed and APC, collectively, designed the APC Transactions structure to accomplish this purpose, and AP-AMH was formed to facilitate it.
Overview
The AP-AMH Loan and the APC Stock Issuance Proposal are only two segments of a series of interrelated transactions among ApolloMed, APC, AP-AMH and certain related entities and individuals. ApolloMed must also secure a senior secured credit facility from a commercial financial institution. All of the APC Transactions and the credit facility must close concurrently on a date on or before September 30, 2019, unless mutually extended. While each of the Transaction Agreements described below is subject to different closing conditions, the effect of the closing conditions as a whole is that the APC Transactions are subject to, in addition to customary closing conditions, the satisfaction or waiver of the conditions in each of the Transaction Agreements and to the successful concurrent closing of all of the APC Transactions. The interrelated series of transactions include the following highlights, with a more detailed discussion below:
Credit Facility between a Commercial Financial Institution and ApolloMed
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In order for the APC Transactions to close, ApolloMed must enter into a $250,000,000 senior secured credit facility with a commercial bank or other financial institution. The credit facility will be used to fund $245,000,000 (approximately 45%) of the AP-AMH Loan, which ApolloMed will pay directly to APC on behalf of AP-AMH in partial consideration for its purchase of APC Preferred Stock.

Transactions between ApolloMed and APC
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Pursuant to a Stock Purchase Agreement, APC has agreed to purchase 15,015,015 shares of ApolloMed common stock at $19.98 per share for total consideration of  $300,000,000 in a private placement transaction (the “APC Stock Issuance Proposal”); and

•
When entered into on the Closing Date, ApolloMed will grant APC certain registration rights with respect to the newly-acquired shares, and APC will agree that, to the extent the securities it owns represent more than 9.99% of the voting securities of ApolloMed, it will not vote any common stock or other securities entitled to vote in excess of 9.99%, but instead, will grant a proxy to ApolloMed’s management to vote any excess shares in the identical proportion to all other votes cast on each matter and further, APC will agree to restrictions on the transferability of its ApolloMed Shares.

Transactions between ApolloMed and AP-AMH
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ApolloMed has agreed to loan AP-AMH $545,000,000 pursuant to a Loan Agreement; the proceeds from the AP-AMH Loan will be used to purchase tracking preferred stock of APC; on the Closing Date, the parties will enter into a Security Agreement that will secure AP-AMH’s obligations and performance under the Loan Agreement by creating a first priority senior secured interest in all of AP-AMH’s assets;

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AP-AMH has entered into a Tradename Licensing Agreement with ApolloMed under the terms of which AP-AMH will pay a licensing fee to ApolloMed for the non-exclusive right to use the tradename Apollo Medical Associates;

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AP-AMH will receive administrative services to support its healthcare services practice pursuant to an Administrative Services Agreement with NMM, ApolloMed’s wholly-owned subsidiary; and

•
Thomas S. Lam, M.D., the sole shareholder of AP-AMH has entered into a Physician Shareholder Agreement under which he has agreed to abide by certain restrictions on the transfer of his AP-AMH shares, as well as to give notice to ApolloMed and NMM in connection with certain material business actions of AP-AMH and, upon request of ApolloMed, to sell his AP-AMH shares to a designee of ApolloMed or to issue such number of newly-issued shares of AP-AMH stock to such designee equal to at least 51% of the post-issuance outstanding shares, in each instance, for $100.

Transactions between AP-AMH and APC
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APC will create a series of preferred stock to be designated as Series A Preferred Stock, which will be a dividend-bearing security, the formula for which will track the Healthcare Services Business of APC;

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Pursuant to a Preferred Stock Purchase Agreement, AP-AMH has agreed to purchase 1,000,000 shares of APC’s Series A Preferred Stock for total purchase consideration of $545,000,000; and

•
Pursuant to a Special Purpose Shareholder Agreement, AP-AMH has agreed to fund any losses or deficits attributable to APC’s Healthcare Services Business, APC has granted to AP-AMH consent rights with respect to certain material corporate decisions of APC.

Senior Secured Credit Facility
A critical underpinning of the entire series of APC Transactions is the requirement that ApolloMed secure a credit facility sufficient to enable us to perform our obligation to loan AP-AMH $545,000,000 under the Loan Agreement. As of the date of this proxy statement, we continue to be engaged in ongoing negotiations with a commercial financial institution regarding the possibility of obtaining such a senior secured credit facility on terms acceptable to us. Assuming we agree upon the final terms and details of a credit facility with that commercial financial institution, and the parties have finalized the loan documents related thereto, this transaction would close concurrently with the APC Transactions, or not at all.
Because we have not yet entered into a definitive credit agreement any commercial financial institution, we cannot provide actual details of the credit facility we anticipate we will ultimately enter into. However, there are certain principal terms typically included in credit agreements of the size and purpose we are contemplating. Following is a summary of some of the key terms, conditions and restrictions we would anticipate would be included in any credit agreement we might enter into in connection with the APC Transactions:
We will require $245,000,000 in order to perform our obligation under the Loan Agreement with AP-AMH. Therefore, we would anticipate that the credit facility will be in the principal amount of approximately $250,000,000, with the excess of  $5,000,000 anticipated to be used primarily to pay expenses and fees of the APC Transactions. We would expect that the facility would be comprised of a revolving credit facility, a term loan, a swing line commitment and that it will also provide for the issuance of letters of credit. It is likely that the credit facility will be syndicated, with several financial institutions serving as lenders from time to time; a financial institution or various institutions serving as administrative agent, collateral agent, swing line lender and a letter of credit issuer, as well as lead bookrunner.
Advances under the revolving loans and the term loans will bear interest at fluctuating rates per annum that will be defined in the credit agreement, most likely payable quarterly. We would expect that the credit facility will mature no less than five years from the closing date. At maturity, all amounts outstanding will be due and payable in full, unless the credit facility is refinanced or amended. We cannot assure that we will be able to extend the credit facility beyond the initial term, and accordingly, we may need to be in a position to repay all outstanding amounts due within five years, even though our loan to AP-AMH has a 10-year loan maturity date.
We expect that the credit agreement would include customary representations, warranties and affirmative covenants and acceleration, indemnity and events of default provisions. In addition, as is common in any agreement of this nature, we expect that the credit agreement we enter into will include significant covenants that restrict ApolloMed and our subsidiaries from engaging in certain specified activities and actions. We expect that any commercial financial institution with which we do business will include negative covenants along the following lines, which will remain in effect as long as the credit agreement remains in effect, and until no amounts remain outstanding. Credit agreements of the nature we will need, often include covenants that, among other things, generally:
•
do not allow the borrower to borrow additional amounts or additional amounts above a certain limit, or that are senior to the existing debt, without the approval of the creditor;

•
require the borrower to obtain the consent of the creditor for acquisitions in excess of an agreed upon amount and/or grant security interests in newly-acquired companies;

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do not allow the borrower to dispose of assets;

•
do not allow the borrower to liquidate, wind up or dissolve any of its subsidiaries without the creditor’s approval;

•
do not allow the borrower to create any liens on any of its assets;

•
require the borrower not to impair any security interests that the creditor has in the borrower’s assets; and

•
require the borrower to meet, on an ongoing basis, specified financial covenants.

The above list of negative covenants is indicative of negative covenants we would expect to see in any credit agreement. However, the definitive agreement we ultimately sign may not include all of the covenants listed above and may include additional negative covenants that will severely constrain our actions and activities while any amounts remain outstanding under the credit agreement.

Both the term loan and the revolving credit facility would be expected to be first priority perfected, senior secured obligations of ApolloMed, which obligations would be secured by all or substantially all present and future assets of ApolloMed and our subsidiaries.
However, we do not yet have a definitive credit agreement, and we cannot assure you that we will be successful in obtaining the funding we need from the commercial financial institution. The failure to obtain a satisfactory credit facility will cause the entire series of APC Transactions to fail.
The APC Transactions Agreements
The following is intended to provide a summary of the terms of each of the APC Transactions Agreements. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to our Current Report on Form 8-K filed with SEC on May 13, 2019.
Loan Agreement and Security Agreement (ApolloMed and AP-AMH)
Loan Agreement
On May 10, 2019, ApolloMed and AP-AMH entered into a loan agreement under the terms of which we have agreed to loan AP-AMH $545,000,000. If consummated, the AP-AMH Loan will mature 10 years from the funding date. This loan is the subject of Proposal No. 1. We will secure the funding for this loan by entering into a senior secured credit facility and immediately taking down $245,000,000 in cash, which we will then pay to APC on AP-AMH’s behalf as partial consideration for its purchase of the APC Preferred Stock. We will obtain the remaining $300,000,000 needed to fully fund the AP-AMH Loan by selling 15,015,015 shares of our common stock to APC for $19.98 per share in a purchase that will be offset against the balance of the purchase price of the APC Preferred Stock being purchased by AP-AMH. Although AP-AMH is the borrower under the Loan Agreement, it will not directly receive any portion of the $545,000,000 loan proceeds.
The AP-AMH Loan, which will be represented by a secured promissory note (the “Note”), will generally bear simple interest at the rate of 10% per annum. Interest will be payable quarterly in arrears solely out of the APC Series A Dividend. If the amount of the Series A Dividend is insufficient to pay the quarterly interest payment on the AP-AMH Loan, the accrued but unpaid interest will be added to the principal amount of the AP-AMH Loan and that excess amount will bear interest at 10.75% until the excess principal is paid.
The principal amount of the AP-AMH Loan generally is not subject to prepayment prior to the maturity date without our prior consent. However, in the event the amount of principal is increased in the amount of an interest payment shortfall, as referred to in the previous paragraph, AP-AMH is required to pay down the increased principal amount upon receipt of any Series A Dividend it receives after any interest payment date corresponding to the immediately preceding dividend payment date.
Our obligation to fund the AP-AMH Loan is subject to the fulfillment, to our satisfaction, of each of the conditions precedent set forth in the Loan Agreement. See page 58 for a discussion of important conditions that must be satisfied or waived in order for the APC Transactions to be consummated. If for any reason the funding date/Closing has not occurred on or before September 30, 2019, or if either the Series A Preferred Shares Purchase Agreement between APC and AP-AMH or the Stock Purchase Agreement between us and APC is terminated, we may terminate the Loan Agreement upon written notice to AP-AMH.
The Loan Agreement contains customary representations and warranties of ApolloMed and AP-AMH typical of transactions of this nature, covenants and agreements regarding the operation of the AP-AMH, which will remain in effect so long as any amount of principal or interest remain unpaid and customary events of default, such as failure to make payments on the AP-AMH Loan or bankruptcy proceedings. Upon the occurrence of an event of default and during the continuance of any event of default, we will have, in addition to all other rights and remedies that are available to us under applicable law or in equity or under the Loan Agreement or Security Agreement, the right to declare all obligations, whether evidenced by the Loan Agreement or the Note or by any other Loan Documents, immediately due and payable. In addition, the interest rate on the AP-AMH Loan will be increased to the then-current rate of interest plus 5%.

Security Agreement
The Security Agreement between AP-AMH and ApolloMed will be executed on the Closing Date. Under the terms of the Security Agreement, AP-AMH will grant to us a first priority security interest in the collateral to secure AP-AMH’s payment and performance under the Loan Agreement. Collateral is defined as all of AP-AMH’s right, title and interest in and to the assets of AP-AMH, whether now owned or hereafter acquired, including, without limitation, all of AP-AMH’s right, title and interest in and to (i) all shares of APC Series A Stock (and any other securities), now or hereafter owned by AP-AMH, together with all certificates representing those securities; (ii) all shares, securities, moneys or other property representing a dividend on or distribution or return of capital on or in respect of the “Pledged Shares,” (defined below) or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares; (iii) all shares of any successor entity of any such merger or consolidation (collectively, the “Pledged Shares”); and (iv) all proceeds of the foregoing Collateral.
At least initially, and most likely, throughout the term of the AP-AMH Loan, the APC Preferred Stock will be the most valuable asset of AP-AMH. As discussed elsewhere in this proxy statement, California’s corporate practice of medicine doctrine prohibits non-physicians from owning an interest in a California professional corporation. (see page 30) Therefore, although the APC Preferred Stock is expected to be the primary collateral securing AP-AMH’s performance under the Loan Agreement, ApolloMed will not be able to own that asset in the event AP-AMH defaults on the Loan. The Security Agreement provides that ApolloMed may not take any action with respect to any APC shares that are held as Collateral that would result in APC having an ineligible shareholder under the laws relating to the corporate practice of medicine in California. Accordingly, if it were necessary to foreclose on that Collateral, ApolloMed would need to designate an eligible person (whether a physician or a professional medical corporation) to own the APC shares or determine some other method to monetize the value of the APC Preferred Stock collateral. It may be difficult for ApolloMed to derive full value from the most valuable Collateral securing AP-AMH’s obligations under the Loan Agreement.
The Security Agreement includes covenants to be made by AP-AMH intended to preserve and protect the Collateral and ApolloMed’s senior secured rights thereto.
So long as no event of default (as defined in the Security Agreement) has occurred, AP-AMH will be entitled to (A) exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of the Loan Agreement, the related Note, the Security Agreement or any other instrument or agreement referred to in those documents and instruments; and (B) receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.
AP-AMH will be deemed in default under the Security Agreement if it fails to comply with any of the covenants or agreements regarding the Pledged Shares, or fails to comply with any provision required of it or its affiliates under the Loan Agreement, the Note or the Security Agreement or commits an Event of Default thereunder, for 10 days after AP-AMH’s receipt of written notice of any monetary default or 15 days after its receipt of written notice of any non-monetary default (an “Event of Default”); provided, however, that, if such failure is of such nature as to not be curable within that 15-day period, an Event of Default will have occurred AP-AMH has failed to commence curative action within the prescribed 15-day period and prosecuted the same with due diligence to completion thereafter but in no event beyond 30 days after AP-AMH’s receipt of the default notice. On the occurrence of any Event of Default, ApolloMed, as the Secured Party, may, at its option, after providing notice to AP-AMH, and in addition to all rights and remedies available to it and its affiliates under the Loan Agreement, the Note or the Security Agreement, do any one or more of the following:
•
foreclose or otherwise enforce ApolloMed’s security interest in any manner permitted by law or provided in this Agreement, subject to the rights of senior lienholders;

•
sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as we may determine;

•
recover from AP-AMH all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by us in exercising any right, power or remedy provided by the Security Agreement or by law;

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require AP-AMH to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party;

•
enter onto property where any Collateral is located and take possession thereof with or without judicial process;

•
require AP-AMH to cause the Pledged Shares to be transferred of record into the name of ApolloMed or its nominee; or

•
prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent we deem appropriate and in connection with such preparation and disposition, without charge, use any trademark, service mark, trade name, copyright, patent or technical process used by AP-AMH.

ApolloMed Common Stock Purchase Agreement and Voting and Registration Rights Agreement (ApolloMed and APC)
The Stock Purchase Agreement and accompanying Voting and Registration Rights Agreement between ApolloMed and APC are the two agreements most directly related to the APC Stock Issuance Proposal (Proposal No. 2). Upon consummation of these Transactions, APC will increase its percentage ownership in our Company from approximately 5% to approximately 33%, although, as more fully discussed below, it will be restricted to voting no more than 9.99% of its shares in connection with any stockholder vote or consent.
Stock Purchase Agreement
On May 10, 2019, ApolloMed and APC entered into the Stock Purchase Agreement, the purpose of which is to provide the balance of the funds needed for the AP-AMH Loan after taking into account the anticipated $245,000,000 credit facility takedown. Under the terms of the Stock Purchase Agreement, APC has agreed to purchase on the Closing Date in a private placement an aggregate of 15,015,015 shares of our common stock at $19.98 per Share, for total consideration of  $300,000,000. The ApolloMed Shares will be sold to APC in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for offerings not involving any public offering pursuant to Section 4(a)(2) of the Securities Act.
The per share purchase price of  $19.98 is based on the average closing price of our common stock, as reported by The Nasdaq Stock Market, for the five trading days immediately preceding May 10, 2019, which is the date on which we executed the Stock Purchase Agreement. Because this is one piece of a series of interrelated transactions that includes our loan to AP-AMH and AP-AMH’s purchase of APC Preferred Stock, no cash will change hands in the purchase of the ApolloMed Shares. Instead, the $300,000,000 in proceeds will offset $300,000,000 of the price AP-AMH will pay for APC’s Preferred Stock using the AP-AMH Loan proceeds.
The Stock Purchase Agreement, as originally executed, provides that no director, officer or other ApolloMed affiliate will vote as a director or shareholder of APC in any APC decision pertaining to voting of any shares of ApolloMed common stock owned by APC, including the ApolloMed Shares being sold in the ApolloMed Private Placement. In addition, the Stock Purchase Agreement provides that neither APC nor any director, officer or other APC affiliate who is a stockholder of ApolloMed will vote any of his, her or its shares of ApolloMed common stock at the Special Meeting, and conversely, neither ApolloMed, nor any director, officer or other ApolloMed affiliate who is an APC shareholder will vote at APC’s shareholders meeting convened for purposes of approving the APC Transactions. However, following the execution of the Stock Purchase Agreement, APC and ApolloMed agreed to amend the agreement in the following respect:

The ApolloMed shares of common stock held by APC and its officers and directors who are also officers and/or directors of ApolloMed, which we refer to in this proxy statement as the Related Party Votes, may be counted towards establishing the presence of a quorum and voted at the Special Meeting. However, the holders of the Related Party Votes, totaling 6,522,305 shares and representing approximately 18% of the outstanding shares entitled to vote at the Special Meeting, will instruct the proxy holders to cast their respective votes on each proposal in the same proportion as all other votes cast. All other directors, officers or other affiliates of APC who are also ApolloMed stockholders, totaling 9,777,945 shares and representing approximately 27% of the outstanding shares of common stock as of the Record Date, will be entitled to vote their shares of common stock in accordance with their own judgment. There are no agreements or understandings among any of these APC affiliates as to how they will vote on the proposals coming before the stockholders at the Special Meeting. The parties agreed to this amendment to the Stock Purchase Agreement to help to ensure that there would be sufficient votes present to conduct the business of the Special Meeting but without allowing the Related Party Votes to control or even influence the outcome of each proposal.
The Stock Purchase Agreement contains customary representations and warranties typical of transactions of this nature and broad mutual indemnification rights arising out of or resulting from a breach of any unexpired representation or warranty or breach of any covenant or agreement. The agreement also contains various conditions that must be satisfied or waived in order to close. The representations, warranties, covenants and conditions are discussed later in this proxy statement in the context of all of the APC Transactions Agreements. See discussion beginning on page 41.
The Stock Purchase Agreement may be terminated upon notice to the other party if any of the following events occurs:
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By either party, if any of the conditions set forth in the Stock Purchase Agreement have not been satisfied or waived by September 30, 2019 or such other date as the parties may mutually agree (the “Drop-Dead Date”), provided that the failure to be satisfied is not caused by the terminating party’s material breach of the agreement;

•
By either party, if the other party has materially breached any representation, warranty or covenant that would give rise to a failure of a condition, and such breach has not been cured within 30 days after receipt of notice, provided that the party seeking to terminate is not itself in material breach of the Stock Purchase Agreement;

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By either party if at any time prior to the Closing Date the average closing prices for ApolloMed’s common stock for any five consecutive trading days is more than $23.54 or less than $15.70, subject to adjustment;

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By either party if any Governmental Authority (as defined in the Stock Purchase Agreement) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Prohibition (as defined in the Stock Purchase Agreement) that has become final and nonappealable; provided, that, the party seeking to terminate the Stock Purchase Agreement has not breached the Stock Purchase Agreement, which breach is the proximate cause of, or resulted in, such Governmental Prohibition; and

•
By either party if the Preferred Stock Purchase Agreement between APC and AP-AMH is terminated.

Because the dollar amount of the Shares to be sold in the ApolloMed Private Placement exceeds the then-current transaction dollar threshold under the HSR Act (defined below), and the size of the parties to the transaction in terms of sales or assets exceeds certain thresholds, APC and ApolloMed were required to comply with the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). ApolloMed and APC both submitted the required filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice on March 18, 2019, and the 30-day waiting period expired at 11:59 p.m. Eastern Time on April 17, 2019. See page 60 for a further discussion of the HSR Act and the parties’ compliance therewith.

The receipt of stockholder approval for this transaction is a condition to Closing the ApolloMed Private Placement, as well as other aspects of the APC Transactions.
Voting and Registration Rights Agreement
On the Closing Date, ApolloMed and APC will execute a Voting and Registration Rights Agreement. Pursuant to this agreement, we will grant APC certain demand and “piggyback” registration rights with respect to the Shares to be sold in the ApolloMed Private Placement and such additional shares of our common stock or other equity securities that may be issued in the future in connection with a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of our capital stock applicable to the Shares (the “Registrable Securities”). APC will agree to restrict its voting power in connection with its right to vote at any annual or special meeting of stockholders or to give its written consent.
Specifically, at any time after the six month anniversary of the Closing Date, the holders of at least 25% of the then-outstanding Registrable Securities may request that we register for resale all or a portion of the Registrable Securities for an offering that may be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution as we may determine. We will agree to use our commercially reasonable efforts to cause each registration statement to be declared effective by SEC as soon as practicable and to use our commercially reasonable efforts to keep each registration statement continuously effective until the earlier of  (i) such time as all of the Registrable Securities covered by such registration statement or registration statements, as the case may be, have been publicly sold by the holders or (ii) the date that all of the Registrable Securities may be sold under Rule 144 without any restrictions, as confirmed by a written opinion of our legal counsel. The agreement also grants the holders of Registrable Securities the right to include such Registrable Securities in registration statement we determine to prepare and file with SEC for our own account and/or on behalf of stockholders other than the holders of Registrable Securities. The right to include Registrable Securities in such company registration statement is subject to customary underwriter cutbacks and other restrictions and limitations. All fees and expenses incident to our performance of or compliance with our obligations under the agreement will be borne by us, whether or not any Registrable Securities are sold pursuant to a registration statement, other than brokerage fees and costs incurred by the selling stockholders. The agreement also includes mutual indemnification and contribution provisions customarily found in registration rights agreements.
In addition, notwithstanding anything to the contrary in our Certificate of Incorporation or under applicable law, to the extent that APC holds Registrable Securities that, together with any other of our voting securities that it owns, result in APC having voting power in excess of 9.99% of all voting securities of our Company, APC agrees that it will only cast votes equal to 9.99% of the outstanding voting securities. With respect to the voting securities in excess of 9.99% (the “excess shares”) owned by APC at the time of any vote (approximately 23% as of the closing of the APC Transactions), APC will grant a proxy to ApolloMed’s management to vote such excess shares in the identical proportion to all other votes cast on each matter. The effect of this proxy is that all of the shares of voting securities owned by APC will be voted, but the excess shares voted by management’s proxy will have no impact on the outcome of any matter.
The Voting and Registration Rights Agreement will further restrict APCs ability to transfer or assign its ApolloMed Shares. APC initially will be prohibited from transferring or assigning any of the ApolloMed Shares and any additional shares of our common stock that are acquired in connection with any future stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of ApolloMed securities (the “Additional Shares”) for a period of six months following the date of the agreement, which will be the Closing Date. Thereafter, APC will be able to (i) distribute the ApolloMed Shares and any Additional Shares issued to its shareholders; (ii) transfer or assign any of the ApolloMed Shares or Additional Shares in a sale through underwriters, dealers or agents who sell them on a national securities exchange; or (iii) transfer or assign any of the Shares or Additional Shares so long as no transferee will hold in excess of 9.99% of our voting securities or the transferee enters into an agreement with us as a condition to any such transfer or assignment limiting the transferee’s voting power to not more than 9.99%.

Tradename Licensing Agreement (ApolloMed and AP-AMH)
On May 10, 2019, in connection with AP-AMH entering into an administrative services agreement with our wholly-owned subsidiary, NMM, AP-AMH and ApolloMed entered into a Tradename Licensing Agreement (the “Licensing Agreement”). Under the terms of the Licensing Agreement, we have granted AP-AMH the right to use the tradename “Apollo Medical Associates” (the “Tradename”) in connection with marketing or advertising its healthcare services or in making business proposals to third parties. AP-AMH is prohibited from using the Tradename in any marketing or advertising or in making business proposals to entities with which AP-AMH seeks to conduct business or does conduct business unless such marketing, advertising or business proposals are in accordance with the marketing, advertising or business plan adopted by AP-AMH and approved by us. The right to use the Tradename granted under the Licensing Agreement is non-exclusive, non-sublicensable and non-transferable (except under the limited exceptions set forth in the Licensing Agreement) and is subject to a tradename licensing fee (the “Licensing Fee”). The Licensing Fee is equal to a percentage (the “Tradename License Fee Percentage”) multiplied by the gross revenues received by AP-AMH on an accrual basis during each calendar quarter during the term, subject in each instance, of the receipt by AP-AMH of the APC Series A Dividend. The parties will review the Tradename License Fee Percentage annually to ensure that (i) the intended underlying economic arrangements between AP-AMH and ApolloMed are preserved and (ii) the Tradename License Fee accurately compensates us for the value of the Tradename.
The Licensing Agreement will run concurrently with the NMM Administrative Services Agreement, subject to our right to terminate the Licensing Agreement earlier as set forth in the agreement or upon the mutual agreement of the parties. The Administrative Services Agreement, in turn, will terminate when AP-AMH no longer owns any shares of APC Preferred Stock. Accordingly, the Tradename Agreement will also terminate when AP-AMH has sold or otherwise transferred all of its APC Preferred Stock, if not earlier terminated.
Administrative Services Agreement (NMM and AP-AMH)
AP-AMH entered into an Administrative Services Agreement with our wholly-owned subsidiary, NMM, on May 10, 2019 (the “Administrative Services Agreement”). Under the terms of the Administrative Services Agreement, and similar to other services agreements our management services organizations (“MSOs”) have entered into with our other affiliated physician groups, NMM has agreed to provide certain non-medical services to AP-AMH and to have exclusive authority over all non-medical decision making related to its ongoing business operations. Specifically, AP-AMH appointed NMM, as “Manager,” and NMM agreed to serve as the exclusive administrator of all daily business functions of AP-AMH in order to relieve AP-AMH, to the maximum extent possible, of the administrative, accounting and other business aspects of its business, with NMM assuming responsibility and being given all necessary authority to perform these functions. The Administrative Services Agreement expressly provides that NMM will have no authority, directly or indirectly, to perform, and will not perform, any medical function. NMM may, however, advise AP-AMH as to the relationship between AP-AMH’s performance of medical functions and the overall administrative and business functioning of AP-AMH. In furtherance of the foregoing, NMM will be responsible for the following:
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Records maintenance;

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Accounting;

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Financial reporting;

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Financial planning; and

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Annual budgets.

In addition, NMM will assume oversight duties with respect to the APC Preferred Stock and APC’s Healthcare Services Assets (as defined in APC’s Certificate of Determination, defined below). Under this provision of the Administrative Services Agreement, NMM or its affiliates, designees, employees or agents will be responsible for overseeing, monitoring, inspecting and auditing, as applicable, APC’s compliance with its obligations under the certificate of determination of preferences of Series A Preferred Stock (the

“Certificate of Determination”) that will create its Series A Preferred Stock and the Special Purposes Shareholder Agreement (described below) for the purpose of safeguarding and preserving AP-AMH’s interests in the Preferred Stock and the Healthcare Services Assets. In furtherance of the foregoing, Manager shall be responsible for the following:
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Dividend receivable processing;

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Documentation and collection pertaining to the Preferred Stock Dividend; and

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Furnishing a quarterly report to AP-AMH regarding Preferred Stock Dividend payments for the prior quarter;

For these services, AP-AMH has agreed to pay NMM an administrative fee (the “Administrative Fee”), payable quarterly, equal to a percentage (the “Administrative Fee Percentage”) multiplied by the aggregate gross revenue of AP-AMH. The Administrative Fee is payable solely out of the APC Series A Dividend. The parties will review the Administrative Fee Percentage annually, and renegotiate it, if needed, to ensure that (i) the intended underlying economic arrangements between AP-AMH and NMM are preserved, and (ii) the Administrative Fee accurately compensates NMM for the value of the administrative services it provides.
The Administrative Services Agreement requires NMM to obtain and maintain in full force and effect, at its sole cost and expensive, comprehensive general liability insurance coverage ($1,000,000 for any one person and $3,000,000 in the annual aggregate), including errors and omissions coverage, under which NMM will be the named insured and AP-AMH will be named as an additional insured, for purposes of protecting against any liability incident to the rendering of services under the agreement. It further provides for mutual indemnification of the other party, as well as agreements with respect to the protection and non-disclosure of confidential and proprietary information of each of the parties.
The Administrative Services Agreement will take effect on the Closing Date and will terminate when AP-AMH no longer owns any shares of APC Preferred Stock, unless terminated earlier in accordance with the agreement. Each party will have the right to terminate the agreement, upon written notice to the other party: (i) in the event of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by one of the parties, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by a party, except for the filing of a petition in involuntary bankruptcy against a party that is dismissed within 90 days thereafter; or (ii) in the event one of the parties materially defaults in the performance of any duty or obligation imposed upon it by the agreement, and such default remains uncured for a period of 90 days after written notice thereof has been given to the party or such longer period of time as may be reasonably needed to effectuate a cure of such default.
Physician Shareholder Agreement (Thomas Lam, M.D.)
On May 10, 2019, Thomas Lam, M.D., as the sole shareholder of AP-AMH, entered into a Physician Shareholder Agreement in favor of ApolloMed and NMM and for the benefit of AP-AMH. This agreement is an ancillary agreement put in place to induce us to enter into the Loan Agreement and for us to cause our wholly-owned subsidiary, NMM, to enter into the Administrative Services Agreement. Its execution was a condition to our agreeing to enter into the Loan Agreement.
The agreement requires Dr. Lam, personally in his capacity as the sole shareholder, and as the person most likely to control the conduct and activities of AP-AMH (referred to in this agreement as the “Practice”), to agree to certain covenants intended to ensure that AP-AMH complies with its obligations under the Administrative Services Agreement and the Loan Agreement and accompanying Securities Agreement. In the Physician Shareholder Agreement, Dr. Lam, for himself and AP-AMH, agrees that:
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He will not take any action, or fail to take any action, in his capacity as a shareholder, director or officer of the Practice that would cause the Practice to breach the Administrative Services Agreement, the Loan Agreement or its accompanying Security Agreement;

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In the annual review of the amount of the administrative fees payable by the Practice to NMM, he will use his best efforts to cause the Practice to negotiate in good faith and to reach an agreement on the amount of such administrative fees; and

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He will be responsible for all damages suffered by NMM due to his affirmative actions or intentional omissions that result in a breach by the Practice of its obligations under the Administrative Services Agreement and the Loan Documents.

Dr. Lam further agreed that neither he nor his estate, heirs or devisees will sell, assign, transfer, gift, pledge, hypothecate, encumber or otherwise dispose of, either voluntarily or involuntarily, by operation of law or otherwise, any AP-AMH shares he now owns or later acquires, nor will he cause AP-AMH to authorize, approve or declare any dividend or distribution with respect to the AP-AMH shares.
In addition, Dr. Lam agreed that he and AP-AMH would provide written notice to ApolloMed of any vote or action to be taken at any time by him in his capacity as AP-AMH’s sole shareholder or as its sole director with respect to specified corporate actions, including:
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The lease, sale, exchange, transfer, mortgage or assignment or disposal of all or substantially all of AP-AMH’s assets;

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A merger, consolidation or other reorganization;

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The issuance of AP-AMH stock or securities exercisable for or convertible into AP-AMH stock;

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The sale, exchange, transfer, mortgage or other assignment or disposal of any of the APC Preferred Stock;

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The adoption, amendment, restatement, repeal or modification of the Physician Shareholder Agreement or AP-AMH’s Articles of Incorporation or Bylaws;

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The formation of subsidiaries, joint ventures or other entities by AP-AMH or in which it has an equity or debt interest;

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Any action related to the amendment, modification or termination of any of the APC Transactions Agreements;

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Any action concerning legal matters or the management of financial affairs or resources of AP-AMH;

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The delegation of any authority with respect to the affairs of AP-AMH by Dr. Lam to any other person or entity;

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The nomination or election of any person other than Dr. Lam to the AP-AMH Board of Directors;

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Except in connection with the Loan Documents, incurrence of indebtedness in excess of  $5,000, other than normal accounts payable or otherwise in the ordinary course of business;

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Except in connection with the Loan Documents, entry into any material agreement pertaining to the business of the Practice;

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Liquidation or dissolution of the Practice; and/or

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Entry into any agreement with any other person or entity to do any of the foregoing.

Pursuant to the Physician Shareholder Agreement, Dr. Lam also granted ApolloMed the right, in its sole discretion, to designate a third party who is otherwise eligible to own shares in a California professional corporation (a “Permitted Transferee”) to purchase either (i) Dr. Lam’s shares in AP-AMH; or (ii) newly-issued shares in AP-AMH equal to a 51% ownership interest in AP-AMH, in each instance for $100.

Preferred Stock Purchase Agreement and the Certificate of Determination of Preferences of Series A Preferred Stock (APC and AP-AMH)
Preferred Stock Purchase Agreement
On May 10, 2019, AP-AMH and APC entered into a Series A Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) under the terms of which AP-AMH has agreed to purchase from APC, and APC agreed to sell to AP-AMH, 1,000,000 shares of to-be-created Series A Preferred Stock of APC at a price of  $545 per share, for total consideration of  $545,000,000. ApolloMed will pay the purchase price of the APC Preferred Stock on behalf of AP-AMH by delivering the $245,000,000 cash take down from the credit facility and offsetting the $300,000,000 purchase price APC paid to ApolloMed for the ApolloMed Shares. The $545,000,000 in value being paid by ApolloMed to APC on behalf of AP-AMH is the principal amount being loaned by ApolloMed under the Loan Agreement. See page 41.
APC is a privately-held professional medical corporation. As such, there is no external source available to determine the value of the to-be issued Series A Preferred Stock. Therefore, the $545 per share price was determined by APC’s board of directors, based on a multiple of Adjusted Earnings before Interest, Tax, Depreciation and Amortization.
AP-AMH will be the sole owner of APC Series A Preferred. The Preferred Stock Purchase Agreement contains customary representations and warranties by APC for transactions of this nature, covenants regarding the operations of APC between the signing of the Preferred Stock Purchase Agreement and the closing, certain conditions to closing, broad mutual indemnification provisions and tax indemnification of AP-AMH by APC and other miscellaneous provisions. See page 52 for a discussion of the representations and warranties, covenants and conditions applicable throughout the APC Transactions Agreements.
The Preferred Stock Purchase Agreement may be terminated by mutual written consent of APC and AP-AMH or by either party by written consent to the other party, under the following circumstances:
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By either party, if one or more of the conditions set forth in the Preferred Stock Purchase Agreement are not satisfied or waived, provided that such failure to be satisfied is not caused by the material breach of the party electing to terminate the Agreement;

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By either party, if the other party has materially breached one or more of the representations, warranties or covenants made by that party, the breach of which would give rise to the failure of any of the conditions set forth in the Agreement, provided that the party seeking termination is not in materially breach of the Agreement;

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By either party, if any governmental authority (as defined in the Agreement) of competent jurisdiction has enacted, issued, promulgated, enforced or entered any governmental prohibition (as defined in the Agreement) that has become final and nonappealable; provided, that, the party seeking to terminate has not breached the Agreement, which breach is the proximate cause of, or resulted in, such governmental prohibition;

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By either party if, within five business days of July 9, 2019 (the “Optional Termination Date”) the failure to satisfy AP-AMH’s due diligence condition or, with respect to APC, the fairness opinion condition, as applicable; provided, however, that if neither party terminates the Preferred Stock Purchase Agreement during such five business day period, then both parties will be deemed to have irrevocably waived these conditions; or

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By either party, if either the Loan Agreement or the ApolloMed Stock Purchase Agreement are terminated.

If the Preferred Stock Purchase Agreement is not earlier terminated and the transactions contemplated thereby have not closed by September 30, 2019, or such later date as the parties may mutually agree, the Preferred Stock Purchase Agreement may terminate by its terms. In the event of termination, all further obligations of APC and AP-AMH under the Preferred Stock Purchase Agreement will terminate, except those specifically reserved that will survive the termination; provided, however, that (a) if the Preferred Stock Purchase Agreement is properly terminated by AP-AMH due to a material and intentional breach of the Preferred Stock Purchase Agreement by APC or due to APC’s fraud, AP-AMH’s right to pursue remedies (consistent with the Preferred Stock Purchase Agreement) for such breach will survive such termination unimpaired, and (b) if the Preferred Stock Purchase Agreement is properly terminated by APC due to a material and intentional breach of the Preferred Stock Purchase Agreement by AP-AMH or due to AP-AMH’s fraud, APC’s right to pursue remedies (consistent with the Preferred Stock Purchase Agreement) for such breach will survive such termination unimpaired.
In connection with the Preferred Stock Purchase Agreement, APC has agreed to create what is known as a “tracking” preferred stock to sell to AP-AMH. A tracking stock is a type of stock that will look to a particular division or segment of a business rather than the company as a whole. Regarding APC’s Series A Preferred Stock, the primary term that makes it a tracking stock is the dividend provision, which is based upon APC’s Healthcare Business Assets, as discussed in detail below.
Certificate of Determination of APC Series A Preferred Stock
APC will file its Certificate of Determination of Preferences of Series A Preferred Stock (the “Certificate of Determination”) with the Office of the California Secretary of State on or before the Closing Date. The following is a summary of the rights, preferences, privileges and restrictions of APC’s Series A Preferred Stock. For a complete description of the APC Series A Preferred Stock, you should read the Certificate of Determination of Preferences of Series A Preferred Stock in full, which is attached as Exhibit A to the Preferred Stock Purchase Agreement, which itself is attached as Exhibit 10.6 to ApolloMed’s Current Report on Form 8-K that was filed with the SEC on May 13, 2019.
Central to an understanding of the APC Preferred Stock are certain terms defined in APC’s Certificate of Determination, including “Excluded Assets,” “Healthcare Services,” “Healthcare Services Assets” and “Net Income from Healthcare Services.” Those terms are defined as follows:
“Excluded Assets” means assets of the Company [i.e., APC] that are not Healthcare Services Assets, including the Company’s equity interests in Universal Care, Inc., Apollo Medical Holdings, Inc., and any entity that is primarily engaged in the business of owning, leasing, developing or otherwise operating real estate.
“Healthcare Services” means any medical or other healthcare-related services that the Company [i.e., APC] delivers or is responsible for delivering to patients through physicians, professional medical corporations, ancillary service providers, and other contracted providers engaged by the Company to provide such services, including any medical or other healthcare-related services with respect to which the Company is entitled to receive capitation payments, fee-for-service payments, risk pool settlements, incentive payments or other fees.
“Healthcare Services Assets” means (i) the assets of the Company [i.e., APC] that consist of or are dedicated exclusively to activities that generate Net Income from Healthcare Services or Dividend Receivables and (ii) other assets of the Company, to the extent such assets consist of or are dedicated in part to activities that generate Net Income from Healthcare Services or Dividend Receivables, in each case as reasonably determined by the Board.
“Net Income from Healthcare Services” means, with respect to any period of determination, and subject to Section 2(b), the Payor Contract Receivables for such period, less the corresponding Cost of Healthcare Services incurred, which amount shall be determined net of any taxes applicable to or based on the Payor Contract Receivables, and without the application of any tax benefits generated by or in connection with the Excluded Assets.
The principal terms of the Series A Preferred are as follows:
Dividends.   AP-AMH, as the sole holder of the Preferred Stock, will be entitled to receive Preferred Stock Dividends that are preferential, cumulative and accrue on a daily basis from the Closing Date. The Preferred Stock Dividends will be payable quarterly in arrears in an amount for any determination period equal to the sum of  (A) APC’s Net Income from Healthcare Services, subject to certain specified adjustments, plus (B) any dividends received by APC in such period from certain affiliated entities, minus (C) any “Retained Amounts,” which is defined in the Certificate of Determination as 50% of the aggregate amount of Net Income from Healthcare Services (but excluding Dividend Receivables) that exceeds the then-current Baseline Amount (as defined in the Certificate of Determination). The Retained Amounts will allow APC to retain 50% of the Net Income from Healthcare Services (after deduction applicable to any APC affiliated entities, including any future-acquired APC affiliated entities) in excess of a baseline amount, which baseline amount is subject to annual adjustments based on CPI increases, but not decreases. The remaining 50% of the Net Income from Healthcare Services will be paid to AP-AMH as part of the Preferred Stock Dividends. The result of this structure will be to allow APC to retain 50% of the increases after the Closing Date in the amounts of the Net Income from Healthcare Services, with the remainder paid to AP-AMH. The Preferred Stock Dividend is based on the APC financial results for the quarter prior to the quarter in which the dividend payment is made.
For purposes of calculating the Series A Dividend, the term “Baseline Amount” is defined in the Certificate of Determination as follows:
Baseline Amount means, as of the Effective Date (i.e., the Closing Date), an amount equal to $54,000,000, which amount shall be pro-rated (as reasonably determined by the Board) in connection with the calculation of the Series A Dividend with respect to less than a full fiscal year of the Company, subject to adjustment as follows: Commencing on the first anniversary of the Effective Date, and on each succeeding anniversary of the Effective Date thereafter (each, an “Adjustment Date”), the Baseline Amount shall be increased, if applicable, by the same percentage increase (the “Percentage Increase”) as the change in the CPI for the period of January 1 through December 31 of the immediately preceding calendar year, which percentage increase shall be determined by subtracting the CPI effective as of January 1 of the preceding calendar year (the “Base CPI”) from the CPI effective as of December 31 of the preceding calendar year (the “Target CPI”) to calculate the CPI point change (the “CPI Point Change”), and then dividing the CPI Point Change by the Base CPI and multiplying the result by 100. For the avoidance of doubt, if the Target CPI is the same or less than the Base CPI, then, the Baseline Amount will remain the same for the ensuing one year period. As an illustration only, and not by way of limitation, assume that the Base CPI is 103 and the Target CPI is 106, and that the Baseline Amount prior to the Adjustment Date is $54,000,000, then, the adjusted Baseline Amount is calculated as follows:
CPI Point Change = 106 [Target CPI] minus 103 [Base CPI] = 3
3 [CPI Point Change] / 103 [Base CPI] = 0.029
0.029 x 100 = 2.9%
Adjusted Baseline Amount = $54,000,000 x 1.029 = $55,566,000
APC is not able to declare, pay or set aside any dividends on shares of any other class or series of its capital stock (other than dividends on shares of common stock payable in shares of common stock) unless the holders of Series A Preferred will have received, immediately prior to or simultaneously with the payment of such other dividend, an amount equal to the aggregate Preferred Stock Dividend then accrued and unpaid.
APC currently has an outstanding credit facility with Preferred Bank under a business loan agreement that provides for loan availability of up to $40,000,000 through the maturity date of December 31, 2020. The business loan agreement contains various restrictive covenants, including a prohibition on paying dividends on its capital stock, subject to certain exceptions that do not apply to the Series A Dividends. Preferred Bank has consented to the payment of the Series A Dividends, provided that there is no default or event of default under APC’s business loan agreement. In the event APC is so in default, Preferred Bank’s consent to the payment of the Series A Dividends would be revoked, and APC would be prohibited from paying the Series A Dividends.
Voting.   Generally, the Preferred Stock will not be entitled to vote, including being excluded from voting to elect directors. However, the Certificate of Determination grants the Preferred Stock a separate class vote on certain material events that could materially affect the value of the Preferred Stock, including the following:
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Any action that alters or changes the voting powers or other special rights, preferences, privileges, qualifications, limitations or restrictions of the Series A Preferred Stock;

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Any increase or decrease (other than by conversion) in the authorized number of shares of the Series A Preferred Stock;

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Any Liquidation Event (as defined in the Certificate of Determination); and

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Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of capital stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series A Preferred Stock in rights of redemption, liquidation preference, voting or dividends, or any increase in the authorized or designated number of any such new class or series.

Liquidation.   The Certificate of Determination provides for (a) a Series A Liquidation Preference: (b) an Additional Series A Preference Distribution; (c) a Common Preference Distribution; and (d) Residual Distributions, as follows:
Upon any Liquidation Event (as defined in the Certificate of Determination), whether voluntary or involuntary, before any other distribution or payment shall be made to the holders of any shares of APC’s capital stock, the holders of the Series A Preferred will be entitled to be paid, out of APC’s assets or surplus funds legally available for distribution, their pro rata share of an amount equal to (i) all accrued and unpaid amounts of the Series A Dividend and (ii) $545,000,000, which is the Series A Purchase Price (the “Series A Liquidation Preference”).
After the payment in full of the Series A Liquidation Preference, the remaining APC assets or surplus funds legally available for distribution, if any, in amount equal to the positive difference between the then-current fair value of the Healthcare Services Assets, as reasonably determined by the Board, and the Series A Liquidation Preference, shall be distributed ratably 90% to the holders of the Series A Preferred and 10% to the holders of the common stock (the “Additional Series A Preference Distribution”).
After the payment in full of the Additional Series A Preference Distribution, the remaining APC assets or surplus funds legally available for distribution, if any, will be distributed ratably 90% to the holders of the common stock and 10% to the holders of the Series A Preferred, until the holders of the Series A Preferred have received an aggregate amount equal to the amount received by the holders of the common stock (the “Common Preference Distribution”).
After the payment in full of the Series A Liquidation Preference, the Additional Series A Preference Distribution and the Common Preference Distribution, the remaining APC assets or surplus funds legally available for distribution, if any, will be distributed ratably to the holders of the common stock.
Special Purpose Shareholders Agreement
In connection with the execution of the Preferred Stock Purchase Agreement, APC and AP-AMH, as the sole holder of APC Series A Preferred Stock, also entered into the Special Purpose Shareholders Agreement. Pursuant to this agreement, AP-AMH agreed to fund any losses or deficits incurred at any time or from time to time by APC with respect to its Healthcare Services Assets. Specifically, AP-AMH has agreed to make one or more capital contributions to APC in an amount sufficient to cover any such losses or deficits resulting from the Healthcare Services Assets. In exchange, APC agreed that it will not take any action without the prior written approval of AP-AMH, as the sole Series A Preferred stockholder, with respect to the following matters:
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The lease, sale, exchange, transfer, mortgage or other assignment or disposal of any or all of the Healthcare Services Assets;

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The issuance of any shares of APC Series A Preferred or any warrant, option, right or other security convertible into or exchangeable for APC Series A Preferred, or the creation of any new class or series of stock;

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The adoption, amendment, restatement, repeal or modification of the Special Shareholders Agreement, the Articles of Incorporation and/or the Bylaws of APC;

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The formation of any subsidiaries, joint ventures, or other entities by APC or in which APC has an equity or debt interest, which by their nature, are or would become Healthcare Services Assets;

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Any action related to the amendment, modification or termination of any agreements with NMM (or any successor);

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Entry into, renewal or termination of any health plan or third party payor agreement or other material agreement pertaining to the Healthcare Services Assets;

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Any action outside the ordinary course of business concerning legal matters or the management of financial affairs or resources of APC pertaining to any or all of the Healthcare Services Assets

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The delegation by APC of any authority with respect to its affairs to any other person or entity pertaining to any or all of the Healthcare Services Assets;

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Incurrence of any indebtedness (other than indebtedness incurred with respect to normal accounts payable or otherwise in the ordinary course of business) by APC, whether as a demand or term loan, a line of credit, or other form of short-term or long-term debt, which indebtedness is secured in whole or in part by any or all of the Healthcare Services Assets;

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Entry into any material agreement pertaining to any or all of the Healthcare Services Assets; and/or

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Entry into any agreement with any other person or entity to do any of the foregoing.

The Special Purpose Shareholder Agreement will remain in effect for as any shares of APC’s Series A Preferred Stock remain outstanding.
Representations and Warranties, Covenants and Conditions of the APC Transactions Agreements
As previously mentioned, each individual transaction comprising the APC Transactions is dependent upon the concurrent closing of all of the APC Transactions. In addition, ApolloMed must secure a $250,000,000 credit facility that also must close concurrently with the APC Transactions. The Stock Purchase Agreement between ApolloMed and APC, the Loan Agreement between ApolloMed and AP-AMH and the Preferred Stock Purchase Agreement between APC and AP-AMH each contain extensive sets of representations and warranties, covenants and conditions to closing applicable to those agreements, the material breach or failure of which could derail the APC Transactions. Because the failure of one transaction to close will cause the failure of all the APC Transactions, the representations and warranties, covenants and conditions in any one Transaction Agreement are relevant to all of the Transaction Agreements, we discuss below all of the representations and warranties, covenants and conditions that are included in these three Transaction Agreements. You can review all of the representations and warranties, covenants and conditions in full in the respective Transaction Agreements, which are attached as Exhibits 10.8 (Stock Purchase Agreement), 10.1 (Loan Agreement) and 10.6 (Preferred Stock Purchase Agreement) to our Current Report on Form 8-K, which we filed with the SEC on May 13, 2019.
Representations and Warranties and Covenants
Each of the Stock Purchase Agreement, Loan Agreement and Preferred Stock Purchase Agreement contains customary representations and warranties made by the respective parties. The representations and warranties listed below and included in the APC Transactions Agreements were made only for purposes of the APC Transactions Agreements and as of specific dates, are solely for the benefit of ApolloMed, APC and AP-AMH, as applicable, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk among ApolloMed, APC and AP-AMH rather than establishing matters as facts, and may be subject to standards of materiality that differ from those generally applicable to stockholders and reports and documents filed with the SEC. You should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition relating to ApolloMed, APC or AP-AMH or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the APC Transactions Agreements, which subsequent information may or may not be fully reflected in public disclosures by ApolloMed. The representations and warranties and other provisions of the various APC Transactions Agreements should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement.

In the Stock Purchase Agreement, ApolloMed made representation and warranties to APC, including those related to the following matters:
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organization, good standing, corporate power and qualification;

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authorization;

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non-contravention;

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valid issuance of shares;

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governmental consents and filings;

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SEC filings; financial statements;

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litigation; and

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compliance.

In the Stock Purchase Agreement, APC made representation and warranties to ApolloMed, including those related to the following matters:
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organization; qualified PC shareholder;

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authorization;

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purchase entirely for own account;

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legends;

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accredited investor;

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no general solicitation; and

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no disqualification event.

APC’s obligation to purchase the ApolloMed Shares on the Closing Date for the APC Transactions is subject to the satisfaction or waiver of the following conditions:
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representations and warranties of ApolloMed shall be true and correct as if made on the Closing Date;

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good standing, corporate power and qualification;

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ApolloMed shall have performed and complied with all covenants, agreements, obligations and conditions;

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AP-AMH and APC shall have executed and delivered the Preferred Stock Purchase Agreement; only remaining condition to closing being the funding of the loan by Apollo to AP-AMH to fund the stock purchase; and AP-AMH and APC are ready to close concurrently with the funding of the loan;

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ApolloMed shall have delivered to APC the Voting and Registration Rights Agreement;

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stockholders of ApolloMed shall have approved the stock issuance and sale and the loan to AP-AMH;

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ApolloMed shall have delivered to APC a closing certificate;

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APC shall have received a fairness opinion;

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no Governmental Prohibition exists;

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ApolloMed shall have obtained all consents, permits, approvals, registrations and waivers necessary to consummate the purchase and sale of the Shares;

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no adverse change; and

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all corporate and other proceedings in connection with the Transactions and all documents incident thereto shall be reasonably satisfactory form and substance to APC and counterpart originals, certified or other copies have been delivered.

ApolloMed’s obligation to issue the ApolloMed Shares on the Closing Date for the APC Transactions is subject to the satisfaction or waiver of the following conditions:
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representations and warranties of APC shall be true and correct as if made on the Closing Date;

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APC shall have performed and complied with all covenants, agreements, obligations and conditions;

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AP-AMH and APC shall have executed and delivered the Preferred Stock Purchase Agreement; only remaining condition to closing being the funding of the loan by ApolloMed to AP-AMH to fund the stock purchase; and AP-AMH and APC are ready to close concurrently with the funding of the loan;

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APC shall have delivered to ApolloMed the Voting and Registration Rights Agreement;

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stockholders of ApolloMed shall have approved the stock issuance and sale and the loan to AP-AMH;

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APC shall have delivered to ApolloMed a closing certificate;

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ApolloMed shall have received an opinion from regulatory counsel as to certain regulatory matters regarding the sale of the ApolloMed Shares and related matters and an opinion from tax and investment company counsel as to certain tax matters and matters under the Investment Company Act of 1940;

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ApolloMed shall have received a fairness opinion;

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no Governmental Prohibition exists;

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ApolloMed shall have obtained all consents, permits, approvals, registrations and waivers necessary to consummate the purchase and sale of the Shares;

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all corporate and other proceedings in connection with the Transactions and all documents incident thereto shall be reasonably satisfactory form and substance to ApolloMed and counterpart originals, certified or other copies have been delivered;

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AP-AMH and APC shall have executed and delivered the Preferred Stock Purchase Agreement, with the only remaining conditions to closing being the funding of the loan by ApolloMed to AP-AMH to fund the stock purchase; and AP-AMH and APC are ready to close concurrently with the funding of the loan;

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Apollo shall have obtained a loan from a commercial financial institution in an amount sufficient to permit ApolloMed to provide financing to AP-AMH under the Loan Agreement;

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ApolloMed and its advisers shall have completed a tax analysis satisfactory to ApolloMed; and

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Former NMM stockholders holding not less than 90% of the ApolloMed common stock issuable to them at the time of the ApolloMed-NMM reverse merger transaction that are currently locked up have entered into extensions of the first lockup period to September 30, 2019.

In the Loan Agreement, ApolloMed, as the lender, made representation and warranties to AP-AMH, as the borrower, including those related to the following matters:
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investment for its own account, for investment purposes only;

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acknowledgment of investment risks;

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accredited investor status;

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issuance and sale of the Note as an exempt issuance; and

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acknowledgment of receipt of all necessary or appropriate information desired for deciding whether to invest in the Note;

In the Loan Agreement, AP-AMH, as the borrower, made representation and warranties to ApolloMed, as the lender, including those related to the following matters:
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due organization;

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professional corporation;

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subsidiaries;

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authorization;

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actions and orders;

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capitalization;

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assets and liabilities;

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contracts;

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permits; and

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compliance with laws.

In the Loan Agreement, AP-AMH, as the borrower, agreed that as long as the Note remains outstanding, it will comply with the following covenants and agreements, capitalized terms are as defined in the Loan Agreement:
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Borrower shall preserve, renew and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

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Borrower shall use the proceeds of the Loan solely to purchase the Preferred Shares and for no other purpose;

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Borrower shall provide to Lender as soon as practicable, but in any event within 20 days after the end of each month, a balance sheet of Borrower as at the end of such month and an income statement of Borrower for such month and the year-to-date, which financial statements shall be prepared from the books and records of Borrower maintained in the ordinary course of business, and shall fairly present the financial condition and results of operations of Borrower as of the date thereof and for the periods then ended;

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Borrower shall provide prompt notice to Lender of: (a) any Material Adverse Change; and (b) any Action filed or threatened to be filed against Borrower and any Action proposed to be filed by Borrower;

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Borrower shall not borrow any funds or incur any debts or liabilities except for: (a) the Note, (b) income taxes payable on its income; and (c) operating expenses incurred in the ordinary course of business;

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Borrower shall not grant or permit a Lien on any of its assets or property;

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Borrower shall not issue any Equity Securities;

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Borrower shall not Transfer any Preferred Shares;

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Borrower shall not merge or consolidate with or into any other Person;

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Borrower shall not declare or pay and dividends or distributions on its capital stock or redeem any capital stock;

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Borrower shall not make any payments of any type to the shareholder of Borrower, other than reimbursement of costs and expenses in the ordinary course of business;

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Borrower shall comply with applicable Laws;

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permits;

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Borrower shall not violate the California PC Law or take, or permit to be taken, any action that would cause Borrower not to be in compliance with the California PC Law;

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Borrower shall file all returns for, and shall pay, all Taxes on or before the date due;

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Borrower shall not agree to any amendment of the Shareholder Agreement or waive any of its rights under the Shareholder Agreement;

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Borrower shall keep proper books of records and accounts, in which full, true and correct entries in all material respects and in any event in conformity with GAAP and all applicable Laws shall be made of all dealings and transactions and assets in relation to its business and activities;

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Borrower shall permit Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may be desired and to discuss its business operations, properties and financial and other condition with its officers, employees, consultants, and representatives; and

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promptly upon the request of Lender, Borrower shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as the Lender, may require from time to time in order to:

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carry out more effectively the purposes of the Loan Documents;

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to the fullest extent permitted by applicable law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by the Security Agreement and the other Loan Documents;

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perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Security Agreement and the other Loan Documents; and

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assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively to the Lender, the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instruments executed in connection with any Loan Document to which the Borrower is or is to be a party.

In the Preferred Stock Purchase Agreement, APC made representation and warranties to AP-AMH, including those related to the following matters:
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organization and good standing;

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authority and enforceability;

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non-contravention;

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valid issuance of shares;

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capitalization;

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financial statements;

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absence of certain changes or events;

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undisclosed liabilities;

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major contracts;

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litigation;

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compliance with laws;

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licenses;

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taxes;

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employee benefits;

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environmental matters;

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insurance;

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brokers and finders;

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related party transactions; and

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full disclosure.

In the Preferred Stock Purchase Agreement, AP-AMH made representation and warranties to APC, including those related to the following matters:
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organization and good standing;

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authority and enforceability;

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non-contravention;

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consents;

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litigation;

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independent investigation; investment intent;

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brokers and finders; and

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full disclosure.

In the Preferred Stock Purchase Agreement, APC and AP-AMH made certain covenants and agreements with respect to the conduct of their respective businesses and other actions on the following topics, the details of which are set forth in the Preferred Stock Purchase Agreement:
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cooperation (APC and AP-AMH);

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access (APC);

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conduct of business (APC):

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shall carry on business in the ordinary course; and

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shall not take any of the actions enumerated therein;

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alternative transactions (APC);

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supplement to disclosure schedule (APC);

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publicity (APC and AP-AMH);

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transfer taxes (APC);

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tangible net equity; working capital (APC);

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further assurances (APC and AP-AMH); and

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disclaimer regarding projections (AP-AMH);

Conditions to Closing
Each of the primary APC Transactions Agreements include important conditions to closing. Critical among the conditions is that the parties to each of the separate Transactions must be prepared to concurrently close all of the APC Transactions or no part of the APC Transactions will close. Following is a summary of the various conditions contained in each of the Stock Purchase Agreement between

ApolloMed and APC, the Loan Agreement between ApolloMed and AP-AMH and the Series A Preferred Stock Purchase Agreement between APC and AP-AMH. Because no Transaction will close unless all of the Transactions concurrently close, the conditions in each of the Transaction Agreements effectively are conditions to all of the Transaction Agreements.
Certain important conditions were initially required to be satisfied or waived within 60 days of the execution of the Transaction Agreements, which would have been July 9, 2019. Those conditions include:
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each of ApolloMed and APC shall have received a fairness opinion from their respective financial advisors;

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ApolloMed shall have received a commitment from a commercial financial institution obligating such financial institution to loan ApolloMed $250,000,000 on the Closing Date, which is required in order to partially fund its obligation to loan AP-AMH $545,000,000 under the Loan Agreement;

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AP-AMH shall have completed to its reasonable satisfaction its due diligence of APC in connection with its pending purchase of APC Series A Preferred shares; and

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ApolloMed and our advisors shall have completed a tax analysis of the APC Transactions, which results are satisfactory to us.

The parties informally waived the July 9, 2019 deadline pertaining to the above conditions and intend to amend the various agreements to clarify that these conditions must be satisfied or waived at or prior to closing of the APC Transactions.
On the Closing Date, when each of components of the APC Transactions will concurrently close, such closings are subject to the satisfaction or waiver of additional conditions. Many of those conditions are customary for the respective transactions, including, but not limited to, matters such as:
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representations and warranties of each party shall be true and correct as if made on the Closing Date;

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each party shall have performed and complied with all covenants, agreements, obligations and conditions;

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all consents, permits, approvals, registrations and waivers necessary to consummate the Transactions shall have been obtained;

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there is no law or order in effect that restrains, enjoins or otherwise prohibits the Transactions;

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each party has received the required closing deliverables;

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all corporate and other proceedings in connection with the Transactions and all documents incident thereto shall be reasonably satisfactory form and substance and counterpart originals, certified or other copies have been delivered; and

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there has not been a material adverse change.

In addition to the above conditions, as has been noted elsewhere in this proxy statement, no portion of the APC Transactions will close unless all of the component transactions that comprise the APC Transactions close concurrently. Accordingly, it is a condition to each of the Transactions that the parties to the other Transactions have done all that is required for them to do prior to the Closing, and that each of the parties is ready to close. Of particular significance is the requirement that ApolloMed have secured a $250,000,000 credit facility so that we are in a position on the Closing Date to loan AP-AMH the $545,000,000 it requires to purchase the APC Preferred Stock. ApolloMed has been in active negotiations with a commercial financial institution regarding this critical piece of the APC Transactions, but there is no definitive agreement as of the date of this proxy statement. Many factors will impact the outcome of these negotiations, including whether we and such financial institution can agree upon key terms and conditions, and whether the financial institution is able to assemble a syndicate of other financial institutions to participate as lenders, which is something that is entirely out of our control. There is no assurance that the credit facility financing will be consummated. If we are unable to secure that credit facility on terms acceptable to us, a critical condition to all of the APC Transactions will not be satisfied and cannot be waived. In that instance, no portion of the APC Transactions will close.
Amendments to APC Transactions Agreements
The parties anticipate that they will require or desire to amend the specific provisions in the APC Transactions Agreements on or before the Closing Date. Among the anticipated amendments are the following:
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APC will agree, by way of an amendment to the Preferred Stock Purchase Agreement, to retain a sufficient amount of the assets it receives in the APC Transactions to enable it to fund losses or deficits in that portion of its business that is not considered its Healthcare Services Business, and thereby not be prohibited from paying the Series A Dividends pursuant to California Corporations Code sections 500 et seq. on the basis of insolvency;

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APC and ApolloMed will agree that the Voting and Registration Rights Agreement will provide that the APC votes in excess of 9.99% will be voted by proxy given to ApolloMed management, and those proxy holders will cast the excess votes in the same proportion as all other votes cast on any specific proposal coming before the stockholders;

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The Stock Purchase Agreement will be amended as it relates to “Related Party Votes” to provide, in place of an outright prohibition from voting at the Special Meeting, that APC and its officers or directors who are also officers or directors of ApolloMed (i.e., the holders of Related Party Votes) will instruct the ApolloMed proxy holders to vote their shares of ApolloMed common stock in the same proportions as all other votes cast on each proposal;

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The Stock Purchase Agreement will be further amended to provide that ApolloMed’s officers or directors who are also officers or directors of APC will instruct the APC proxy holders to vote their shares of APC common stock in the same proportions as all other votes cast on each proposal that will be brought before the APC special meeting of shareholders that will be called to approve some aspects of the APC Transactions;

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“Excluded Assets,” as defined in the proposed Certificate of Determination, will be revised to clarify, in order to avoid any uncertainty or doubt, that the assets received by APC in the APC Transactions are encompassed under the term Excluded Assets; and

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In each instance where a condition precedent was to be satisfied or waived by July 9, 2019, the respective agreements will be amended to condition closing of the APC Transactions upon the satisfaction or waiver of such conditions, along with all other conditions that must be satisfied or waived at the time of Closing.

Hart-Scott-Rodino Act Compliance
The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) was adopted to provide the Federal government with the opportunity to review the potential effects on competition of certain mergers, acquisitions or other consolidations that meet the HSR Act’s size and other tests before such transactions are completed. The HSR Act requires parties to notify the Federal Trade Commission (the “FTC”) and Antitrust Division of the Department of Justice (the “DOJ”) with the filing of a “Notification and Report Form for Certain Mergers and Acquisitions” (the “HSR Notification and Report”). The HSR Notification and Report is used to alert regulators to the intent of companies to merge or otherwise combine so that such regulators can evaluate the transaction under the antitrust laws. Once the HSR Notification and Report forms have been submitted, there is a 30-day waiting period before the transaction may be completed, subject to the option of the government to extend the waiting period by making a formal request for additional information if the transaction appears to them to present anticompetitive concerns.
The HSR Act is primarily concerned with mergers and acquisitions that could raise antitrust implications, and no part of the APC Transactions involves a merger or acquisition. Following the closing of the APC Transactions, ApolloMed will not own any interest in APC, and in fact, is prohibited from doing so. However, the HSR Act requires the filing of HSR Notification and Report forms when there is a proposed purchase and sale of voting securities with a value exceeding the then-current transaction size threshold, if the parties to the transaction also exceed certain specified “size of person” thresholds based on a dollar amount of sales or assets. While the sale of APC Preferred Stock to AP-AMH did not fall under HSR Act scrutiny because the APC Preferred Stock is a non-voting security, the sale of ApolloMed Shares to APC did require compliance with the HSR Act.
Accordingly, APC and ApolloMed each filed their respective HSR Notification and Report on March 18, 2019. The 30-day waiting period expired at 11:59 p.m. Eastern Time on April 17, 2019. Neither the FTC nor the DOJ made any inquiries or requests, leaving the parties free to close the ApolloMed Private Placement when and if they otherwise are prepared to do so.
Relationship of the Parties
ApolloMed, NMM and APC, and certain of their affiliates, have existing relationships among each other before consummating the APC Transactions. These relationships involve ownership, management and business operations, which are summarized as follows:
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ApolloMed owns 100% of NMM;

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APC owns approximately 5% of ApolloMed, and APC shareholders own approximately 69% of ApolloMed;

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APC is a VIE of NMM by virtue of the MSA between the parties and the power and benefits that flow to NMM as a result of the contractual agreements between them, which deem NMM (and Apollo Med, its parent) the primary beneficiary; pursuant to this agreement APC pays a specified percentage of APC revenue to NMM for its administrative services; APC revenue is consolidated on ApolloMed’s consolidated financial statements but its net income (loss) is reflected in the statement of income as “net income attributable to noncontrolling interests”;

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ApolloMed owns no interest in APC;

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Dr. Sim is the Executive Chairman of ApolloMed, the Chairman of NMM and the Chairman of APC; he directly owns 4.6% of ApolloMed and 3.7% of APC;

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Dr. Lam is the Chief Executive Officer and a director of ApolloMed, the Chief Executive Officer and Chief Financial Officer of APC and the Chief Executive Officer and director of AP-AMH; he directly owns 4.6% of ApolloMed and 3.7% of APC;

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Dr. Young is the Chief Medical Officer of ApolloMed and the Senior Executive Vice President of APC; he directly owns 2.5% of ApolloMed and 1.9% of APC; and

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Ms. Marsh is a director of ApolloMed and the co-Chief Executive Officer of APC, although her position at APC is ceremonial; she indirectly owns 1.45% of ApolloMed and has no ownership interest in APC.

Upon completion of the APC Transactions, the relationships comprising the ownership, management and business operations of the parties and certain of their affiliates will be as follows:
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ApolloMed will remain the owner of 100% of NMM;

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APC will own approximately 33% of ApolloMed, and APC shareholders own approximately 48.7% of ApolloMed;

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APC will remain a VIE of NMM; however, much of the net income that previously was consolidated in ApolloMed’s consolidated financial statements but reflected as net income attributable to noncontrolling interests will now be paid to AP-AMH by way of the APC Series A Dividend; NMM will continue to receive a management fee from APC and will also receive an additional management fee upon completion of its management services agreement with Alpha Care Medical Group, Inc. (“ACMG”), to be effective on September 1, 2019; ACMG was acquired by APC on May 31, 2019;

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ApolloMed will continue to own no interest in APC;

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AP-AMH will own 100% of the Series A Preferred Stock of APC, which will pay a quarterly dividend based upon the net income of APC’s Health Services business;

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AP-AMH will owe ApolloMed $545,000,000, the interest on which (payable quarterly in arrears) will be paid out of the APC Series A Dividend;

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AP-AMH will hold a non-exclusive tradename license under its agreement with ApolloMed, which license fee will be payable quarterly out of the APC Series A Dividend;

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AP-AMH will receive administrative services from NMM, the fee for which will be payable out of the APC Series A Dividend;

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Dr. Sim will remain the Executive Chairman of ApolloMed, the Chairman of NMM and the Chairman of APC; he will directly own 3.3% of ApolloMed and 3.7% of APC;

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Dr. Lam will remain the Chief Executive Officer and a director of ApolloMed, the Chief Executive Officer and Chief Financial Officer of APC and the Chief Executive Officer and director of AP-AMH; he will directly own 3.3% of ApolloMed, 3.7% of APC and 100% of AP-AMH;

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Dr. Young will remain the Chief Medical Officer of ApolloMed and the Senior Executive Vice President of APC; he will directly own 1.8% of ApolloMed and 1.9% of APC; and

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Ms. Marsh will remain a director of ApolloMed and the co-Chief Executive Officer of APC; she will indirectly own 1.0% of ApolloMed and will have no ownership interest in APC.

Interests of ApolloMed Directors and Executive Officers
The primary reason the parties have entered into the various agreements that constitute the APC Transactions is to recast APC revenue and net income as it currently is consolidated on ApolloMed’s consolidated statements of income in order to permit us to more fully consolidate APC net income into our earnings and earnings per share in accordance with GAAP. None of our executive officers and directors has a direct interest in the APC Transactions or any component part thereof. To the extent any officers or directors benefit from the APC Transactions over time, that benefit will be pro rata with all other stockholders of ApolloMed and/or APC. This could include the possibility that APC could, at any time after six months following the Closing Date, distribute all or a portion of the ApolloMed Shares to its shareholders, which would include Drs. Sim, Lam and Young. There currently is no agreement, plan or understanding with respect to any future distribution to APC shareholders.
Impact of the APC Transactions on our Stockholders
The 15,015,015 ApolloMed Shares that are the subject of Proposal No. 2 represent an increase in the number of shares of our outstanding common stock of approximately 42%. The issuance of such shares will result in a reduction in the respective percentage interests of current stockholders and will have a negative impact on the voting power and liquidation value of our company.
However, as has been emphasized throughout this proxy statement, each step in the APC Transactions must be viewed as part of the whole. Accordingly, while APC’s voting power will increase following its purchase of the ApolloMed Shares, the negative impact will be minimized because APC’s voting power will be capped at 9.99%, which is an increase of approximately 4.4% over its current voting power. Nevertheless, our stockholders, other than APC, will have less power to influence significant corporate decisions requiring stockholder approval after APC’s purchase of the ApolloMed Shares.
In connection with the sale of the ApolloMed Shares to APC, we have granted APC registration rights covering the resale of those shares at any time after six months following the Closing Date. The resale of the 15,015,015 ApolloMed Shares by APC, or even the possibility that the ApolloMed Shares could be resold, could cause the market price of our common stock to decline, to the detriment of the holders of our common stock.

The issuance of such a large percentage of additional shares of common stock could also have a negative impact on our Company’s book value, market value and earnings per share. However, our purpose in undertaking the APC Transactions as a whole is to increase our consolidated earnings and earnings per share. This outcome may not occur in any particular period and could, in fact, result in a decline rather than an increase. See below for a discussion of the impact of the APC Transactions on ApolloMed’s financial statements and liquidity.
Impact of the APC Transactions on ApolloMed
Impact on Our Consolidated Financial Statements
We believe that the APC Transactions, taken as a whole, could have a material impact on our consolidated financial statements. Following the Closing Date, our balance sheet at September 30, 2019 (assuming the Closing has occurred on or before that date) will reflect bank loans of  $250,000,000 and a reduction of noncontrolling interest for the $245,000,000 to be paid to APC. It will not reflect the receipt of $300,000,000 in cash because the $300,000,000 purchase price for the ApolloMed Shares will immediately be made part of the AP-AMH Loan for the purchase of the APC Preferred Stock.
However, a significant impact of the APC Transactions will be apparent on our consolidated statements of income in periods following the Closing Date as the net income (loss) attributable to ApolloMed will include net income from APC’s Healthcare Services Business that currently is included in net income (loss) attributable to noncontrolling interests. Post-closing of the APC Transactions, the noncontrolling interest portion of APC’s operating results will be limited to net income (loss) generated from APC’s Excluded Assets from the Closing Date of the APC Transactions. We anticipate that amount will be substantially less compared to our current presentation.
As discussed elsewhere in this proxy statement (see discussion on page 25), by virtue of its relationship under, and the agreements, powers and responsibilities contained in, its management services agreement with NMM, APC is considered a VIE of NMM, our wholly-owned subsidiary. As a result, the financial results of APC are consolidated with NMM, which are, in turn, reflected in our consolidated financial statements. Under U.S. GAAP, APC and its VIEs are considered noncontrolling interests, which results in a reduction in the amount of net income attributable to our company on a consolidated basis by the amount of net income attributable to the VIEs. Similarly, if there is a net loss attributable to noncontrolling interests of ApolloMed, the negative amount is subtracted from the total amount of net income or net loss, as occurred in our first quarter of 2019. See the discussion below.
Following the closing of the APC Transactions, AP-AMH will be deemed a VIE of ApolloMed and will be consolidated with ApolloMed.
Pursuant to the APC Transactions, APC will be required to pay to AP-AMH a quarterly mandatory cumulative preferred dividend that will track APC’s Healthcare Services Business. That dividend could result in a substantial amount of APC net income being paid to AP-AMH. However, the impact on ApolloMed will be entirely dependent on APC’s Healthcare Business on a period by period basis, and the result may not always be positive. Moreover, the dividends must be declared by the APC board, and there is no assurance that the APC will regularly declare and pay the Series A Dividend. If the APC board fails to declare and pay the Series A Dividend in any period or delays the declaration or payment, neither ApolloMed nor AP-AMH will have immediate recourse to force that action. The Series A Dividends are expected to be the primary, if not the sole, source of income in AP-AMH and that, after the payments that AP-AMH is required to make to ApolloMed and NMM, AP-AMH’s annual net retained earnings will be nominal.
The dividends that AP-AMH will receive from APC will, in turn, be used to pay (i) the quarterly interest payments to us on the AP-AMH Loan; (ii) the quarterly licensing fee payable to us under the Tradename Licensing Agreement; and (iii) the payments to NMM for administrative and management services under the Administrative Services Agreement. These three payment sources, which indirectly come from APC’s net income from its Healthcare Services Business by way of the Series A Dividend distributions to AP-AMH, will be included in ApolloMed revenue and other income and net income attributable to ApolloMed on the consolidated statements of income. Depending on the results of APC’s Healthcare

Services Business in any particular period, this recasting of net income (or net loss) formerly attributable to noncontrolling interests could materially impact our earnings, earnings per share and, in turn, our P/E Ratio. That impact could be positive or negative. However, we are undertaking the APC Transactions because we believe over time the overall impact will accrue to the benefit of our Company and our stockholders.
By way of illustration: In our consolidated statement of income for the year ended December 31, 2018, we recorded total income from operations $88,432,162 and net income of  $60,267,491. However, only $10,835,002 is net income attributable to Apollo Medical Holdings, Inc. The balance of  $49,432,489 is found on our statement of income as net income attributable to noncontrolling interests. This amount reflects net income of APC and its consolidated VIEs. The result of this required accounting treatment is that, for the 2018 fiscal year, approximately 82% of the net income in our consolidated statement of income had to be excluded, resulting in significantly lower earnings, earnings per share and resulting P/E Ratio on which analysts and investors value our Company. Accordingly, had the APC Transactions been consummated, our bottom-line results for the year ended December 31, 2018 would have been substantially better than the actual results we reported.
However, a much different result occurred in the three-month period ended March 31, 2019. In that period, our consolidated statement of income reflects a total net loss of  $2,450,129 because there is a net loss attributable to noncontrolling interests of  $2,589,793 for that quarter. Had the APC Transactions been consummated and in effect, AP-AMH may not have received its Series A Dividend distribution in the first quarter of 2019, and consequently, ApolloMed and NMM would not have received the interest payment, license fee and/or management fee. As a result, the change in the character of APC’s net income or net loss resulting from the APC Transactions would, under circumstances similar to what transpired in the first quarter of 2019, cause ApolloMed’s bottom line results to be worse, rather than better. It is possible that such results would even out over a number of periods. However, timing issues may impact ApolloMed’s quarterly results and period-over-period comparisons, which could have a negative impact on how the market values our company.
Accordingly, ApolloMed cannot guarantee that the results of consummating the APC Transactions will have a positive impact in every future reporting period, or at all.
Impact on Our Liquidity
The APC Transactions have been structured primarily for the benefit of ApolloMed as a means to more fully integrate the revenue we receive from APC’s Healthcare Services Business into our consolidated earnings. However, in order to accomplish this goal, we will be entering into a material financial obligation — a credit facility in the principal amount of  $250,000,000. It is anticipated that this credit facility will be senior to other company indebtedness and will be secured by all of our assets, whether currently owned or after acquired. The proceeds from the credit facility will be loaned to AP-AMH as part of the AP-AMH Loan of  $545,000,000.
As discussed elsewhere in this proxy statement, AP-AMH will be making certain payments to ApolloMed, including interest payments on the AP-AMH Loan. But its obligation to make those payments is contingent on receipt of the APC Series A Dividend. If the APC board of directors does not declare a dividend, or if APC net income attributable to its Healthcare Services Business is minimal or APC experiences a net loss, ApolloMed may not receive any payments from AP-AMH in a particular period or may receive only a small fraction of the amounts that would generally be due under the various APC Transactions Agreements. These outcomes are completely out of the control of ApolloMed. Nevertheless, ApolloMed’s obligations to make payments on our credit facility will be ongoing, regardless of the status of payments from AP-AMH. If we do not receive sufficient payments from AP-AMH, we will be obligated to cover the credit facility interest payments, and ultimately the payoff of principal, out of other funds, the source of which could be uncertain and that may strain our resources and impact our liquidity.
Once the credit facility has been terminated and paid off in full, which we would expect will not occur for at least five years, we will continue to receive payments from AP-AMH. This situation could have a positive impact on our cash flows. The Loan Agreement provides for a 10-year loan, but it is possible, and perhaps likely, that the AP-AMH Loan would be refinanced at or before its maturity date, and therefore, it is also likely that we will continue to receive interest payments from AP-AMH for the foreseeable future. We will also continue to receive licensing fees and management fees from AP-AMH under the Tradename Licensing Agreement and the Administrative Services Agreement, respectively. Once we are no longer servicing the ApolloMed debt under our credit facility, we would expect that these AP-AMH payments will substantially enhance our cash flows from operations and financing activities.
Moreover, under the terms of the Special Purpose Shareholder Agreement between APC and AP-AMH, AP-AMH is obligated to fund any losses or deficits incurred at any time or from time to time by APC’s Healthcare Services Business, other than losses or deficits arising from “Excluded Assets,” as defined in the APC Certificate of Determination with respect to the APC Series A Preferred Stock. ApolloMed is not a party to this agreement and legally has no obligation thereunder. However, were APC to make demand upon AP-AMH to make one or more capital contributions to cover losses or deficits, it is possible that AP-AMH would be unable to do so. If that situation were to occur, the ApolloMed Board of Directors might determine that it is in the best interests of ApolloMed to fund the losses or deficits in order to protect the overall economic benefits of the APC Transactions as they continue to accrue to ApolloMed over time. There is no cap on the dollar amount of losses or deficits for which AP-AMH may be responsible. If ApolloMed were to cover AP-AMH’s obligations, we could be assuming a future liability of unknown magnitude.
Impact on Our Tax Returns
Although ApolloMed will not own the stock of AP-AMH, and Dr. Lam will have certain rights to manage and control the operations of AP-AMH, we have been advised that as a result of the limitations and restrictions imposed on Dr. Lam, as the sole shareholder, officer and director of AP-AMH, in the APC Transactions Agreements, and in particular, the Physician Shareholder Agreement, and other factors, such as the nominal amount of consideration paid by Dr. Lam for his shares in AP-AMH and the anticipated AP-AMH Loan being funded by ApolloMed to purchase the APC Preferred Stock, AP-AMH should be considered an “includible corporation” that is a member of an “affiliated group” of corporations of which ApolloMed is the “common parent,” as these terms are defined in the Internal Revenue Code. As such, AP-AMH may jointly file federal income tax returns as part of ApolloMed’s consolidated returns, in which case all of AP-AMH’s income, gain, expense, deductions and other tax items, including dividend income derived from its ownership of the Series A Preferred Stock, will be included in ApolloMed’s consolidated U.S. federal income tax returns.
Specifically, we would expect that as a result of the APC Transactions, ApolloMed’s consolidated tax returns will reflect substantially higher amounts of taxable income compared to tax returns filed prior to the APC Transactions. Prior to the merger between NMM and ApolloMed in 2017, the legacy company had a substantial amount of net operating loss carryforwards and certain other tax attributes that arose before the change of ownership effected by the merger that were subject to limitations on use after the closing of the merger. Those limitations remain in place, but we anticipate that there will be some amount of net operating loss carryforwards available to offset a portion, but far from all, of the expected increase in ApolloMed taxable income.
Independent Committee and Board Approval of the APC Transactions
In February 2019, the ApolloMed Board of Directors determined that it was in the best interests of the Company and its stockholders to establish a special committee comprised solely of independent directors to consider, explore, examine, review, evaluate, manage, oversee and make recommendations with respect to one or more transactions with APC for the purpose and effect of enhancing shareholder value, including the possible purchase by an ApolloMed affiliate of APC preferred stock and the sale by ApolloMed of its common stock to APC (the “Independent Committee”). Mitchell W. Kitayama, John Chiang, Mark Fawcett and David G. Schmidt were named to the Independent Committee, and Mr. Kitayama was designated its Chairman.
The Independent Committee was given wide latitude to consider the APC Transactions in consultation with ApolloMed management, as well as financial advisors, legal counsel, consultants and agents retained by it, at the expense of ApolloMed. The Board of Directors granted the Independent Committee the authority to exercise all the powers and authority of the full Board to the maximum extent permitted under the DGCL. In the course of its work, the Independent Committee was given full access to all books, records, financial statements, documents or other information available to ApolloMed or that could be acquired by ApolloMed that the Independent Committee might consider relevant to its duties. Further, it was accorded the full cooperation of ApolloMed’s officers, directors and employees, all of whom were directed to provide the members of the Independent Committee and their advisors, any books, records, projections and financial statements of ApolloMed and any documents, reports or studies pertaining to ApolloMed as the Independent Committee or any individual members might find useful or helpful in discharging their duties or that might be necessary, advisable or appropriate in connection with the discharge of their duties.
Having completed its consideration and evaluation of the various aspects of the APC Transactions, individually and as whole, including without limitation the AP-AMH Loan and the APC Stock Issuance, and in consultation with management and its own financial advisors, legal counsel, consultants and agents, on May 9, 2019, the Independent Committee exercised the authority granted to it to (i) recommend to the Board the approval of any agreement contemplated in connection with the APC Transactions and (ii) subject in each case to full Board approval, negotiate the terms and conditions of the definitive agreements governing the APC Transactions. The Independent Committee further expressly recommended that the Board of Directors approve the APC Transactions and the APC Transactions Agreements substantially in the forms that had been reviewed and approved by the Independent Committee and approved the offer and sale of the ApolloMed Shares to APC in the proposed ApolloMed Private Placement.
Upon receipt of the resolutions adopted by the Independent Committee on May 9, 2019, ApolloMed Board of Directors determined that it is in the best interests of the Company and our stockholders to authorize and approve the decisions of the Independent Committee to proceed to consummate the APC Transactions, subject to the various conditions that must be satisfied or waived, including, without limitation, that all of the individual transactions comprising the APC Transactions must close concurrently or none will close. The Board of Directors approved the APC Transactions and Transaction Agreements by unanimous written consent dated May 9, 2019 and directed management to seek stockholder approval of the APC Stock Issuance and the AP-AMH Loan upon the unanimous recommendation of the full Board of Directors.

RISK FACTORS
There are many risks associated with the APC Transactions. You should carefully consider the risks described below in evaluating whether to vote for the APC Stock Issuance Proposal and the AP-AMH Loan Proposal discussed herein. The risks and uncertainties described below are related to the APC Transactions and are not the only ones ApolloMed may face. We refer you to our 2018 10-K (Item 1A) and subsequent reports we may file with SEC for a discussion of the ongoing risks related to (i) our general business and operations; (ii) our growth strategy and business model; (iii) the healthcare industry, NGCAO and regulatory compliance; and (iv) ownership of our common stock. The factors below, as well as the factors set forth in our 2018 10-K and subsequent filings with SEC, should be considered in evaluating your investment in our company and in determining how you ultimately decide to vote on the APC Stock Issuance Proposal and the AP-AMH Loan Proposal.
If the conditions to any one of the APC Transactions are not satisfied or waived, none of the APC Transactions will close.
Each of the separate APC Transactions has its own conditions that must be satisfied or waived in order to close. However, each closing is conditioned upon the concurrent closing of all of the other transactions that constitute the APC Transactions, and therefore, for all practical purposes, all of the conditions in each Transaction Agreement is a condition to each other Transaction Agreement. Some of those conditions are conditions customary for the nature of the various transactions, while some are more specifically tailored to the APC Transactions. Certain of the as-yet unsatisfied conditions are described in the section entitled “Information about the APC Transactions — Conditions to Closing” on page 58 in this proxy statement. Neither ApolloMed, APC nor AP-AMH can assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the APC Transactions will not transpire or will be delayed, and the parties, particularly ApolloMed, could lose the intended benefits of the APC Transactions.
If only one of the two substantive proposals coming before the Special Meeting is approved, there will be no closing of the APC Transactions.
The APC Stock Issuance and the AP-AMH Loan are separate proposals requiring approval of our stockholders. However, because both transactions must be consummated in order for the APC Transactions to fulfill the purposes for which they have been devised, the closing of each is a condition to the closing of all of the APC Transactions. Accordingly, a vote against one proposal will, in effect, be a vote against both proposals and the APC Transactions as a whole.
If we are unable to secure a sufficiently large credit facility, the APC Transactions will fail to close.
In order for ApolloMed to be able to loan AP-AMH $545,000,000 under the Loan Agreement, it will not only need to complete the ApolloMed Private Placement by selling 15,015,015 Shares to APC for $300,000,000, it will also need to secure one or more credit facilities. At the Closing of the concurrent APC Transactions, the only cash that will flow among the parties will be the $245,000,000 we will take down from the credit facility, which we will pay to APC on behalf of AP-AMH. We have been in discussions with a commercial financial institution with respect to establishing such a credit facility, and those negotiations are ongoing. The current discussions regarding a credit agreement contemplate that financial institution would participate as administrative agent, one of several lenders, letters of credit issuer and swing line lender, while its related entity would serve as lead arranger and sole bookrunner for the contemplated senior secured credit facility. We can provide no assurance that we will be able to successfully negotiate a credit facility on terms acceptable to us or on any terms. We also cannot guarantee that the financial institution will be successful in putting together a syndicate of financial institutions willing to participate in the credit facility that is critical to the successful closing of the APC Transactions. If we are unable to secure a third-party credit facility, we will not be able to perform our obligations under the Loan Agreement, and that failure would result in the failure to close any of the APC Transactions.
AP-AMH may never be able to repay the AP-AMH Loan.
On the Closing Date for the APC Transactions, we will be loaning $545,000,000 to AP-AMH, a professional medical corporation formed in May 2019 for the purpose of participating in the APC Transactions. It is owned solely by Dr. Lam, our Chief Executive Officer. The AP-AMH Loan will mature

10 years from the Closing Date, at which time, the principal and any accrued but unpaid interest will be due and payable to us. AP-AMH is not a major corporation with meaningful revenue and there is no assurance that it will ever earn substantial revenue. Its sole source of funds to pay interest on the AP-AMH Loan will be the Series A Dividend it will receive in connection with its ownership of the APC Preferred Stock it is purchasing with the loan proceeds. There is no designated source of funds to repay the principal on our $545,000,000 loan, and it is likely that after AP-AMH makes payments to us under the various APC Transactions Agreements, its annual net retained earnings will be nominal. Accordingly, it is possible that when the AP-AMH Loan matures in 2029, AP-AMH will not have the resources to pay us $545,000,000, plus any increased principal and accrued and unpaid interest. The AP-AMH Loan will be secured by all of AP-AMH’s assets, including the APC Preferred Stock. However, we will not be able to assume ownership of the APC Preferred Stock in the event of foreclosure because, under current California law, ApolloMed is prohibited from owning an interest in a California professional corporation such as AP-AMH. As such, we may not be able to realize full value from that collateral. California’s corporate practice of medicine doctrine could be changed in the intervening years, but that is highly unlikely, and we are proceeding on the assumption that ApolloMed will never be permitted to take ownership of the APC Preferred Stock in the event AP-AMH defaults on its loan obligations to us. Accordingly, if AP-AMH is unable to pay the principal and accrued but unpaid interest at maturity, we may have no option but to cooperate in refinancing the AP-AMH Loan. It is possible that APC may never repay the AP-AMH Loan.
Whether or not AP-AMH pays us, we will be obligated to pay principal and interest on the secured senior credit facility we are entering into in order to make the AP-AMH Loan.
We have agreed to establish a credit facility with one or more commercial banks in order to have sufficient funds to loan AP-AMH $545,000,000 for its purchase of APC’s Preferred Stock. We expect to rely upon the interest payments, licensing fees and management fees we receive from AP-AMH to cover our required payments under the credit facility. However, our obligations to make interest and principal payments in accordance with the terms of that credit facility will in no way be dependent upon our receipt of payments from AP-AMH. Because AP-AMH is required to make payments to us only upon receipt of the Series A Dividend, which must first be declared by the APC board of directors, there is no assurance that we will receive payments from AP-AMH on a schedule that coincides with the timing of our payment obligations under the credit facility. Therefore, we may be required to draw upon funds from sources other than AP-AMH in order to make the necessary payments as they become due under the credit facility. We may not have sufficient funds to make those payments if we have not received payment from AP-AMH. That credit facility will be secured by all of our assets, including after acquired assets, and the lender will have the right to foreclose on the collateral if we fail to make required payments. Although we intend to make all required payments under the credit facility, there is no assurance that we will be able to do so. Therefore, we are putting our assets at risk in order to make a $545,000,000 loan that may never be repaid.
The terms of the credit agreement we will need to secure could restrict our operations, particularly our ability to respond to changes in our business or to take specified actions, and an event of default under such credit agreement could harm our business.
We will require a credit facility of approximately $250,000,000 in order to fulfill our obligation under the Loan Agreement with AP-AMH. Although we do not yet have a definitive credit agreement, any agreement we ultimately enter into would likely contain a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to take actions that may be in our best interests. Credit agreements of the nature we will need, often include covenants that, among other things, generally:
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do not allow the borrower to borrow additional amounts or additional amounts above a certain limit, or that are senior to the existing debt, without the approval of the creditor;

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require the borrower to obtain the consent of the creditor for acquisitions in excess of an agreed upon amount and/or grant security interests in newly-acquired companies;

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do not allow the borrower to dispose of assets;

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do not allow the borrower to liquidate, wind up or dissolve any of its subsidiaries without the creditor’s approval;

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do not allow the borrower to create any liens on any of its assets;

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require the borrower not to impair any security interests that the creditor has in the borrower’s assets; and

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require the borrower to meet, on an ongoing basis, specified financial covenants.

No assurances can be given that we will be able to meet any of the financial covenants in favor of a creditor, and, if we were to fail to meet any financial covenants or otherwise breach any of the covenants in the credit agreement, there would be an event of default, and we can give no assurance that a creditor would waive such default, which in turn, could result in a material adverse effect on our financial condition and ability to continue our operations.
In connection with the credit facility, the creditor will have a first priority perfected security interest over all of our assets and those of our subsidiaries, and such creditor would be able to foreclose on our assets if we default on our obligations under the credit facility and security agreement.
We are taking on a substantial financial obligation in order to make the AP-AMH Loan. If we default on our obligations to the financial institution with whom we enter into a credit agreement, the creditor will be able to exercise various remedies, including foreclosing on and selling our assets and those of our subsidiaries and using the sale proceeds to pay down our outstanding obligations. Such action would have a devastating impact on our ability to remain in business.
AP-AMH will be required to fund APC losses and deficits but may not have the funds to do so.
Pursuant to the Special Purpose Shareholder Agreement that was entered into by AP-AMH in connection with its pending purchase of APC Preferred Stock, AP-AMH has agreed that if APC incurs any losses or deficits at any time or from time to time pertaining to its Healthcare Services Assets, AP-AMH will, within 10 days following a request from APC, make one or more capital contributions to APC in an amount sufficient to cover any such losses or deficits. There is no assurance that AP-AMH will have the resources available to honor its obligation to fund those losses or deficits. Although ApolloMed is not a party to that agreement and is not a guarantor of that commitment, if AP-AMH is unable to perform its obligation to fund APC losses or deficits, the ApolloMed Board of Directors may determine that it is in the best interests of the Company and our stockholders to provide the necessary capital in order to protect the economic benefits of the APC Transactions that accrue to ApolloMed. There is no cap on the potential APC losses and deficits that AP-AMH has agreed to fund and that ApolloMed may decide it needs to backstop. Funding such losses and deficits could have a material impact on our financial results.
There may be a timing disconnect between APC achieving net income subject to the Series A Dividend, declaring and paying dividends to AP-AMH and AP-AMH’s payments to ApolloMed, and any failure to pay or late payment of dividends could materially impact our financial results.
As a public company, ApolloMed is required to report its results of operations quarterly and audit its results annually. Those results are compared to prior year periods in assessing growth and profitability and analyzing other indicators. Upon consummation of the APC Transactions, AP-AMH will be obligated to pay ApolloMed interest on the AP-AMH Loan and a tradename license fee, as well as a management fee to NMM. However, that obligation only matures if AP-AMH receives its Series A Dividend from APC. That dividend must be declared by the APC board of directors and paid thereafter, and ApolloMed has no recourse if the APC board fails to act. It is possible that AP-AMH may not regularly receive its quarterly dividend in the next succeeding quarter, and therefore, ApolloMed may not timely receive its payments from AP-AMH, if at all. If the payments are not made regularly, our quarterly results may be materially impacted, and period to period comparisons may not be informative.
If the stock price of ApolloMed common stock closes above or below the range fixed in the Stock Purchase Agreement, the agreement may be terminated, and the APC Transactions will not close.
The Stock Purchase Agreement under which ApolloMed will sell its common stock to APC provides that if at any time prior to the Closing Date, the average of the closing prices of the common stock for any five consecutive trading days is more than $23.54 or less than $15.70 (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), either APC or ApolloMed may terminate the Stock Purchase Agreement by giving written notice to the other party. The average closing stock price for a consecutive five-day period first fell below the $15.70 threshold between June 5 and June 13, 2019, and therefore, APC had, and continues to have, a right to terminate the Stock Purchase Agreement. APC has not exercised its right to terminate the Stock Purchase Agreement even though it has had the right to do so, but that decision to not terminate the agreement is not a waiver of its right to terminate the agreement at a later date, whether or not the average stock price again falls below the range set forth in the Stock Purchase Agreement. If the stock price were to trend significantly lower than its current trading prices, APC might reconsider whether it is in its best interests and that of its shareholders to proceed with closing the APC Transactions. Were APC to terminate the Stock Purchase Agreement, the APC Transactions will not close.
If APC’s shareholders do not approve the various APC Transactions, none of the APC Transactions will close.
A condition to the closing of the AP-AMH Loan Transaction, and hence of the APC Transactions as a whole, is that the shareholders of APC and AP-AMH both approve the consummation of the transactions contemplated by the APC Preferred Stock Purchase Agreement, the Apollo Stock Purchase Agreement, the Loan Agreement and other loan documents. While it is expected that Dr. Lam, the sole shareholder of AP-AMH, will approve the APC Transactions on behalf of AP-AMH, there is no guarantee that the shareholders of APC will determine that the APC Transactions are in the best interests of APC and its shareholders. As noted in the prior risk factor, it is possible that prior to the date of the APC shareholders meeting called to consider the various APC Transaction proposals, ApolloMed’s common stock may trade at prices below the $19.98 purchase price. Regardless whether the average trading price for five consecutive trading days falls below the $15.70 floor that would permit APC to terminate the Stock Purchase Agreement, it is possible that a majority of the APC shareholders could decide that APC is overpaying for the ApolloMed Shares or they may otherwise oppose the APC Transactions and will vote against the proposals. Accordingly, even if our stockholders approve both proposals being brought before the ApolloMed Special Meeting, if the APC shareholders fail to approve the APC Transactions proposals, none of the APC Transactions will close.
The impact of the APC Transactions may prove to be negative in future periods.
While the primary purpose of the APC Transactions is to enhance stockholder value in ApolloMed by more fully integrating APC net income into our bottom-line financial results, the effect of the APC Transactions may not always result in a positive outcome. As more fully discussed elsewhere in this proxy statement, the APC Transactions have been structured such that a portion of APC’s net income will be distributed to AP-AMH by way of quarterly dividends on the newly-purchased APC Preferred Stock, and those dividend payments are structured to be the sole source of funds available to pay ApolloMed note interest on the AP-AMH Loan and the tradename license fee and to pay NMM its administrative services fee. There can be no assurance that APC will have sufficient net income attributable to its Healthcare Services Business to be able to distribute to AP-AMH by way of the quarterly dividend an amount that will enable AP-AMH to make its quarterly payments to ApolloMed and NMM. This shortfall could negatively impact ApolloMed’s consolidated results. As reflected on our condensed consolidated statement of income for the three months ended March 31, 2019, APC suffered a net loss of over $2.5 million for the first quarter of 2019. Were that to occur after the completion of the APC Transactions, APC most likely would be unable to pay a dividend, or the amount of the dividend might be minimal, and AP-AMH would only be obligated to pay us to the extent of its dividend payment, if any. This shortfall could negatively impact our financial results for the period.
If there is a change in accounting principles or the interpretation thereof affecting our anticipated accounting treatment for the APC Transactions, it could impact our earnings per share.
We have entered into the APC Transactions in order to overcome an accounting issue that arises on our consolidated financial statements because our financial statements are consolidated with and include the accounts of our majority-owned subsidiaries and various non-owned affiliated physician groups that are VIEs, including APC, which consolidation is effectuated in accordance with applicable accounting rules promulgated by the Financial Accounting Standards Board (“FASB”). Although there is no indication from FASB or any other regulatory body that any accounting changes that would impact our anticipated new accounting treatment of revenue and net income that indirectly is derived from APC’s Healthcare Services Business, there is no assurance that after consummation of the APC Transactions, we could find that we are unable to treat the operating results that indirectly arise from APC’s Healthcare Services Business in the manner we contemplate. If that were to occur, there could be significant negative impacts on our consolidated statements of income that would make the consummation of the APC Transactions problematic in retrospect.
The Series A Dividends payable to AP-AMH must be declared by the APC board, and that board could fail to do so.
The APC Preferred Stock bears a mandatory cumulative preferred dividend that tracks net income in APC’s Healthcare Services Business. Nevertheless, the Series A Dividend is not due and payable until declared by the APC board of directors. The APC board might, at any time, determine it is in its best interest to cumulate the Series A Dividend indefinitely. Neither AP-AMH nor ApolloMed will have any control over the timing of APC’s board to declare the Series A Dividend. If APC does not declare and pay the Series A Dividend or is late is declaring and paying the Series A Dividend, AP-AMH will not make interest payments, tradename license fee payments or administrative services payments to ApolloMed and NMM. This failure could negatively impact our financial results for the periods in which we do not receive payments from AP-AMH.
APC may be prohibited from paying or unable to pay the Series A Dividends, including under the California Corporations Code, which could cause the APC Transactions structure to collapse.
Following the closing of the APC Transactions, certain APC assets that are not directly considered “Healthcare Services Assets” will remain in APC for the benefit of APC and its shareholders (the “Excluded Assets”). Historically, some of the Excluded Assets have suffered losses, but those losses have been offset by APC’s profitable Healthcare Services Business. In future periods, the Excluded Assets could suffer substantial losses, with little or no offset. These losses could cause APC to be deemed insolvent, and therefore APC would be prohibited from declaring and paying the Series A Dividend pursuant to Sections 500 et seq. of the California Corporations Code. In addition, if it is in default under its existing credit facility with Preferred Bank, it will be prohibited from paying the Series A Dividends. If APC is prohibited or unable to pay the Series A Dividend to AP-AMH, AP-AMH will be unable to pay to ApolloMed and NMM the interest pursuant to the Loan Agreement, the licensing fees pursuant to the Tradename Licensing Agreement and the management fees pursuant to the Administrative Services Agreement. Without those expected payments from AP-AMH, ApolloMed’s financial condition, cash flows and results of operations could be severely impaired. Moreover, if APC were forced into bankruptcy as a result of continuing losses in the Excluded Assets portion of its business, the entire structure underlying the APC Transactions would collapse, which could have an extremely negative impact on ApolloMed’s financial condition, cash flows and results of operations. In addition, in the event of an APC bankruptcy, ApolloMed would have no ability to claw back amounts paid by it in connection with the credit facility loan or otherwise.
We may have no recourse against AP-AMH if it is unable to make its payments to ApolloMed and NMM.
The payments that AP-AMH will owe to ApolloMed following the APC Transactions are structured to be paid solely out of Series A Dividends. Accordingly, if APC experiences a quarter in which it is unable to pay a Series A Dividend to AP-AMH in an amount sufficient to satisfy payments to ApolloMed and/or NMM, chooses not to declare and pay the Series A Dividend or is late in declaring and paying the Series A Dividend, AP-AMH will be relieved of its obligations under the various Transaction Agreements in the amount of the shortfall or nonpayment until it has received Series A Dividends sufficient to make the required payments. Accordingly, AP-AMH will not be in default of its various obligations to us if the Series A Dividend does not cover its obligations to us, and we may have no recourse against AP-AMH for such payments. Although we may receive the missed payments in future periods, assuming AP-AMH later receives its cumulative Series A Dividend, the timing shift could make period-to-period comparisons unreliable indicators of ApolloMed’s financial performance.

The entitlement to receive the Series A Dividend will not necessarily mean that AP-AMH will be distributing all of the net income from APC’s Healthcare Services business and assets.
The APC Series A Preferred Stock is structured as “tracking” stock, which means that it will be based on a formula tied to APC’s Healthcare Services business and not its entire business. The intent of the APC Series A Dividend is to allow APC to distribute to AP-AMH at least an amount that was earned by APC in the prior year with respect to its Healthcare Services business. The baseline amount, which will begin at $54,000,000, will be subject to an annual adjustment based on CPI increases but not decreases. However, any increase above the baseline in any year will be split 50/50 between APC and AP-AMH. Therefore, even if APC’s Healthcare Business sees extraordinary gains, of which neither APC nor any other party guarantees, only a portion of the excess above that year’s baseline amount will be payable to AP-AMH as a dividend.
Regulators could determine that the post-APC Transactions consolidated structure amounts to ApolloMed violating California’s corporate practice of medicine doctrine.
Subject to certain limited exceptions, the corporate practice of medicine doctrine has historically prevented a corporation from practicing medicine, which includes the employment of physicians, and from fee-splitting arrangements between physicians and non-physicians. The doctrine is enshrined in law to prevent the persons (including entities) who are not medically trained and licensed from exercising control over medical decisions and care. California is a corporate practice of medicine state, and we continually monitor the management of our business and operations to avoid running afoul of the prohibition. The parties to the APC Transactions have endeavored to structure the agreements among the parties and resulting outcomes of the APC Transactions as a whole such that we believe ApolloMed’s operations do not violate California’s corporate practice of medicine doctrine, including the prohibition against fee splitting arrangements. However, we cannot guarantee that third parties, including the California Medical Board, other state regulatory bodies or physicians affiliated with APC, may take a contrary position and assert that ApolloMed and its subsidiaries are engaged in the prohibited corporate practice of medicine or that such arrangements constitute unlawful fee-splitting as a result of the APC Transactions or otherwise. If this were to occur, we could be subject to civil or criminal penalties, our MSAs could be found legally invalid and unenforceable in whole or in part, and we could be required to restructure arrangements with our affiliated IPAs and medical groups. If we were required to change our operating structures due to determination that a corporate practice of medicine violation existed, such a restructuring might require revising our MSOs’ management fees and otherwise materially impact our operations and financial results.
The purchase price for the ApolloMed Private Placement is not adjustable based on the market price of our stock at the time of the closing, so the Shares issuable upon the completion of the APC Share Issuance may have a greater or lesser value than at the time the Stock Purchase Agreement was signed.
The Apollo Stock Purchase Agreement contemplates a fixed price at which APC will purchase our Shares. Any changes in the market price of our common stock before the completion of the APC Transactions will not affect the price at which APC will purchase the Shares pursuant to the Stock Purchase Agreement. Therefore, if before the completion of the APC Transactions the market price of our common stock increases from the market price calculated as of the date of the Stock Purchase Agreement, then APC could receive ApolloMed common stock with a higher value than the purchase price. On the other hand, if the trading price of our common stock falls too far below the $19.98 per share purchase price before the APC conducts its shareholders meeting, the APC shareholders could decline to approve the proposal seeking approval for the purchase of the ApolloMed Shares.
ApolloMed’s stockholders will experience immediate and substantial per share dilution upon the completion of the ApolloMed Private Placement.
Following the closing of the sale of Shares to APC, the number of shares of common stock outstanding will increase from 35,899,684 shares to 50,914,699 shares. As a consequence thereof, the shares owned by our existing stockholders, individually and as a group (excluding APC, which is an existing stockholder) will immediately represent a materially smaller percentage ownership in our company following the closing of the ApolloMed Private Placement. As a group, the non-APC affiliated stock ownership will decrease from approximately 26% to approximately 18%. Although APC itself will be restricted from voting more than 9.99% of the shares entitled to vote, the non-APC affiliated shares will nevertheless represent only a small percentage of the total votes entitled to be cast. The interests of APC and APC-affiliated stockholders could differ from those of our unaffiliated stockholders, and such stockholders alone will not have significant voting power to be able to successfully vote against matters that are perceived to be favorable to APC but perhaps not advantageous to non-affiliated stockholders.
ApolloMed could be subject to the California Finance Lenders Law as a result of the AP-AMH Loan.
Prior to the APC Transactions, we and certain of our subsidiaries and affiliates have entered into an Intercompany Loan Agreement under which we have agreed to provide a revolving loan commitment to each such affiliated entities in amounts specified in the Intercompany Loan Agreement. As of December 31, 2018, we have committed to providing revolving loans aggregating $24,250,000. The AP-AMH Loan of  $545,000,000 will be in addition to the loans we are committed to make under the Intercompany Loan Agreement. The California Finance Lenders Law (the “CFLL”), Division 9, Sections 22000-22780 of the California Financial Code, could be applied to us as a result of our various affiliate and subsidiary loans and similar arrangements, and the AP-AMH Loan. The CFLL imposes licensing requirements on all entities seeking to make or broker consumer or commercial loans in the State of California unless an exemption therefrom is applicable. Pursuant to an exemption under the CFLL, a person may make five or fewer commercial loans in a 12-month period without a CFLL licensure if the loans are “incidental” to the business of the person. This exemption, however, creates some uncertainty as to which loans could be deemed as incidental to our business. In addition, a person without a CFLL licensure may also make a single commercial loan in a 12-month period without the loan being “incidental” to such person’s business but this single-loan exemption is currently set to expire on January 1, 2022. If the California Department of Business Oversight were to take the position that the loans we have made do not fall within an available exemption from the finance lenders licensing requirement, we could be subject to regulatory action that could impair our ability to continue to operate and may have a material adverse effect on our profitability and business as we currently do not hold a CFLL license.
We may be deemed an investment company, which could impose on us burdensome compliance requirements and restrict our activities.
Under the Investment Company Act of 1940, as amended (the “1940 Act”), and absent an applicable exemption, a company will generally be deemed an investment company under section 3(a)(1)(C) of the 1940 Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. It is anticipated that the AP-AMH Loan will comprise a significant portion of ApolloMed’s total unconsolidated assets. Accordingly, a determination that the AP-AMH Loan is an investment security could result in our being an investment company under the 1940 Act and becoming subject to the registration and other requirements of the 1940 Act, unless we qualify for an applicable exemption.
The rules and interpretations of the SEC and the courts relating to the definition of  “investment company,” “investment securities,” and potential applicable exemptions are complex. Following the closing of the APC Transactions, we intend to continue to conduct our business activities to ensure that we do not fall within the 1940 Act’s definitions of  “investment company” under applicable SEC and court interpretations or in a manner that we qualify under one of the exemptions or exclusions provided by the 1940 Act. However, we can provide no assurance that the SEC or a court would not take the position that ApolloMed would be required to register under the 1940 Act and comply with the 1940 Act’s registration and reporting requirements, capital structure requirements, affiliate transaction restrictions, conflict of interest rules, requirements for disinterested directors and other substantive provisions. If we were to become an “investment company” and be subject to the restrictions of the 1940 Act, those restrictions would likely require changes in the way we do business and add significant administrative burdens to our operations. To ensure that we do not fall within the 1940 Act, we may need to take various actions which we might otherwise not pursue. These actions may include restructuring the Company and/or modifying our mixture of assets and income.

The ApolloMed Common Stock could be delisted from The Nasdaq Capital Market if ApolloMed does not comply with Nasdaq’s listing standards.
The APC Transactions, taken as a whole, are complex. We have attempted to obtain guidance from Nasdaq regarding all marketplace rules that may be implicated in bringing the APC Transactions to fruition. However, if we have over-looked one or more issues and therefore have not brought them to Nasdaq’s attention, it is possible that we may inadvertently violate one or more marketplace rules that the APC Transactions implicate. While we do not believe that will occur, if we fail to get appropriate stockholder approval or to follow other marketplace rules, Nasdaq could determine to delist the ApolloMed common stock from The Nasdaq Capital Market. If our common stock were delisted for any reason, it could reduce the value of the ApolloMed common stock and the liquidity of those shares. Delisting could also adversely affect our ability to obtain financing for the continuation of our operations, or to use our common stock in future transactions, such as acquisitions or strategic alliances.

THE SPECIAL MEETING
This proxy statement is being provided to our stockholders in connection with the solicitation of proxies by the management of ApolloMed to be voted at the Special Meeting, including any adjournment or postponement thereof.
Date, Time, Place and Purpose
The Special Meeting will be held at 10:00 a.m. Pacific Daylight Time, on August 27, 2019, in the third floor Ballroom at our corporate headquarters located at 1668 South Garfield Avenue, Alhambra, California. Stockholders are being asked to consider and vote upon the APC Stock Issuance Proposal, the AP-AMH Loan Proposal and the Adjournment Proposal, if it is needed.
We know of no specific matter to be brought before the Special Meeting that is not referred to in the Notice of Special Meeting of Stockholders dated July 31, 2019. If any such matter properly comes before the Special Meeting, the proxy holders will vote proxies in accordance with their judgment.
Record Date; Issued and Outstanding Shares; and Shares Entitled to Vote
The Board of Directors selected July 18, 2019 as the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, we had 35,899,684 shares of common stock issued and outstanding, according to the records maintained by our transfer agent. Each share of common stock is entitled to one vote on each matter that will come before the Special Meeting. As of the Record Date, 1,111,111 shares of our Series A preferred stock and 555,555 shares of our Series B preferred stock are held by NMM. As a result of a reverse merger between ApolloMed and NMM completed in December 2017, NMM became and remains a wholly-owned subsidiary of the Company, and their shares of Series A and B preferred stock are no longer considered to be outstanding shares. Pursuant to the Delaware General Corporation Law, such shares of preferred stock will neither be entitled to vote, nor be counted for quorum purposes, at the Special Meeting.
APC and certain ApolloMed/APC affiliates will instruct the proxy holders to allocate the Related Party Votes (representing approximately 18% of the shares entitled to vote at the Special Meeting) in the same proportion as all other votes cast by non-affiliated stockholders. Therefore, while the Related Party Votes will be treated as votes cast on each proposal, the ultimate outcome of each proposal will be decided by our non-affiliated stockholders.
Quorum
A quorum is the presence in person or by proxy of the holders of a majority of the outstanding capital stock entitled to vote as of the Record Date July 18, 2019. Based on 35,899,684 shares of common stock outstanding, we need at least 17,949,843 shares present in person or by proxy in order to hold the Special Meeting.
Delivery of Proxy Materials
In accordance with rules adopted by the SEC, we have elected to deliver our proxy materials for the Special Meeting, including this Proxy Statement and a proxy card for the Special Meeting, to our stockholders by mail or, if a stockholder has previously agreed, by e-mail. Accordingly, we expect to mail or, to stockholders who have agreed, e-mail this Proxy Statement and proxy card to our stockholders on or about August 1, 2019. If you would like to receive our proxy materials for future meetings of our stockholders by e-mail rather than by mail, you may submit such consent to electronic delivery by writing to the attention of our Corporate Secretary at the address of our principal executive offices.

In addition, we are also making all of our proxy materials for the Special Meeting available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of our proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on August 27, 2019:

This proxy statement is available at https://materials.proxyvote.com.

You may request and receive a paper or email copy of our proxy materials relating to the Special Meeting free of charge by emailing sendmaterial@proxyvote.com or by calling 1-800-579-1639, or by visiting www.proxyvote.com.

Attending the Special Meeting in Person
Only registered holders of our common stock and holders of a valid legal proxy for the Special Meeting at the close of business on July 18, 2019 are entitled to attend the Special Meeting, subject to the expectation that our executive officers and directors who are also APC affiliates may be in attendance, even though they are not entitled to vote. Each stockholder must be prepared to present a government-issued photo identification, such as a driver’s license or passport, for admission. If you are not a stockholder of record but hold shares in the name of a broker, bank or other holder of record, you must be prepared to provide proof of beneficial ownership as of July 18, 2019, such as a brokerage or bank statement, copy of voting instructions form provided by your broker, bank, trustee or nominee or other similar evidence of ownership.
Voting Procedures
The voting process is different depending on whether you are a record (registered) or non-record (beneficial) stockholder:
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You are a record (registered) stockholder if your name appears on your share certificate;

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You are a non-record (beneficial) stockholder if your shares are held on your behalf by a bank, trust company, securities broker, trustee or other nominee or intermediary. This means the shares are registered in your intermediary’s name, and you are the beneficial owner. Most stockholders are non-record (beneficial) stockholders.

Beneficial Owners (Street Name Holders)
If you are a non-record (beneficial) stockholder, your intermediary will send you a voting instruction form or proxy form with this proxy statement. This form will instruct your intermediary how to vote your shares at the Special Meeting on your behalf. You should carefully follow the instructions provided by your intermediary and contact your intermediary promptly if you need help.
If you do not intend to attend the Special Meeting and vote in person, mark your voting instructions on the voting instruction form or proxy form, sign it, and return it as instructed by your intermediary. Your intermediary may have also provided you with the option of voting by telephone or fax or through the Internet. Make sure you do so by the time deadline stated in the instructions to ensure that your votes are counted.
If you wish to vote in person at the Special Meeting, follow the instructions provided by your intermediary. Your intermediary may have also provided you with the option of appointing yourself or someone else to attend and vote on your behalf at the Special Meeting. When you arrive at the Special Meeting, please register with the inspector of elections.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on August 26, 2019.
Record (registered) stockholders
If you are a record (registered) stockholder, a proxy card is enclosed with this proxy statement to enable you to vote, or to appoint a proxy holder to vote on your behalf, at the Special Meeting.
Whether or not you plan to attend the Special Meeting, you may vote your shares by proxy by any one of the following methods:
By Internet:   You may vote by submitting a proxy over the Internet. Please refer to the proxy card for instructions of how to vote by Internet. Internet proxy voting allows you to vote your shares of common stock online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
By Telephone:   Stockholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form provided or made available to you and following the instructions contained therein.
By Mail:   If you received proxy materials by mail, you may vote by submitting a proxy by mail by marking, dating, signing and returning the accompanying proxy card.
Internet and telephone voting for stockholders of record and beneficial owners (street name holders) will be available 24 hours per day and will close at 11:59 p.m. Eastern Daylight Time on August 26, 2019. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting. To vote in person, you may come to the Special Meeting, and we will provide you with a ballot when you arrive. The ballot submitted at the Special Meeting would supersede any prior vote. If you are a beneficial owner of shares, you must also obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Special Meeting.
Vote Required
Approval of both the AP-AMH Loan Proposal and the APC Stock Issuance Proposal require the affirmative vote of at least a majority of the votes cast by holders of our common stock present in person or by proxy and entitled to vote at the Special Meeting, assuming a quorum is present. If a vote is required on the Adjournment Proposal, it too will require a majority of the votes cast. Each of these matters is considered a “non-routine” matter, and therefore, your broker, bank, trustee or other nominee will not have discretion to cast your votes without your instructions.
Because certain officers and directors of APC are ApolloMed stockholders, as well as ApolloMed officers and directors, and APC itself is our largest stockholder and a party to the APC Transactions, we have made special arrangements regarding voting of the ApolloMed shares held by APC and those officers and directors: The ApolloMed shares of common stock held by APC and its officers and directors who are also officers and/or directors of ApolloMed, which we refer to in this proxy statement as the Related Party Votes, may be counted towards establishing the presence of a quorum and voted at the Special Meeting. However, the holders of the Related Party Votes, totaling 6,522,305 shares and representing approximately 18% of the outstanding shares entitled to vote at the Special Meeting, will instruct the proxy holders to cast their respective votes on each proposal in the same proportion as all other votes cast. All other directors, officers or other affiliates of APC who are also ApolloMed stockholders, totaling 9,777,945 shares and representing approximately 27% of the outstanding shares of common stock entitled to vote at the Special Meeting, will be entitled to vote their shares of common stock in accordance with their own judgment. There are no agreements or understandings among any of these APC affiliates as to how they will vote on the proposals coming before the stockholders at the Special Meeting. Therefore, while the Related Party Votes will be treated as votes cast on each proposal, the ultimate outcome on each proposal will be decided by our non-affiliated stockholders.

The proxy card gives discretionary authority to proxy holders to vote as the proxy holders see fit with respect to amendments or variations to the proposal identified in the Notice of Special Meeting or other matters that may come before the Special Meeting whether or not the amendment, variation or other matter that comes before the Special Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Special Meeting is contested.
As of the date of this proxy statement, the ApolloMed Board is not aware of any such amendments, variations or other matters to come before the Special Meeting. However, if any such changes that are not currently known to the Board should properly come before the Special Meeting, the shares of common stock represented by your proxy holders will be voted in accordance with the judgment of the proxy holders.
Tabulation of Votes
ApolloMed will have a representative of Broadridge Financial Solutions appointed as the inspector of elections for the ApolloMed Special Meeting to tabulate the affirmative and negative votes, broker non-votes and abstentions.
Stockholder List
A list of our stockholders of record as of the Record Date entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting during ordinary business hours at our corporate headquarters located at 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801, for a period of 10 days prior to the Special Meeting, as well as at the Special Meeting.
Proxy Solicitation
We are soliciting the votes and will bear all expenses of soliciting proxies. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.
Change of Vote and Revocation of Proxies
If you are a non-record (beneficial) stockholder, you can revoke your prior voting instructions by providing new instructions on a voting instruction form or proxy form with a later date, or at a later time in the case of voting through the Internet or by telephone. Otherwise, contact your broker, bank, trustee or other nominee if you want to revoke your proxy or change your voting instructions, or if you change your mind and want to vote in person. Any new voting instructions given to intermediaries in connection with the revocation of proxies must be received in sufficient time to allow intermediaries to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on August 26, 2019.
If you are a record (registered) stockholder, you may revoke any proxy that you have given until the time of the Special Meeting by voting again over the Internet or by telephone as instructed above, by signing and dating a new proxy card and submitting it as instructed above, by giving written notice of such revocation to our Corporate Secretary at our address, by revoking it in person at the Special Meeting, or by voting by ballot at the Special Meeting. If you choose to submit a proxy multiple times whether over the Internet or by mail, or a combination thereof, only your latest vote, not revoked and received prior to 11:59 p.m. Eastern Daylight Time on August 26, 2019 will be counted. A record (registered) stockholder participating in person, in a vote by ballot at the Special Meeting, will automatically revoke any proxy previously given by that stockholder regarding business considered by that vote. However, attendance at the Special Meeting by a registered stockholder who has voted by proxy does not alone revoke such proxy.
ApolloMed’s Auditors
Representatives of BDO are not expected to be present at the Special Meeting and accordingly will not make any statement or be available to respond to any questions.

PROPOSAL NO. 1
THE AP-AMH LOAN PROPOSAL
(ApolloMed’s Commitment to Loan $545,000,000 to AP-AMH)
Overview
At the Special Meeting, you will be asked to consider and vote upon the AP-AMH Loan Proposal. This proposal concerns our commitment to loan $545,000,000 to AP-AMH pursuant to the Loan Agreement, together with its accompanying Note and Security Agreement. The AP-AMH Loan is an integral part of the APC Transactions. In accordance with the Loan Agreement, and assuming all of the conditions to our obligation to perform are satisfied, including receipt of the stockholder approval we seek by this Proposal No. 1, we will loan AP-AMH an aggregate of  $545,000,000. Funding for the AP-AMH Loan will come from two sources: (i) $245,000,000 from the senior secured credit facility; and (ii) the remaining $300,000,000 from the sale of ApolloMed Shares to APC in the ApolloMed Private Placement. We will pay the $245,000,000 in cash from the credit facility to APC on behalf of AP-AMH and will offset the $300,000,000 gross proceeds from the sale of the common stock to APC against the balance of the purchase price of APC’s Preferred Stock as part of the AP-AMH Loan transaction.
The AP-AMH Loan will be represented by a Note, secured by all of the assets of AP-AMH, bearing interest at 10% per annum, payable quarterly in arrears, and principal maturing in 10 years. See page 41 to review the terms of the Loan Agreement, the Note and the Security Agreement in greater detail. The $545,000,000 in loan proceeds will finance AP-AMH’s purchase of 1,000,000 shares of APC Series A Preferred Stock at $545 per share. As discussed earlier in this proxy statement, the Series A Dividend, if and to the extent it is distributed to AP-AMH, will be the sole source of funding of AP-AMH’s payment obligations to ApolloMed and NMM under the Loan Agreement, the Tradename License Agreement and the Administrative Services Agreement. There are risks associated with the AP-AMH Loan, and you are encouraged to review the Risk Factors related thereto in the Risk Factor section of this proxy statement beginning on page 67.
AP-AMH, a professional medical corporation, was formed for the purpose of facilitating the APC Transactions. Prior to the consummation of the APC Transactions, ApolloMed has no direct relationship with AP-AMH. However, Dr. Lam, Chief Executive Officer and a member of the Board of both ApolloMed and NMM, is also the Chief Executive Officer, a director and the sole stockholder of AP-AMH. Dr. Lam’s ability to exercise rights typical of legal and beneficial ownership of stock in a corporation are severely limited by the terms of the Physician Shareholder Agreement he executed on May 10, 2019 as part of the APC Transactions Agreements. In addition, at ApolloMed’s direction, he can be forced to either sell his ownership in AP-AMH for $100 or, alternatively, AP-AMH must issue additional shares to a designee of ApolloMed such that the designated party would own at least 51% of the outstanding shares. Dr. Lam has no direct interest in the AP-AMH Loan or any other portion of the APC Transactions, other than possible impacts he may experience from time to time pro rata with other stockholders of ApolloMed and/or APC.
Reasons to Seek Stockholder Approval
Although there is no specific federal or state statute or rule mandating that we obtain stockholder approval of the loan we have agreed to make to AP-AMH, in connection with various APC Transactions Agreements, ApolloMed agreed to obtain stockholder approval of the AP-AMH Loan. In addition, we determined that, under the auspices of  “best practices,” it is prudent to provide a detailed explanation of both the ApolloMed Private Placement and the AP-AMH Loan, including the risks inherent in the individual transactions and the APC Transactions as a whole, and thereafter to give the non-affiliated ApolloMed stockholders the ability to consider and vote upon each of the components of the APC Transactions that directly involve ApolloMed, including the AP-AMH Loan.
Use of Loan Funds
AP-AMH will use the loan proceeds to purchase 1,000,000 shares of APC Preferred Stock at $545 per share. APC, as the issuer of the preferred stock, will receive $245,000,000 in cash from ApolloMed’s draw down of its credit facility, and the balance of  $300,000,000 will be netted against APC’s purchase of the

ApolloMed Shares. The mandatory cumulative Series A Dividend, which will equal to a portion of the net income derived from APC’s Healthcare Services Business, will be the source of payment of the quarterly interest due on the AP-AMH Loan, as well as the quarterly payments owed to us under the tradename license and the NMM Administrative Services Agreement.
The Proposal
Stockholder approval of this Proposal No. 1 will grant ApolloMed the ability to make the $545,000,000 loan to AP-AMH. See Schedule I for the text of the proposal resolution.
Potential Adverse Effects — Impact of the Proposal on ApolloMed and our Existing Stockholders
As has been emphasized throughout this proxy statement, each of the pieces of the APC Transactions must be considered as part of the whole. Given that the loan of  $545,000,000 to AP-AMH will only take place if all of the APC Transactions concurrently close, the impact the Loan Transaction cannot be assessed in a vacuum. See pages 62 and 63 for a discussion of the potential adverse effects of the entire series of APC Transactions on ApolloMed and our stockholders.
Interests of Certain Persons in the AP-AMH Loan
AP-AMH was incorporated in May 2019 to facilitate the execution and future operation of the APC Transactions. Dr. Thomas Lam is the sole shareholder of AP-AMH and is its chief executive officer and director. However, he has no interest in the AP-AMH Loan or in the APC Series A Preferred Stock to be purchased with the loan proceeds. To the extent he benefits in the future from the APC Transactions as a whole, he will benefit pro rata with all other ApolloMed and/or APC stockholders.
Consequences If We Fail to Obtain Stockholder Approval
As discussed elsewhere in this proxy statement, each of the steps of the APC Transactions is conditioned upon the concurrent closing of the other steps of the APC Transactions. Accordingly, if our stockholders do not approve the AP-AMH Loan, you will effectively be voting against consummation of the APC Transactions.
The failure to close the APC Transactions, which will be the direct result if our stockholders do not approve the AP-AMH Loan Proposal, will, in turn, mean that APC’s net income, as it is currently presented on our consolidated statements of income, will continue to be reflected as “net income attributable to noncontrolling interests.” Therefore, our presentation of our consolidated results of operations will not be modified in future periods to reflect any benefit from APC’s net income in our earnings and earnings per share.
Vote Required, Treatment of Related Party Votes and Board Recommendation
Proposal No. 1 must receive a “FOR” vote from the holders of a majority of the shares of common stock that are cast in person or by proxy on Proposal No. 1 at the Special Meeting. Abstentions and broker non-votes will not be counted toward the vote total for the proposal and therefore will have no effect on the outcome of the proposal. APC, its officers, directors and other affiliates, who collectively own 6,522,305 shares of common stock (representing approximately 18% of the outstanding common stock entitled to vote) have agreed to instruct the proxy holders to vote their respective shares in the same proportion as all other votes cast on this Proposal No. 1, which means that the unaffiliated stockholders will control the final outcome. Shares represented by executed proxies that do not indicate a vote “FOR,” “AGAINST” or “ABSTAIN” will be voted by the proxy holders “FOR” the adoption of the resolution. If you own shares through a bank, broker, trustee, nominee or other intermediary, you must instruct the holder of record how to vote in order for them to vote your shares of common stock on this Proposal No. 1.

Even if you vote “FOR” Proposal No. 1, a vote “AGAINST” Proposal No. 2 will have the same effect as a vote “AGAINST” Proposal No. 1 since we must get stockholder approval of both Proposal Nos. 1 and 2.
Upon the recommendation of the Independent Committee of the Board of Directors, the Board unanimously approved the loan of  $545,000,000 to AP-AMH, determined that the AP-AMH Loan Proposal is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal No. 1.

PROPOSAL NO. 2 —
THE APC STOCK ISSUANCE PROPOSAL
(Issuance of our Common Stock to APC)
Overview
At the Special Meeting, you will be asked to consider and vote upon the APC Stock Issuance Proposal. This proposal arises out of the pending issuance of 15,015,015 shares of our common stock to APC pursuant to the Stock Purchase Agreement, which is an integral part of the APC Transactions. Upon consummation of the transactions contemplated by the Stock Purchase Agreement, APC will effectively pay ApolloMed $300,000,000 for the ApolloMed Shares, which we will, in turn, apply toward our commitment to loan AP-AMH $545,000,000 pursuant to the Loan Agreement. AP-AMH will then pay APC $545,000,000 to purchase 1,000,000 shares of APC Series A Preferred Stock. APC’s purchase of the ApolloMed Shares will be a transaction netted against AP-AMH’s purchase of the APC Preferred Stock.
After the concurrent Closing of all of the APC Transactions, APC will have increased its ownership interest in ApolloMed from approximately 5% to approximately 33% of our outstanding shares. APC currently is our largest stockholder and after the Closing, it will own 16,790,574 shares of our common stock, which would represent a controlling interest in our Company, but for APC’s agreement under the Voting and Registration Rights Agreement that will limit its voting power to 9.99%. That represents an increase of less than 5% over its pre-transaction voting power. APC will grant a proxy to ApolloMed’s management to vote any excess shares in the identical proportion to all other votes cast on each matter. APC is also restricted from transferring or assigning its common stock, other than to underwriters, dealers or agents who will sell the shares on a national securities exchange, to persons who will have total voting power no greater than 9.99% or who enter into an agreement with us to limit voting power to 9.99%.
Need for Stockholder Approval
Our common stock is listed on the Nasdaq Capital Market and as such, we are subject to the marketplace rules of the Nasdaq Stock Market governing listing requirements and corporate governance, including the requirement that listed companies obtain stockholder approval for certain transactions. The transactions described in the Stock Purchase Agreement between us and APC trigger the requirement for stockholder approval under Nasdaq Marketplace Rule 5635(b), its “change of control” rule.
Nasdaq Marketplace Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer. Nasdaq has generally taken the position that any issuance that results in an investor or group of investors obtaining a 20% or greater interest or a right to acquire that interest on a post-transaction basis, and that ownership position would be the largest position in the company, would be presumed to be a change of control. Nasdaq has advised us that it considers APC’s pending purchase of 15,015,015 shares of our common stock to constitute a change of control that would require stockholder approval, despite the fact that APC will be prohibited from voting more than 9.99% on any matter that comes before the stockholders of our company.
Accordingly, we are asking for your approval to issue the ApolloMed Shares to APC in order to ensure that we are in compliance with Nasdaq Marketplace Rule 5635(b), its change of control rule. However, we and the other parties to the APC Transactions have been careful to structure the APC Transactions so that APC will not have significantly more voting power than it has today as our largest stockholder. Although APC will have a meaningful number of voting shares, it will not be able to control future decisions of our stockholders without substantial support of the rest of our stockholder base.
Use of Proceeds
We will use the proceeds from the sale of the ApolloMed Shares to APC to partially fund the $545,000,000 AP-AMH Loan that we will be making to AP-AMH pursuant to the Loan Agreement. Because of the interrelated nature of the APC Transactions as a whole, we will not receive a cash payment from APC. Instead, the $300,000,000 purchase price will remain in the hands of APC for the benefit of AP-AMH’s obligation to pay APC $545,000,000 for the APC Preferred Stock. Our financial statements will nevertheless reflect the payment of  $300,000,000 for the purchase of 15,015,015 shares of our common stock by APC.

The Proposal
Stockholder approval of this Proposal No. 2 will constitute stockholder approval for purposes of Nasdaq Marketplace Rule 5635(b). In approving Proposal No. 2, you, our stockholders, will be granting us consent to issue the Shares to APC, which will then own approximately 33% of our outstanding shares of common stock after the issuance of the shares in the ApolloMed Private Placement. As discussed elsewhere in this proxy statement, although APC will technically be increasing its share ownership above the 20% threshold at which Nasdaq presumes a change of control will result, the Voting and Registration Rights Agreement, which will be executed and delivered on the Closing Date, will restrict APC’s right (or that of any transferee) to vote more than 9.99% of the shares entitled to vote. Consequently, APC’s voting control will only increase by approximately 4.4%. That contractual provision was included to protect our stockholders from APC acquiring outsized voting influence despite its central role in our overall goal of being able to more fully integrate APC’s net income on our consolidated statements of income. See Schedule I for the text of the proposal resolution.
Potential Adverse Effects — Impact of the Proposal on ApolloMed and our Existing Stockholders
As has been emphasized throughout this proxy statement, each of the pieces of the APC Transactions must be considered as part of the whole. Given that the sale of the ApolloMed Shares to APC will only take place if all of the APC Transactions concurrently close, the impact of this stock issuance cannot be assessed in a vacuum. See pages 62 and 63 for a discussion of the potential adverse effects of the entire series of APC Transactions on ApolloMed and our stockholders.
Interests of Certain Persons in the APC Stock Issuance Proposal
Drs. Sim, Lam and Young are executive officers of ApolloMed and, Drs. Sim and Lam are also members of the Board of Directors. They are also executive officers of APC, and Drs. Sim and Lam serve on the APC board of directors. All three executives are stockholders of ApolloMed and APC. Despite these positions in the two parties to the purchase and sale of the ApolloMed Shares to APC, none of our affiliate officers and directors have a direct interest in the sale to APC of 15,015,015 shares of our common stock. There are no agreements or understandings between APC and our affiliated officers and directors regarding APC’s future disposition of its ApolloMed Shares. However, at any time after the passage of six months from the Closing Date, APC will have the ability to elect to distribute all or a portion of the ApolloMed Shares to its shareholders, which would include Drs. Lam, Sim and Young, who would be entitled to their pro rata share of any such distribution. There currently is no agreement, plan or understanding with respect to any future distribution to APC shareholders.
Consequences If We Fail to Obtain Stockholder Approval
As discussed elsewhere in this proxy statement, each of the steps of the APC Transactions is conditioned upon the concurrent closing of all of the other steps of the APC Transactions. If our stockholders do not approve the APC Stock Issuance Proposal, we will be unable to sell the ApolloMed Shares to APC because we would be in violation of Nasdaq Marketplace Rule 5635(b). A vote against the proposal will, in effect, be a vote against consummating the APC Transactions as a whole.
From a practical standpoint, if we cannot sell the ApolloMed Shares to APC, we will not have access to the $300,000,000 purchase price, the proceeds of which are intended to fund more than half of the $545,000,000 AP-AMH Loan, and we therefore would not be able to honor our commitment to make the AP-AMH Loan. That would mean that AP-AMH would be unable to purchase the APC Preferred Stock and therefore, AP-AMH would not receive dividend distributions that it would then use to make payments to ApolloMed. Consequently, the failure to approve Proposal No. 2 will mean that no portion of the APC Transactions will close.
The failure to close the APC Transactions, which will be the direct result if our stockholders do not approve the APC Stock Issuance Proposal, will, in turn, mean that APC’s net income, as it is currently presented on our consolidated statements of income, will continue to be reflected as “net income attributable to noncontrolling interests.” Therefore, our presentation of our consolidated results of operations will not be modified in future periods to reflect any benefit from APC’s net income in our earnings and earnings per share.

Vote Required, Treatment of Related Party Votes and Recommendation of the ApolloMed Board of Directors
Proposal No. 2 must receive a “FOR” vote from the holders of a majority of the shares of common stock that are cast in person or by proxy on Proposal No. 2 at the Special Meeting. Abstentions and broker non-votes will not be counted toward the vote total for the proposal and therefore will have no effect on the outcome of the proposal. APC, its officers, directors and other affiliates, who collectively own 6,522,305 shares of common stock (representing approximately 18% of the outstanding common stock) have agreed to instruct the proxy holders to vote their respective shares in the same proportion as all other votes cast on this Proposal No. 2, which means that the unaffiliated stockholders will control the final outcome. Shares represented by executed proxies that do not indicate a vote “FOR,” “AGAINST” or “ABSTAIN” will be voted by the proxy holders “FOR” the adoption of the resolution. If you own shares through a bank, broker, trustee, nominee or other intermediary, you must instruct the holder of record how to vote in order for them to vote your shares of common stock on this Proposal No. 2.
Even if you vote “FOR” Proposal No. 2, a vote “AGAINST” Proposal No. 1 will have the same effect as a vote “AGAINST” Proposal No. 2 since we must get stockholder approval of both Proposal Nos. 1 and 2.
Upon the recommendation of the Independent Committee of the Board of Directors, the Board unanimously approved the sale of the ApolloMed Shares to APC, determined that the APC Stock Issuance Proposal is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal No. 2.

PROPOSAL NO. 3 —
THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow ApolloMed’s Board of Directors to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the AP-AMH Loan Proposal (Proposal No. 1) and/or the APC Stock Issuance Proposal (Proposal No. 2) presented at the Special Meeting. If it is necessary to continue, adjourn or postpone the Special Meeting, no notice of the continued, adjourned or postponed meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is continued, adjourned or postponed, so long as the meeting is continued, adjourned or postponed for 30 days or less and no new record date is fixed for the continued, adjourned or postponed meeting. If the Special Meeting is adjourned for more than 30 days after the date for which the Special Meeting was originally noticed or if a new record date is fixed for the adjourned meeting, a new notice of meeting will be sent to stockholders entitled to vote at that newly-scheduled meeting.
In the Adjournment Proposal, ApolloMed is asking its stockholders to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of granting discretionary authority to ApolloMed’s Board of Directors to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If ApolloMed’s stockholders approve the Adjournment Proposal, ApolloMed could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from ApolloMed stockholders who have previously voted.
At the continued, adjourned or postponed Special Meeting, we may transact any business that might have been transacted at the original Special Meeting.
Vote Required for Approval
Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our common stock entitled to vote that are present in person or represented by proxy at the Special Meeting.
Recommendation of the ApolloMed Board of Directors
The Board of Directors unanimously recommends a vote “FOR” this Proposal No. 3 (the “Adjournment Proposal”).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the shares of our common stock as of July 18, 2019 and following the issuance of the ApolloMed Shares to APC by:
•
each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•
the executive officers named in the “summary compensation table” set forth in our definitive proxy statement for our June 17, 2019 Annual Meeting of Stockholders and our current directors; and

•
all of our executive officers and directors as a group.

Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o Apollo Medical Holdings, Inc., 1668 South Garfield Avenue, Second Floor, Alhambra, CA 91801.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The applicable percentage ownership is based on 35,899,684 shares of common stock outstanding on July 18, 2019 and 50,914,699 shares after the issuance of the Shares to APC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 18, 2019 (that is, by September 16, 2019). We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
As a result of a reverse merger between Apollo Medical Holdings, Inc. and NMM completed in December 2017, NMM became and is our wholly-owned subsidiary. Pursuant to instructions to Item 403 of Regulation S-K, all shares of our Series A preferred stock and all shares of our Series B preferred stock, which are currently held by NMM, are excluded from our outstanding securities. Therefore, the only class of our equity securities outstanding as of July 18, 2019 is our common stock.
[See Table on Following Page]

	Shares Beneficially Owned
	Before the APC Shares Issuance		After the APC Stock Issuance
Name of Beneficial Owner	Number of Shares	Percent of Class	Number of Shares(1)	Percent of Class
5% and Greater Stockholders
Allied Physicians of California, A Professional Medical Corporation 1668 South Garfield Avenue, 2nd Floor Alhambra, CA 91801	1,985,634(2)	5.50%	17,000,649	33.25%
Lakhi Sakhrani, M.D. 333 South Garfield Avenue, Suite H Alhambra, CA 91801	1,834,318(3)	5.08	1,834,318	3.59
Directors and Named Executive Officers
Kenneth Sim, M.D.	1,852,978(4)	5.13	1,852,978	3.63
Thomas S. Lam, M.D.	1,852,833(5)	5.13	1,852,833	3.63
Albert Young, M.D.	1,019,283(6)	2.83	1,019,283	2.00
Adrian Vazquez, M.D.	610,567(7)	1.70	610,567	1.20
Hing Ang	37,593	*	37,593	*
Eric Chin	3,639	*	3,639	*
Linda Marsh	582,581(8)	1.62	582,581	1.14
David G. Schmidt	83,750(9)	*	83,750	*
Mark Fawcett	48,750(10)	*	48,750	*
Mitchell W. Kitayama	3,750(11)	*	3,750	*
Michael F. Eng	3,750(11)	*	3,750	*
Ernest A. Bates, M.D.	3,750(11)	*	3,750	*
Li Yu	3,750(11)	*	3,750	*
John Chiang	100	*	100	*
All Executive Officers and Directors as a Group (14 Persons)	6,107,074(12)	16.68	6,107,074	11.83

*
Less than 1%.

(1)
Footnotes applicable to Before the APC Stock Issuance apply as well to After the APC Stock Issuance.

(2)
Includes 210,074 shares of common stock subject to warrants that are exercisable within 60 days of July 18, 2019. Under applicable accounting rules, APC is a variable interest entity of NMM.

(3)
Includes 193,270 shares of common stock subject to warrants that are exercisable within 60 days of July 18, 2019.

(4)
Includes 195,300 shares of common stock subject to warrants that are exercisable within 60 days of July 18, 2019.

(5)
Includes 195,293 shares of common stock subject to warrants that are exercisable within 60 days of July 18, 2019.

(6)
Includes 107,837 shares of common stock subject to options that are exercisable within 60 days of July 18, 2019.

(7)
Includes 4,826 shares of common stock subject to options that are exercisable within 60 days of July 18, 2019.

(8)
Includes 62,500 shares of common stock subject to options that are exercisable within 60 days of July 18, 2019 and 520,081 shares of our common stock held by Alliance Apex, LLC. Ms. Marsh is the sole manager and sole member of Alliance Apex, LLC.

(9)
Includes 83,750 shares of common stock subject to options that are exercisable within 60 days of July 18, 2019.

(10)
Includes 38,750 shares of common stock subject to options that are exercisable within 60 days of July 18, 2019 but does not include 800,000 shares of our common stock held by NNA of Nevada, Inc. (“NNA”). Mr. Fawcett is the Senior Vice President and Treasurer of Fresenius Medical Care Holdings, Inc. (“FMCH”), the parent corporation of NNA.

(11)
Includes 3,750 shares of common stock subject to options that are exercisable within 60 days of July 18, 2019.

(12)
Includes all of the shares identified in notes supra 2 through 11.

WHERE YOU CAN FIND MORE INFORMATION
ApolloMed files annual, quarterly and special reports, proxy statements and other information with SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains a website that contains reports, proxy statements and other information that ApolloMed files electronically with SEC. The address of that website is www.sec.gov. You may also obtain copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the period ended March 31, 2019, our Current Report on Form 8-K in which we reported entering into the various APC Transactions Agreements and these proxy materials on our website, the address for which is www.apollomed.net. Any such documents or reports will be furnished without charge upon written or oral request as follows:
Apollo Medical Holdings, Inc.
1668 South Garfield Avenue, Second Floor
Alhambra, CA 91801
Attn: Corporate Secretary
Telephone: (626) 282-0288
Email: Eric.Chin@nmm.cc
PROXY SOLICITATION
The ApolloMed Board of Directors is soliciting proxies from our stockholders for the Special Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.
HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another shareholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing to Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, Second Floor, Alhambra, California 91801, Attention: Corporate Secretary, and we will deliver a separate copy to you promptly.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The independent registered public accounting firm that audits ApolloMed’s financial statements is BDO USA, LLP, whose offices are located at 515 South Flower Street, 47th Floor, Los Angeles, CA 90071. No representative from BDO will be present at the Special Meeting, so there will be no statement made by our auditors and no opportunity to ask questions of our auditors.
The transfer agent and registrar for ApolloMed’s common stock is Pacific Stock Transfer Company, which is located at 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

OTHER MATTERS
If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the ApolloMed Board, the designated proxy holders intend to vote the shares represented by the proxies appointing them on such matters in their judgment and the authority to do so is included in the proxy.
Under Delaware law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 30 days later than the date set for the original meeting, a new notice must be given. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors will fix a new record date for notice of such adjourned meeting in accordance with Section 213 of the DGCL and will give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

SCHEDULE I
AP-AMH LOAN RESOLUTION
(Proposal No. 1)
RESOLVED THAT:
The stockholders of Apollo Medical Holdings, Inc. hereby authorize and approve the consummation of the $545,000,000 loan to AP-AMH Medical Corporation, a California professional corporation, whose chief executive officer, director and sole shareholder is the Chief Executive Officer, a director and a stockholder of this corporation.
APC STOCK ISSUANCE RESOLUTION
(Proposal No. 2)
RESOLVED THAT:
In connection with the consummation of the “APC Transactions” as a whole, the stockholders of Apollo Medical Holdings, Inc. hereby authorize and approve the issuance of 15,015,015 shares of the Company’s Common Stock to Allied Physicians of California, a Professional Medical Corporation, pursuant to that certain Stock Purchase Agreement dated May 10, 2019 for purposes of complying with Nasdaq Marketplace Rule 5635(b), which requires stockholder approval for a stock issuance or series of issuances that will, or could, result in a change of control.
S-1

apollomed

Directions for 2019 Annual Meeting of Stockholders

Valley Blvd.
Atlantic Blvd.
S.Garfield Ave.
INTERSTATE
CALIFORNIA
10
N
Pasadena
Alhambra
Los Angeles
Downey
Gardena
Compton
Manhattan Beach
Norwalk
Cerritos
Harbor
Long Beach
ORANGE COUNTY

Freeway Direction
I-10 E / I-10W
Exit Garfield Avenue

Parking

apollomed Directions for 2019 Special Meeting of Stockholders Location: 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801 Date and Time: Tuesday, August27, 2019 at 10:00 a.m. Pacific Daylight Time Parking may be limited at this location on the respective date. Attendees may not bring large packages or other materials that could pose a safety or disruption hazard (e.g., fireworks, banners, signs, noisemakers, horns, confetti, etc.). In order to be admitted to the event, you must present government issued photo identification and proof of ownership. Please see page 4 of this proxy statement for more information regarding admission requirements.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:   The Notice and Proxy Statement is/are available at www.proxyvote.com.
APOLLO MEDICAL HOLDINGS, INC. Special Meeting of Stockholders August 27, 2019, 10:00 a.m., Pacific Daylight Time
This proxy is solicited by the Board of Directors
The undersigned, revoking any previous proxies relating to these shares, hereby appoints Hing Ang and Eric Chin and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Apollo Medical Holdings, Inc. (the “Company”) registered in the name provided in this proxy which the undersigned is entitled to vote at the special meeting of stockholders of the Company, to be held at 10:00 a.m., Pacific Daylight Time, on Tuesday, August 27, 2019, at the Company’s offices at 1668 S. Garfield Avenue, Third Floor (Ballroom), Alhambra, California 91801, and at any adjournment or postponement of the meeting (the “Special Meeting”), with all the powers the undersigned would have if personally present at the meeting. The undersigned hereby authorizes and instructs each of said attorneys and proxies to vote on Proposals 1, 2 and 3 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business as may properly come before the Special Meeting. Without limiting the general authorization given by this proxy, if the undersigned signs and returns this proxy but does not specify how the proxy is to be voted, all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting will be voted in accordance with the recommendations of the Board of Directors as follows:
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THIS PROXY, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.
Continued and to be signed on reverse side

APOLLO MEDICAL HOLDINGS, INC. 1668 S. GARFIELD AVENUE, 2ND FLOOR ALHAMBRA, CA 91801
VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicated that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage pre-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors of the Company (the “Board of Directors”) recommends that you vote FOR Proposals 1, 2 and 3.
For	Against	Abstain

1.
To approve the Company making a loan of  $545,000,000 to AP-AMH Medical Corporation, a California Professional Medical Corporation (“AP-AMH”) pursuant to the Loan Agreement dated May 10, 2019 between the Company and AP-AMH.

☐	☐	☐

2.
To approve the issuance of 15,015,015 shares of the Company’s Common Stock to Allied Physicians of California, a Professional Medical Corporation (“APC”), pursuant to the Stock Purchase Agreement dated May 10, 2019 between the Company and APC.

☐	☐	☐

3.
To approve an adjournment of the special meeting of stockholders of Apollo Medical Holdings, Inc. from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of Proposal No. 1 and/or Proposal No. 2.

☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on any such other business that may properly be presented before the Special Meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date